Exhibit 10.11
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([...***...]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
A G R E E M E N T
          This Agreement (“Agreement”) is entered into as of July 21, 2008 by Tampa Electric Company (“Tampa Electric”), a Florida corporation having its principal place of business at 702 N Franklin Street, Tampa, Florida, and United Maritime Group, LLC (“United”), U.S. United Barge Line, LLC (“United Barge”), U.S. United Ocean Services, LLC (“United Ocean”), each a Florida limited liability company having its principal place of business at 702 N Franklin Street, Tampa, Florida and U.S. United Bulk Terminal, LLC (“United Terminal”), a Louisiana limited liability company having its principal place of business at 14537 Highway 15, Davant, Louisiana.
RECITALS
          A. Tampa Electric, for a six year period beginning January 1, 2009, desires to obtain reliable and safe transportation and storage for coal and other solid fuel that it will use at its Big Bend station and Polk station (Unit 1) power generating plants, from places and ports located within the United States (and, principally, from places and ports located on the Mississippi River and its tributaries) and elsewhere to its Big Bend marine cargo terminal located near Tampa, Florida.
          B. United, United Barge, United Terminal and United Ocean own, operate or otherwise control a fleet of barges, a storage and trans-loading terminal along the Mississippi River located at Davant, Louisiana and a fleet of ocean-going vessels, all of which are capable of providing the resources necessary to deliver safely, timely and reliably the coal and other solid fuel in the quantities, and upon the schedule, sufficient to satisfy the transportation and storage requirements of Tampa Electric under this Agreement.
          C. Tampa Electric desires to enter into a partial requirements contract with United, United Barge, United Terminal and United Ocean to obtain transportation, storage and other services and United, United Barge, United Terminal and United Ocean desire to provide such transportation, storage and other services, as set forth in this Agreement.
          NOW THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tampa Electric and United, United Barge, United Terminal and United Ocean agree as follows:
     1. DEFINITIONS
          The following terms shall have the meanings set forth below:
          “Applicable Waterways” means the Mississippi, Illinois, Ohio, Tennessee, Green, Big Sandy, Kanawha, Kaskaskia and Monongahela Rivers and their navigable tributaries.
          “Bankrupt” or “Bankruptcy” means with respect to any entity:
          (1) is dissolved, wound-up or liquidated (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition for the benefit of its creditors; (4) institutes or has instituted against it, a proceeding seeking a judgment of insolvency or bankruptcy or any similar relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation which is not dismissed, discharged, stayed or restrained in each case within sixty (60) days of the institution or presentation thereof; (5) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets and the same has not been dismissed, discharged or stayed within sixty (60) days after such appointment; (6) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter.

          “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101 et seq. entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.
          “Barge Loading Date” has the meaning set forth in Section 3.4.
          “Big Bend Terminal” means the marine terminal, at Tampa Electric’s Big Bend power generating station, at which United’s barges and vessels will be discharged.
          “Business Day” means each Day on which banks are open for business in Tampa, Florida that is not a Saturday, Sunday or a Federal Reserve Holiday.
          “Cargo” means dry bulk fuel commodities such as coal and petroleum coke.
          “Completed Ton” has the meaning set forth in Section 2.1.1.
          “Constructive Placement” means, as to a barge on the Applicable Waterways, that the barge has been positioned at a river dock or terminal (including, but not limited to, the UBT Terminal), and all required steps have been taken to make the barge available for loading or discharge, whether or not such barge is actually at its berth.
          “Daily Report” has the meaning set forth in Section 3.7.1.
          “Day” means a day of 24 hours commencing at 00:00 hours and ending at 23:59 hours.
          “Dispute Resolution” means the procedures set forth in Section 14.
          “Domestic Ocean Service” has the meaning set forth in Section 2.1.1.
          “Environmental Laws” means any and all past, present and future municipal, state, provincial, federal, national and international law, statute, treaty, directive, decision, judgment, award, regulation, decree, rule, code of practice, guidance, order, direction, consent, authorization, permit, or similar requirement, approval, or standard of the relevant jurisdiction concerning environmental, natural resources, health or safety matters (including, but not limited to, the clean-up standards and practices for Hazardous Materials) in buildings, equipment, soil, sub-surface strata, air, indoor air, surface water, ground water, seas or rivers.

          “Excess Ocean Quantity” has the meaning set forth in Section 5.3.6(ii).
          “Excess River Quantity” has the meaning set forth in Section 3.3.6(ii).
          “FAS Cargo” has the meaning set forth in Section 2.1.3.
          “FIO” means “free in and out” which, in the context of this Agreement, means that, except for loading and discharging at the UBT Terminal, the costs of loading and discharging are not to be borne by United, while customary port charges such as line handling, tug boats and dockage are to be for United’s account.
          “First Notice” has the meaning set forth in Section 3.6.
          “Force Majeure” has the meaning set forth in Section 12.1.
          “Foreign Ocean Service” has the meaning set forth in Section 2.1.1.
          “Free Time” means the period of time to make and keep the barge on the Applicable Waterways or the vessel available for loading or discharging before demurrage or despatch begins to accrue pursuant to the terms of this Agreement.
          “Hazardous Materials” shall mean any and all dangerous substances, hazardous substances, toxic substances, radioactive substances, hazardous wastes, special wastes, controlled wastes, oils, petroleum and petroleum products, hazardous chemicals, pollutants, contaminants, including, without limitation, any material, the exposure to or the possession, presence, use, management, handling, generation, manufacture, production, storage, treatment, release, threatened release, discharge, disposal, transportation, remediation, cleanup, abatement or removal of which is prohibited, controlled or regulated in any manner under any Environmental Law, and any other materials which may be harmful to human health or the environment and which are or may be at any time during the term of this Agreement regulated or controlled under any Environmental Law in any of the jurisdictions in which the business has been or is being operated.

          “Interest Rate” means, with respect to any payment, the interest rate applicable to true-up adjustments under the retail fuel clause as authorized by the Florida Public Service Commission applicable on the date a payment is made.
          “Laytime” means the period of time used by the barge or vessel in making itself available to load or discharge that, subject to the terms of this Agreement, counts in determining whether demurrage or despatch has been incurred.
          “Letter(s) of Credit” shall mean one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least A- from S&P or A3 from Moody’s, in a form substantially similar to Attachment K. Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit.
          “Letter of Credit Default” has the meaning set forth in Section 22.1.
          “Month” means a calendar month.
          “Moody’s” means Moody’s Investor Services, Inc. or its successor.
          “Notice of Readiness” means a notice by United to Tampa Electric or its designated agent that a vessel providing Trans-Gulf Ocean Service, Domestic Ocean Service or Foreign Ocean Service has arrived at the port or berth, as the case may be, and is ready to load or discharge subject to the terms and conditions of this Agreement and the rules of the applicable terminal.
          “Ocean Forecast” has the meaning set forth in Section 5.3.1.
          “Ocean Shortfall Payment” has the meaning set forth in Section 2.2.1.
          “Ocean Update” has the meaning set forth in Section 5.3.2(i).
          “Operating Entities” has the meaning set forth in Section 22.
          “Operational Dispute” has the meaning set forth in Section 14.2.2.

          “Planned Maintenance Periods” has the meaning set forth in Section 5.3.1(ii).
          “Prior Agreement” has the meaning set forth in Section 2.2.4(i).
          “Rates” has the meaning set forth in Section 7.
          “River Deficit” has the meaning set forth in section 3.3.5.
          “River Forecast” has the meaning set forth in Section 3.3.1.
          “River Service” has the meaning set forth in Section 2.1.1.
          “River Shortfall Payment” has the meaning set forth in Section 2.2.1.
          “River Update” has the meaning set forth in Section 3.3.2(i).
          “S&P” means Standard & Poor’s Rating group (a division of McGraw Hill Inc.) or its successor.
          “Second Notice” has the meaning set forth in Section 3.6.
          “Service Segment” has the meaning set forth in Section 2.1.1.
          “Shortfall Payments” has the meaning set forth in Section 2.2.1.
          “Tampa Electric” means Tampa Electric Company.
          “Tampa Electric Indemnitee” has the meaning set forth in Section 16.1.
          “Term” has the meaning set forth in Section 10.
          “Terminaling Service” has the meaning set forth in Section 2.1.1.
          “Terminaling Shortfall Payment” has the meaning set forth in Section 2.2.1.
          “Ton” and “Tonnage” means or refers to a short ton of 2000 pounds avoirdupois.
          “Trans-Gulf Ocean Service” has the meaning set forth in Section 2.1.1.

          “UBT Rules” has the meaning set forth in section 4.12.
          “UBT Terminal” means the storage and trans-loading facility at Davant, Louisiana owned, operated or otherwise controlled by United.
          “United” means United Maritime Group, LLC.
          “United Barge” means U.S. United Barge Line, LLC.
          “United Ocean” means U.S. United Ocean Services, LLC.
          “United Terminal” means U.S. United Bulk Terminal, LLC.
          “Vessel Loading Date” has the meaning set forth in section 5.4(iv).
          “Weekly Report” has the meaning set forth in Section 3.7.2.
          “Year” means a calendar year beginning at 00:00 hours on January 1 and ending at 23:59 hours on December 31.
Unless the context otherwise requires: (1) Words singular and plural in number shall be deemed to include both singular and plural and pronouns having masculine or feminine gender shall be deemed to include both masculine and feminine. (2) Any reference in this Agreement to any entity includes its successors and permitted assigns and, in the case of any government agency, any entity succeeding to its functions and capacities. (3) A reference to a specific time for the performance of an obligation is a reference to that time in the place where that obligation will be performed. (4) A reference to the words “hereof,” “herein,” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. (5) If any payment hereunder would occur on a Day which is not a Business Day, then such payment, unless otherwise expressly provided for herein, shall occur on the next following Business Day. (6) All uses of “include” or “including” shall be deemed to be followed by “without limitation.” (7) All references to a law, rule, or regulation mean that law, rule, or regulation as amended, modified, or supplemented, if applicable. (8) Any definition of one part of speech of a word, such as definition of the noun form of that word, shall have a comparable meaning when used as a different part of speech, such as the verb form of that word and other grammatical forms of defined words or phrases, if initially capitalized, have corresponding meanings. (8) Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings. In the event of a conflict or inconsistency between this Agreement and any Attachment, the provisions of this Agreement shall take precedence.
     2. SERVICES AND CARGO OFFERINGS
     2.1 Service Requirements
     2.1.1 Service Segments; Completed Tons
          Subject to the terms, conditions and limitations set forth in this Agreement, United shall provide the following services (each a “Service Segment”):
          “River Service” — placement of barges for loading Cargo at locations designated by Tampa Electric on the Applicable Waterways, transportation of the Cargo to, and the placement of the barges at, the UBT Terminal, and other services to be provided by United in connection with such transportation and berthing as set forth in this Agreement.
          “Terminaling Service” — discharging of Cargo delivered to the UBT Terminal, storage, handling and blending thereof at the UBT Terminal, together with other services to be provided at the UBT Terminal, and loading Cargo on board vessels for transportation to Big Bend Terminal as set forth in this Agreement. The performance of similar services by United described in this paragraph at other terminals or places shall be included in the term “Terminaling Service.”
          “Trans-Gulf Ocean Service” — placement of vessels at the UBT Terminal for loading Cargo FIO, transportation thereof to the Big Bend Terminal, and other services to be provided in connection with such transportation as set forth in this Agreement.
          “Domestic Ocean Service” — placement of vessels at any United States location (other than the UBT Terminal) for loading Cargo FIO, transportation thereof to the UBT Terminal or Big Bend Terminal, and other services to be provided in connection with such transportation as set forth in this Agreement.

          “Foreign Ocean Service” — placement of vessels at any foreign location outside the United States for loading of Cargo FIO, transportation thereof to the UBT Terminal or the Big Bend Terminal, and other services to be provided in connection with such transportation as set forth in this Agreement.
          Each of the Service Segments requires certain actions be completed by United throughout the Term for these services to be considered executed or completed. In any Month during the Term, (i) the River Service is considered as completed as to each Ton of Cargo aboard a barge upon Constructive Placement of such barge for unloading by United at the UBT Terminal, (ii) the Terminaling Service and the Trans-Gulf Ocean Service are considered as completed as to each Ton of Cargo upon complete discharge of the vessel at the Big Bend Terminal or other terminal if so directed by Tampa Electric, and (iii) Foreign Ocean Service or Domestic Ocean Service are considered as completed as to each Ton of Cargo upon the giving of a valid Notice of Readiness of a vessel for unloading by United at the UBT Terminal or upon complete discharge at the Big Bend Terminal or other terminal, if so directed by Tampa Electric. Each Ton of Cargo for which the River Service, the Terminaling Service and the Trans-Gulf Ocean Service has been completed shall be a “Completed Ton”. United may invoice Tampa Electric pursuant to Section 7 only for Completed Tons. For the avoidance of doubt, Cargo that remains at the UBT Terminal or has not yet been completely discharged at the Big Bend Terminal or other terminal, if so directed by Tampa Electric, shall not be considered as “Completed Tons,” except for the River Service.
     2.1.2 United’s Service Requirements
          (i) United enters into this Agreement as a principal (and not as an agent) and, subject to the terms, conditions and limitations set forth in this Agreement, shall provide transportation, storage and other services described in this Agreement for all the Service Segments described in Section 2.1.1 above, and perform its other obligations under this Agreement. Each of United Barge, United Terminal and United Ocean is entering into this Agreement as a party and, with United, also is responsible for performing the obligations (i) set forth in the applicable Service Segment during the Term of this Agreement: United Barge as to River Service, United Terminal as to the Terminaling Service and United Ocean as to the Trans-Gulf Ocean Service, the Domestic Ocean Service and, if agreed, the Foreign Ocean Service, and

(ii) as otherwise set forth in this Agreement, all subject to the terms, conditions and limitations set forth in this Agreement. In the provisions of this Agreement, that are specific to a particular Service Segment, the term “United” shall include United Maritime Group, LLC and the relevant United entity. For example, as to Section 3, the term “United” shall include both United Maritime Group, LLC and United Barge. In the provisions of this Agreement that are not Service Segment specific, the term “United” shall include United Maritime Group, LLC, United Barge, United Terminal and United Ocean. For example (and without limiting the generality of the foregoing statement), as to Sections 14 and 17, all four entities, United Maritime Group, LLC, United Barge, United Terminal and United Ocean, are bound to arbitrate pursuant to Section 14.2.1 and all shall have the limits of liability set forth in Section 17.
          (ii) Except as provided in this Agreement, Tampa Electric shall provide all Cargo requiring domestic waterborne transportation to United and, as applicable, to United Barge, United Terminal and United Ocean. United shall transport, store and provide such other services as are described in this Agreement for all such Cargo.
     2.1.3 Applicable Waterways FAS Cargo
          Tampa Electric may provide for domestic transportation by another Applicable Waterway carrier up to [...***...] Tons, plus one per cent (1%), of Cargo per Year originating at the Lone Eagle or Cora Docks (such Cargo shall be called “FAS Cargo”). If, under the contract with the Cargo supplier or the other carrier, a quantity of Cargo is carried forward to the next contract year, Tampa Electric has the right to provide the quantity that is carried forward to the next year to the other carrier, in addition to the [...***...] Tons of Cargo, plus one per cent (1%). Notwithstanding Tampa Electric’s carry-forward right or the one per cent (1%) margin, Tampa Electric shall not provide to another carrier more than [...***...] Tons of FAS Cargo during the Term of this Agreement, except as set forth in this Agreement, e.g., pursuant to Sections 2.1.4, 3.3.5(i) and 12.2.
     2.1.4 Additional Applicable Waterways Cargo
          If, in any Year during the Term, Tampa Electric requires Cargo transportation on the Applicable Waterways in excess of (i) [...***...] Tons in 2009, [...***...] Tons in 2010 or [...***...] in each of the Years 2011 through 2014, plus (ii) the FAS Cargo, then Tampa Electric shall have the right, but not the obligation, to transport up to twenty percent (20%) of the excess with another Applicable Waterways carrier (or carriers), which amounts shall be deemed FAS Cargo for all purposes hereunder, except for the quantity and origin limitations in Section 2.1.3 above. Tampa Electric shall provide eighty percent (80%), and may provide up to one hundred percent (100%), of the excess to United and United agrees to transport such Cargo at the Rates specified in this Agreement.
     2.1.5 Completed Tons Cap
          Tampa Electric shall not be obliged to provide Cargo to United, nor shall United be obligated to provide services to Tampa Electric, in any Year during the Term hereof for Cargo in excess of [...***...] Completed Tons in any Service Segment.
     2.1.6 Domestic Ocean Service
          Tampa Electric is obligated to provide and United is obligated to carry Cargo in the Domestic Ocean Service. Any Ton of Cargo provided by Tampa Electric in any Year for Domestic Ocean Service and transported by United during such Year, shall be deemed a Completed Ton for the Trans-Gulf Ocean Service.
     2.1.7 Foreign Ocean Service
          Tampa Electric is not obligated to provide and United is not obligated to carry Cargo in Foreign Ocean Service, but Tampa Electric and United may do so upon mutual written agreement. Any Ton of Cargo provided by Tampa Electric in any Year for Foreign Ocean Service and transported by United during such Year, shall be deemed a Completed Ton for the Trans-Gulf Ocean Service.
     2.1.8 Domestic Non-Waterborne Cargo
          Nothing in this Agreement will be construed to restrict or limit in any way the right of Tampa Electric to utilize rail, truck or other domestic non-water-borne means of transporting Cargo.
     2.2 Tampa Electric’s Failure to Provide Cargo
     2.2.1 Minimum Quantities

          Subject to Tampa Electric’s carry-forward right under Section 2.2.3 below and the adjustments set forth in Section 2.2.4 below, to the extent Tampa Electric fails, for reasons other than Force Majeure or United’s act or omission or as otherwise permitted under this Agreement, to provide Cargo in the quantities set forth below, then Tampa Electric shall pay United a “River Shortfall Payment,” a “Terminaling Shortfall Payment” or an “Ocean Shortfall Payment,” as applicable (together referred to as the “Shortfall Payments”):
          (i) Tampa Electric shall provide, in the River Service, at least [...***...] Completed Tons in Year 2009, at least [...***...] Completed Tons in Year 2010 and at least [...***...] Completed Tons in each of the Years 2011 through 2014.
          (ii) Tampa Electric shall provide, in the Terminaling Service, at least [...***...] Completed Tons in Year 2009, at least [...***...] Completed Tons in Year 2010 and at least [...***...] Completed Tons in each of the Years 2011 through 2014.
          (iii) Tampa Electric shall provide, in the Trans-Gulf Ocean Service, at least [...***...] Completed Tons in Year 2009, at least [...***...] Completed Tons in Year 2010 and at least [...***...] Completed Tons for each of the Years 2011 through 2014.
          In determining the number of Completed Tons for the purpose of this Section 2.2, there shall be included as Completed Tons those quantities of Cargo, which under various provisions in this Agreement, are deemed Completed Tons. See, e.g., without limitation, Sections 2.1.1, 2.1.6, 2.1.7, 2.2.4, 3.3.5(i), 5.3.5(i), 7.1 and 12.2.
     2.2.2 Shortfall Payments
          The rates for Shortfall Payments shall be as follows:
          (i) The River Shortfall Payment for all of 2009 shall be $[...***...] per Ton. For 2010-2014, the River Shortfall Payment shall be increased or reduced in accordance with the adjustment provisions set forth in Attachment J.
          (ii) The Terminaling Shortfall Payment for all of 2009 shall be $[...***...] per Ton. For 2010-2014, the Terminaling Shortfall Payment shall be increased or reduced in accordance with the adjustment provisions set forth in Attachment J.

          (iii) The Ocean Shortfall Payment for all of 2009 shall be $[...***...] per Ton. For 2010-2014, the Ocean Shortfall Payment shall be increased or reduced in accordance with the adjustment provisions set forth in Attachment J.
          United’s right to Shortfall Payments under this paragraph shall be United’s sole and exclusive remedy for Tampa Electric’s failure to provide to United the quantity of Cargo set forth in Section 2.2.1.
     2.2.3 Carry Forward Rights
          If, during a Year, Tampa Electric fails to provide the quantities of Cargo, as set forth in Section 2.2.1 and is not excused by Force Majeure, United’s act or omission or otherwise is excused from doing so under the terms of this Agreement, Tampa Electric shall have the right, but not the obligation, to make up the shortfall for each of the River Service, Terminaling Service and Trans-Gulf Service by providing such shortfall during the following Year, provided such carry-forward rights shall be limited to (i) seven and one half per cent (7.5%) for Year 2009 and (ii) five per cent (5.0%) for each of Years 2010 through 2013. There shall be no carry-forward right for Year 2014, the last Year of the Agreement Term. Tampa Electric shall not have to make any Shortfall Payments for Tons carried forward under this Section 2.2.3. United shall invoice the quantities of Cargo carried forward under this Section 2.2.3 at the Rates in effect at the time at which the quantities become Completed Tons under Section 2.1.1.
     2.2.4 Adjustments
          There are two adjustments that are to be made in calculating the Completed Tons in Years 2009 and 2014:
          (i) As to Year 2009, Completed Tons shall be increased by adding any Cargo Tons tendered by Tampa Electric in each service segment under the Amended and Restated Transportation Storage and Transfer Agreement dated as of July 1, 2005 (and expiring on December 31, 2008) (“Prior Agreement”) that become Completed Tons after December 31, 2008. Tampa Electric shall compensate United for its services in connection with such quantities at the applicable Rates specified in this Agreement.

          (ii) If the Term of this Agreement is not extended past December 31, 2014, the number of Completed Tons for Year 2014 shall be increased as of midnight on December 31, 2014 as follows:
          a) In determining whether a River Shortfall Payment is due, by including the Tons of Cargo which are on board the river barges on the Applicable Waterways, at the UBT Terminal or at another terminal pursuant to Section 4.11.
          b) In determining whether a Terminaling Shortfall Payment is due, by including the Tons of Cargo which are on board the vessels in the Trans-Gulf Ocean Service that are bound for the UBT Terminal or to another terminal pursuant to Section 4.11.
          c) In determining whether an Ocean Shortfall Payment is due, by including the Tons of Cargo which are on board the vessels in the Trans-Gulf Ocean Service, Domestic Ocean Service or the Foreign Ocean Service that are bound for Big Bend Terminal.
          Notwithstanding the inclusion of certain Tons as Completed Tons in 2014, as described in this paragraph, Tampa Electric shall compensate United for its services in connection with those certain Tons at the applicable Rates in effect and, as escalated, for the first calendar quarter of 2015 only as and when they become Completed Tons pursuant to Section 2.1.1.
     2.2.5 Settlement of Shortfall Payments
          Within thirty (30) Days following the end of each Year during the Term, United shall submit a statement showing the number of Completed Tons in each Service Segment for that Year and indicating whether any Shortfall Payments are due in that Year. United shall provide Tampa Electric with a proposed calculation with sufficient detail and documentation to enable Tampa Electric to review and independently verify such amount(s). Such calculation shall presume that Tampa Electric will carry forward the amounts of Cargo in the manner set forth in Section 2.2.3 above necessary to minimize or eliminate any Shortfall Payments, unless Tampa Electric, within thirty (30) Days of receipt of United’s proposed calculation, notifies United that it wishes to carry forward a lesser amount. If United’s calculation shows that any Shortfall Payments are due from Tampa Electric, United, in addition, will provide an invoice for such amount(s) to Tampa Electric. Tampa Electric shall pay any undisputed amount within thirty (30) Days following the receipt of such invoice calculation and supporting documents. Tampa Electric and United shall make good faith efforts to reconcile any disputed amount, or refer the dispute(s) to Dispute Resolution pursuant to Section 14 with any payment ultimately due to be paid together with interest at the Interest Rate.
     3. RIVER SERVICE
          United agrees to provide sufficient river towboats and hopper barges for transporting the Cargo as required by Tampa Electric under this Agreement from ports or places on the Applicable Waterways to the UBT Terminal (the towboats and barges presently within United’s control are listed in Attachment B).
     3.1 Towboat and Barge Fleet
          United warrants that it owns one hundred percent (100%) of the ownership interests of United Barge. United Barge owns, controls or operates a fleet of river towboats and hopper barges, which United warrants is sufficient in kind and quantity to permit United to meet the transportation requirements of Tampa Electric and to satisfy its obligations, as set forth in this Agreement. United shall cause United Barge to meet United’s obligations to Tampa Electric as set forth in this Agreement for the Term of this Agreement.
     3.2 Representations and Warranties
          United and United Barge, at the inception of this Agreement and throughout its Term, warrant that the river towboats and hopper barges owned, operated or otherwise controlled by United Barge are and shall be suitable for the intended trade and, together with their equipment, shall be clean, free of debris and foreign material and in good running order and repair, ordinary wear and tear excepted, with all required eligibility, certificates, inspections and regulatory approvals necessary for carriage of Cargo in the River Service.
     3.3 River Scheduling
     3.3.1 River Forecast
          No later than on October 1 of each Year, Tampa Electric shall notify United of the estimated quantity of Cargo that Tampa Electric plans to provide to United in the River Service during each Month in the succeeding Year (“River Forecast”). Those Monthly estimates will be ratable, that is, fairly evenly spread over the Year, except those Monthly estimates may take into account seasonal variations in Tampa Electric’s Cargo needs and certain other expected events, such as but not limited to, planned generating plant outages and planned inventory needs at the generating plants prior to hurricane season. All of those Monthly estimates shall be within a range equal to fifteen per cent (15%) higher or lower than the average of the twelve Monthly estimates contained in the River Forecast. With the River Forecast, Tampa Electric shall provide United with the then known information or its best estimate, for each Month, as to the Applicable Waterways loading terminals, Cargo quantities and Cargo suppliers.
     3.3.2 River Forecast Updates
          (i) Each Month of the Year beginning in November of the Year prior to the Year in question, Tampa Electric shall update the River Forecast (“River Update”). The River Update shall specify the quantity of cargo, without limitation, for each remaining Month in the Year in question. For the avoidance of doubt, the River Update for each of November, December and January shall include Tampa Electric’s estimate of the cargo quantity for each of the twelve Months for the Year in question.
          (ii) Tampa Electric shall give the River Update to United no later than the first Business Day of each Month. From time to time, Tampa Electric, for sound commercial reasons, shall have the right to amend the River Update, provided notice of such amendment is given to United on or before the fifteenth (15th) day of the Month in question. Such amendment will relate back to the first of the Month and will be deemed as given on that first day.
          (iii) With each River Update, Tampa Electric shall provide United with the then known information or its best estimate, for each Month during the remainder of the Year, as to the Applicable Waterways loading terminals, Cargo quantities, Cargo suppliers and the Tampa Electric Cargo contract numbers.
          (iv) In view of, and without prejudice to, their reciprocal obligations under this Section 3, Tampa Electric and United acknowledge their intent to communicate frequently and in a timely manner as to their evolving commercial needs and transportation capacities and as to other relevant facts and circumstances.

     3.3.3 Tampa Electric’s Obligation to Provide Cargo
          For each Month beginning in January, 2009, Tampa Electric shall provide to United the quantity of Cargo for that Month as set forth in the River Update that Tampa Electric had issued two Months earlier, plus or minus ten per cent (10%). For example, in January, 2009, Tampa Electric shall provide the quantity as set forth in the River Update for January, 2009, as revised no later than on November 1, 2008, ± ten per cent (10%); in February, Tampa Electric shall provide the quantity set forth in the River Update, as revised no later than on December 1, ± ten per cent (10%), and so on.
     3.3.4 United’s Obligation to Make Available Barges
          United shall use its best commercial efforts to make available barges to carry the Cargo quantities provided by Tampa Electric. Each Month, United shall be obliged to make available barges to carry at least ninety per cent (90%) of the Cargo quantity specified by Tampa Electric in the River Update that Tampa Electric had issued two Months earlier, on the condition that Tampa Electric provides a Cargo quantity for that Month that is equal to or is greater than ninety per cent (90%) of the Cargo quantity specified in its River Update issued two Months earlier. If, however, Tampa Electric provides Cargo in an amount that is less than ninety per cent (90%) of the quantity that it specified in the River Update that it issued two Months earlier, United shall use its best commercial efforts to carry the quantity provided by Tampa Electric and is obliged to provide barges for at least ninety-five per cent (95%) of the quantity provided by Tampa Electric. The following are examples of United’s obligations under this Section 3.3.4: as example (a), if Tampa Electric, in its December River Update, specified a quantity of 360,000 Tons for February and provided 360,000 Tons in February, United would be obliged to provide barges, in February, for at least ninety per cent (90%) of that quantity, i.e., at least for 324,000 Tons. As example (b), if, in the River Update for December, Tampa Electric specified a quantity of 360,000 Tons for February and provided a quantity of 340,000 Tons in February, United would be obliged to provide barges for at least 324,000 Tons. As example (c), if, in the River Update for December, Tampa Electric specified a quantity of 360,000 tons for February and provided a quantity of 300,000 Tons in February, United would be obliged to provide barges for at least ninety-five per cent (95%) of 300,000 Tons, i.e., at least 285,000 Tons.

     3.3.5 United’s Failure to Perform
          (i) If for any two consecutive Month period, United, except to the extent caused by (x) Force Majeure excusing United’s performance, (y) any failure of Tampa Electric to perform its obligations under this Agreement, fails to meet its obligations to Tampa Electric under Section 3.3.4 above, Tampa Electric shall have the right, but not the obligation (declarable no later than three (3) Business Days into the next Month) to elect one of the following remedies as to the River Deficit (the difference between the total minimum Cargo quantities for which United was obliged to provide barges for the two Months in question and, if a lesser amount, the total Cargo quantity for which barges are made available by United during those two Months shall be referred to as the “River Deficit”):
          a) Tampa Electric may increase the minimum quantity for which United is required to provide barges for the next Month by part or all of the River Deficit (the quantity so forwarded into the next Month shall be specified by Tampa Electric in its notice given pursuant to this Section 3.3.5). For example, if the River Deficit is 20,000 Tons for January and February and United’s obligation was to provide barges for March a minimum of 324,000 Tons, Tampa Electric could increase United’s obligation by up to 20,000 Tons for March, or
          b) For each of October, November or December of any Year, Tampa Electric may deduct all or part of the River Deficit from the applicable annual minimum quantity of Completed Tons set forth in Section 2.2.1(i). For example, if the River Deficit was 20,000 Tons for August and September of 2009, Tampa Electric could reduce the minimum quantity for 2009, i.e., [...***...] Tons, by up to 20,000 Tons, or
          c) Tampa Electric may divert part or all of the River Deficit to another carrier and if the amount by which the total cost of transporting the River Deficit exceeds the applicable Rates set forth in the Agreement, United shall pay such excess to Tampa Electric. The total transportation cost shall be the result of a good faith, arms’ length agreement between Tampa Electric and the third-party carrier and shall include the reasonable expenses incurred by Tampa Electric in arranging for such carriage. The Tons of River Deficit that are carried by the third-party carrier shall be deemed “Completed Tons” for the purpose of calculating the River Shortfall under Section 2.2.

          (ii) Tampa Electric, in its sole discretion, is under no obligation to exercise any of its rights under subsection (i) above but can seek, instead and at any time, to enforce its common law or contractual remedies provided by the applicable law or under this Agreement. Tampa Electric’s decision not to exercise its rights under subsection (i) above shall not prejudice its rights to such remedies in any way whatsoever.
     3.3.6 Tampa Electric’s Immediate Additional Requirements
          (i) If Tampa Electric specifies in its River Update a Cargo quantity in a Month which is significantly higher or lower than the quantity specified for that Month in Tampa Electric’s River Forecast, United is obliged to provide barges for at least ninety per cent (90%) of that significantly higher or lower Cargo quantity provided that the River Update was given to United at least two Months in advance of the Month in question. For example, if Tampa Electric specifies 360,000 for February in its River Forecast and then specifies 420,000 for February in its December 1 River Update, United is obliged to provide barges for ninety per cent (90%) of 420,000 Tons in February.
          (ii) If for either or both of the first two months of a River Update (as in the example in paragraph [i] above, for a River Update given on December 1 those Months would be for December and January), Tampa Electric specifies a Cargo quantity which exceeds one hundred and ten per cent (110%) of the Cargo quantity (the Cargo quantity in excess of one hundred ten per cent [110%] shall be referred to as the “Excess River Quantity”) for either or both of those Months as set forth in the applicable River Update(s), United shall notify Tampa Electric, within five (5) Business Days of receipt of the River Update, whether it is willing to provide barges for that Excess River Quantity at the applicable Rate(s).
          a) If United agrees to provide the necessary barges at the applicable Rate within the five (5) Business Day period for the full amount of the Excess River Quantity, the minimum Cargo quantity for which it is obliged to provide barges for the Month in question shall be increased by the full amount of the Excess River Quantity.
          b) If United declines to accept the entire Excess River Quantity but offers to accept a lesser amount, Tampa Electric, in good faith, shall consider whether to accept United’s offer in light of, among other things, the freight rate, the Cargo quantity and the delivery dates contained in United’s offer and the terms offered by other carriers. If Tampa Electric accepts United’s offer, the minimum Cargo quantity for which United is obliged to provide barges for the Month in question shall be increased by the mutually agreed incremental amount. As to the remaining quantity, that is, the quantity that United declined to accept, Tampa Electric shall be free to provide that quantity to another carrier at its own expense. If Tampa Electric refuses United’s offer to accept a lesser amount, Tampa Electric shall be free to provide the full amount of the Excess River Quantity to another carrier at its own expense.
          c) If United declines to carry any of the Excess River Quantity at the applicable Rate(s) or fails to reply within five (5) Business Days, Tampa Electric shall be free to provide the Excess River Quantity to another carrier at its own expense.
          Tons carried with such other carrier(s) under this Section 3.3.6(ii) shall not count as Completed Tons in calculating whether Tampa Electric owes United a River Shortfall Payment under Section 2.2 above. Tampa Electric’s right to provide Cargo to other carriers under this paragraph shall be limited to a quantity up to and including two hundred and fifty thousand (250,000) Tons of Cargo per Year.
     3.4 Barge Loading
          To meet its obligations under Section 3.3 above, United shall arrange for an appropriate number of barges to be available for loading at each Cargo loading facility on the date specified by the Cargo supplier (“Barge Loading Date”). Tampa Electric shall cause its Cargo suppliers to coordinate with United in advance so as to provide for the scheduling of barge placement. United, free of expense to Tampa Electric, shall coordinate the planning and scheduling of the barge loading with the Cargo supplier, all within the monthly schedule set by Tampa Electric. The Cargo loading facility operator, acting as agent of Tampa Electric, may reject any barge which it reasonably believes to be unacceptable for loading. The loading of a barge by a Tampa Electric designated Cargo loading facility operator shall constitute acceptance of the barge by Tampa Electric.

     3.5 Carriage of Cargo to UBT Terminal
          United, at its sole risk and expense, shall carry the Cargo, safely and timely, from the loading port or place on the Applicable Waterways to the UBT Terminal where it shall Constructively Place the barges for discharge.
     3.6 Rail Detention, etc.
          For rail Cargo scheduled in a River Update which is proceeding to a terminal loading facility, Tampa Electric agrees to cause a departure notice and estimated arrival time at the terminal loading facility to be given to United within one (1) hour of the departure of a loaded train from a rail origin point (“First Notice”). Tampa Electric agrees to cause a notice of arrival at the nearest city to the terminal loading facility (e.g., Centralia, Illinois for the Cook Coal Terminal), and an estimated arrival time at the terminal loading facility to be given to United as promptly as reasonable following the loaded train’s arrival at the nearest city to the terminal (“Second Notice”). United shall be liable for any detention, release and hold charges levied by the railroad on Tampa Electric as the direct result of delayed Constructive Placement of five (5) or more hours after the actual or constructive placement of the train. Should Tampa Electric fail to provide the First Notice and Second Notice, United shall be liable only for such charges levied as the direct result of barge Constructive Placement twenty four (24) hours or more after notice by electronic mail by Tampa Electric of the actual or Constructive Placement of the train.
     3.7 Barge Cargo Transportation Report
     3.7.1 Daily Report
          United shall provide to Tampa Electric each Day by 1500 hours a daily report in a form reasonably satisfactory to Tampa Electric (“Daily Report”). To the extent that United has the information, the Daily Report shall include the following: a list of all barges having Cargo on board that were loaded on the previous day, and as to each such barge: (a) the number (or name) of each barge, (b) the number of Tons of Cargo on board, (c) the type of Cargo on board, (d) the Tampa Electric Cargo contract number, (e) the date the Cargo was loaded and (f) once the information becomes available, the name of the line boat that will move the barge to the UBT Terminal.

     3.7.2 Weekly Report
          United shall provide to Tampa Electric, before 5:00 p.m. (in Tampa) on each Monday, a report in a form reasonably satisfactory to Tampa Electric (“Weekly Report”). The Weekly Report shall include the barge loadings for the period from the first day of the Month through the Sunday before the Monday on which United provides the Weekly Report, and include (a) the number (or name) of each barge having Cargo on board, (b) the number of Tons of Cargo on board, (c) the type of Cargo on board, (d) the Tampa Electric Cargo contract number, (e) the loading location of barge, (f) the date the Cargo was loaded, (g) the location of barges, (h) the estimated time of arrival at the UBT Terminal (or if the Cargo is at the UBT Terminal, the number of Days during which the barge has been at the UBT Terminal).
     3.8 Free Time, Laytime, Demurrage/Despatch
          Tampa Electric and United shall coordinate the scheduling of Cargoes so as to minimize used Laytime and demurrage.
     3.8.1 Free Time
          For the calculation of demurrage and despatch at the loading ports or places on the Applicable Waterways, each barge shall be allowed four (4) Days of Free Time.
     3.8.2 Running of Laytime
          If the Constructive Placement of the barge at the loading place or port occurs on the Barge Loading Date, Laytime shall commence running upon the Constructive Placement of the barge. If the Constructive Placement of the barge occurs prior to the Barge Loading Date, Laytime shall begin running, at the earlier of, 0700 hours on the Barge Loading Date or 0700 hours following the time at which loading commences (if loading commences prior to 0700 hours, then Laytime begins running at 0700 hours on that day; if loading commences after 0700 hours Laytime begins running on the following day at 0700 hours). If the Constructive Placement of the barge occurs after the Barge Loading Date, Laytime shall begin running at 0700 hours following the time at which loading commences. Laytime shall end at 0700 hours after the time at which the loading of the barge has been ended. For the avoidance of doubt, there are to be no partial laydays or days on demurrage and the minimum used Laytime for a barge which loads at any place or port on the Applicable Waterways is to be one (1) Day.

     3.8.3 Exceptions to Laytime and Demurrage
          Laytime and demurrage shall not run, and time shall not count, for delay caused by the barge or by United. Laytime shall be interrupted or, if Laytime has not begun to run, Laytime shall not start, if the delay is caused by Force Majeure. If a Force Majeure occurs after a barge goes on demurrage and the demurrage is prolonged due to Force Majeure, the demurrage so caused by Force Majeure shall be computed at one-half of the applicable demurrage rate. Once Constructive Placement of a barge occurs, if United removes a barge for any reason (including Force Majeure), Laytime (and, if applicable, demurrage) shall be reset to zero when Constructive Placement of the barge re-occurs, or when Constructive Placement of a replacement barge occurs. If the barge is removed at the request of Tampa Electric or its agent, Laytime and, if applicable, demurrage shall continue to run and end in accordance with Section 3.8.2 above.
     3.8.4 Demurrage/Despatch
          If used Laytime exceeds the allowed Free Time, then the excess shall count as demurrage Days. If the allowed Free Time exceeds the used Laytime, then the excess shall be count as despatch Days.
     3.8.5 Payment of Demurrage
          Tampa Electric and United agree to settle any demurrage payment due from Tampa Electric on a calendar quarterly basis. In computing the amount of demurrage due, if any, Tampa Electric and United shall credit the number of Days of despatch experienced by the barges during the quarter against the number of Days of demurrage. If the completion of loading of a barge falls outside of the quarter in question, the barge will be included in the subsequent quarter. If the number of demurrage Days exceeds the number of despatch Days, Tampa Electric shall pay United at the rate of [...***...] ($[...***...]) per barge per Day of demurrage, as adjusted by the terms of Attachment J. If the number of Days of despatch exceeds the number of Days of demurrage, neither of Tampa Electric nor United shall make a payment to the other. Within thirty (30) Days following the end of each calendar quarter, United shall determine any net demurrage payment or net despatch credit and shall provide Tampa Electric with an invoice and a proposed calculation with sufficient detail and documentation to enable Tampa Electric to review and independently verify such amount. Tampa Electric shall pay any undisputed amount of demurrage within thirty (30) Days following the date on which such invoice, calculation and supporting documents are received by Tampa Electric. Tampa Electric and United shall make good faith efforts to reconcile any disputed amount, or refer the same to Dispute Resolution pursuant to Section 14, with any payment ultimately due to be paid together with interest at the Interest Rate.
     3.8.6 No Laytime/Demurrage at UBT Terminal
          Tampa Electric shall not be responsible for any delay in discharging the barges in the River Service at the UBT Terminal. Laytime as to such barges shall not run and demurrage shall not be incurred.
     3.9 Sub-Contracting
          United, at no cost to Tampa Electric, shall have the right to charter or otherwise contract river towboats and/or barges so that it can meet its obligations to Tampa Electric under this Agreement, provided that such river towboats and barges meet the warranties set forth in Section 3.2 above and that United continues to remain responsible for the performance of all the chartered or contracted towboats or barges.
     3.10 Other Obligations
     3.10.1 United’s Additional Obligations
          In addition to the rights and obligations of Tampa Electric and United set forth above, United agrees:
          (i) All services necessary to provide the River Service, such as but not limited to towing, tug assists, fleeting and switching of the barges, shall be at no additional charge or cost to Tampa Electric.
          (ii) United, at its sole option, shall hold part-loaded barges to facilitate rail Cargo discharge at load ports, without charging for any required “extra switches” to and from the loading dock to complete the loading process, free of expense and demurrage to Tampa Electric.
          (iii) Cleaning of the barges used by United, including any related shifting or fleeting charges, shall be free of cost to Tampa Electric.

          (iv) United shall dispatch the number of barges appropriate for carriage of each quantity of Cargo scheduled by Tampa Electric, depending upon seasonal draft limitations and shall impose no minimum loading quantities for the barges. Part-loading of a barge is permissible at no cost to Tampa Electric, provided the terminal operator complies with United’s loading instructions so as not to underload barges such as to require more barges than are reasonably necessary to transport a designated quantity of Cargo.
     3.10.2 Cargo Spontaneous Combustion
          If the Cargo while on board the barge in the River Service spontaneously combusts, Tampa Electric shall indemnify and hold United and any of their subcontractors harmless (i) from any damage or loss resulting from the claims of third-party or (ii) for damage or loss to the barge carrying the coal that spontaneously combusts, which results from the fire in the coal, provided that the damage or loss does not arise out of United’s negligence or willful misconduct.
     4. TERMINALING SERVICE
          United warrants that it shall provide the employees, facilities and equipment at the UBT Terminal necessary for the safe, efficient and prompt unloading, sampling, storing, blending, compacting, grooming, loading and other services for the number of Tons of Cargo required by Tampa Electric per Year under this Agreement.
     4.1 UBT Terminal Facilities and Equipment
          United owns one hundred percent (100%) of the ownership interests of United Terminal. United Terminal owns and operates the UBT Terminal including the equipment listed on Attachment C. United warrants that the UBT Terminal has the resources and the personnel to perform its obligations to Tampa Electric under this Agreement. United shall cause United Bulk to meet United’s obligations to Tampa Electric with respect to the UBT Terminal during the Term of this Agreement.

     4.1.1 Representations and Warranties
          United and United Terminal, at the time of this Agreement and throughout its Term, warrant that: (i) the UBT Terminal and all its facilities and equipment are and shall remain in compliance with all applicable laws, including Environmental Laws, regulations, approvals and permits issued by regulatory authorities, (ii) to their knowledge, there exists no circumstance or condition that presently or with the passage of time would constitute any violation of any applicable laws, including Environmental Laws, regulations and permits issued by regulatory authorities, (iii) the storage piles and the equipment referred to in this Section 4.1, which are used for the Cargo at the UBT Terminal, shall be well maintained and shall continue to be well maintained and in good running order and repair, ordinary wear and tear excepted. Any repairs required for the UBT Terminal or facilities and equipment to maintain the warranted condition shall be properly accomplished as quickly as reasonably possible. United and United Terminal further represents and warrants that it has expertise in handling and storing Cargo and has, and shall continue to have, during the Term of this Agreement, all the necessary licenses and permits to properly conduct transfer operations.
     4.1.2 UBT Terminal Storage Piles
          United agrees to provide to Tampa Electric up to a maximum of eight (8) separate storage piles with a maximum total storage capacity in any Year of twenty-five per cent (25%) of the Ocean Forecast for that Year. United warrants that each storage pile shall have a soil cement base which shall permit the safe and segregated storage of the Cargo. United shall keep the type of Cargo on each storage pile strictly segregated to prevent the commingling of different types of Cargo and to prevent the commingling of each type of Cargo with other cargoes at the UBT Terminal.
     4.2 UBT Terminal Water Depth
          United shall maintain, or cause to be maintained, adequate water depth at the UBT Terminal to accommodate vessels, towboats and barges at maximum draft to transit the Southwest Pass channel.

     4.3 Unloading During Terminaling Service
          Upon arrival of the laden barges or vessels at the UBT Terminal, United shall begin discharging the Cargo or the FAS Cargo as soon as possible for storage or, if permitted by Tampa Electric, into a vessel for on-carriage to Big Bend Terminal. United shall discharge the Cargo from the ocean-going vessels at the rate of 8,000 metric tons per Day. United shall pile, compact, store and otherwise handle the Cargo in a manner consistent with good industry practice.
     4.4 Loading During Terminaling Service
          United shall load the vessels, free of risk and expense to Tampa Electric, with Cargo to the maximum appropriate draft on a continuous 24 hours a Day, seven days a week basis, except for holidays observed at the UBT Terminal. The following recognized holidays (other than Christmas) are to mean the consecutive 24 hour period commencing on 0700 hours on such Day and ending at 0700 hours on the next working Day:

Mardi Gras Day:	Tuesday before Ash Wednesday

Independence Day:	July 4

Thanksgiving Day:	Fourth Thursday of November

Christmas Day:	(the consecutive 24 hours commencing on 1900 hours December 24 and ending 1900 hours December 25)
United shall trim the vessels in accordance with standard practices for safe transport. For non-United vessels the UBT Terminal shall load at the rate of 15,000 metric tons per twenty four (24) hour Day. With respect to any vessels that are loaded at the UBT Terminal:
          (i) United shall be responsible and liable for any stevedore damage,
          (ii) United shall inspect, and verify, that, prior to loading, the holds are clean, free of water and debris and other foreign matter,
          (iii) Except as so limited by the vessel’s hold configuration, Tampa Electric may cause United to load as many types of Cargo on board a vessel as it wishes,
          (iv) United shall not charge demurrage, and

          (v) United shall use, at all times, magnetic separators when loading Cargo, except when otherwise approved, in advance, by Tampa Electric.
          Tampa Electric shall instruct United as what Cargo type is to be loaded on each vessel destined for the Big Bend Terminal. At any time prior to the start of loading of a vessel’s hold, Tampa Electric, at no cost to it, shall have the right to change the Cargo type, provided that (i) the substitute Cargo is available in the required quantity at the UBT Terminal and (ii) that, as the result of the change, the vessel would not be unduly delayed in departing from the UBT Terminal.
     4.5 UBT Terminal FAS Cargo
          United agrees to pay the demurrage charged to Tampa Electric by any other carrier with respect to each barge carrying FAS Cargo arriving at the UBT Terminal for discharge, as determined and agreed in good faith by the carrier and Tampa Electric, provided that Tampa Electric has (i) a four (4) Day quarterly “averaging agreement” with such other barge carrier similar to that contained in Section 3.8.5 above and (ii) provided United with the necessary handling instructions. If there is no four (4) Day “averaging agreement” with the other barge carrier similar to that contained in Section 3.8.5, Tampa Electric shall prepare a quarterly statement as if such a four (4) Day “averaging agreement” were in place and such quarterly statement shall be acceptable to United for the purpose of this paragraph. The demurrage rate shall be at the hourly demurrage rate as set forth in the agreement between the carrier and Tampa Electric, or at the daily rate of $[...***...] per barge, whichever is lower. United agrees to pay such amount within thirty (30) Days of the receipt of the demurrage invoice and supporting documents from Tampa Electric.
     4.6 UBT Terminal Blending
          Upon request, United shall blend Cargo to the ratios specified by Tampa Electric, in accordance with blending specifications provided by Tampa Electric and as per past practices or industry standards and free of expense to Tampa Electric. United shall make no additional charge for pile maintenance, compaction, grooming and management due to weather.

     4.7 UBT Terminal Dust Suppression.
          United shall apply dust suppression surfactant on each shipment of Cargo at the UBT Terminal upon the reasonable request of Tampa Electric. The cost of the dust suppression surfactant materials shall be invoiced as a separate item on United’s invoices to Tampa Electric, and shall be charged at $[...***...] per Cargo Ton, which amount Tampa Electric agrees to pay. United shall not invoice, and Tampa Electric shall not be responsible to pay, for the surfactant materials used to suppress dust on coal and other products located at the UBT Terminal other than the Cargo owned or otherwise controlled by Tampa Electric.
     4.8 UBT Terminal Inventory.
     4.8.1 Minimum Quantity on Site
          Tampa Electric shall use commercially reasonable efforts to keep at the UBT Terminal a quantity of active Cargo equal to about four per cent (4%) of the sum of the twelve Months’ Cargo quantities contained in that Year’s Ocean Forecast. For the purpose of calculating the appropriate inventory quantity, the Cargo quantities on board Constructively Placed river barges at the UBT Terminal are to be included. It is understood, and agreed, that (i) nothing contained in this paragraph shall impair Tampa Electric’s ability to utilize such Cargo if, in Tampa Electric’s sole discretion, some or all of it is needed at Big Bend Terminal and (ii) during the last quarter of 2014, if this Agreement is not extended, Tampa Electric shall be entitled to reduce the inventory at the UBT Terminal on a roughly ratable basis below the four per cent (4%) level in anticipation of the expiration of this Agreement.
     4.8.2 Measurement of Inventory Quantities
          United shall maintain inventory records for each pile of Cargo at the UBT Terminal. The quantity of Cargo added to pile inventories shall be based on Tampa Electric’s weights determined at river origin points. The quantity of Cargo subtracted from pile inventories shall be based on Tampa Electric’s weights determined at the Big Bend Terminal. United, at no cost to Tampa Electric, shall groom and dress each pile of Tampa Electric’s Cargo in anticipation of aerial surveys being conducted. Tampa Electric, at its cost, shall arrange for aerial surveys to be performed semi-annually, at about February 1 and August 1 of each Year. If the results of the aerial survey show a quantity that differs from the book inventory quantity by more than three per cent (3%), Tampa Electric shall instruct United to adjust the book quantity to conform to the quantity shown by the aerial survey. Otherwise, the inventory book quantity is to be affirmed. If the aerial survey shows a Cargo quantity that is more than three per cent (3%) higher or lower than the book inventory, United shall cooperate fully with Tampa Electric in investigating and determining the reason(s) for the discrepancy, including, but not limited to providing reasonably requested documents and information.
     4.8.3 Cargo Documentation on Non-United Barges or Vessels
          For each shipment of Cargo transported with a carrier other than United to the UBT Terminal, Tampa Electric shall cause appropriate Cargo documentation to be provided to UBT Terminal.
     4.9 UBT Terminal Cargo Storage Report
          United shall provide to Tampa Electric each weekday by 1500 hours (in Tampa) a report via electronic mail as to the Cargo at the UBT Terminal. That daily report also shall include (a) the number (or name) of each barge, (b) the quantity and type of Cargo on board each such barge, (c) the Tampa Electric Cargo contract number for each type of such Cargo on board each such barge, (d) the date on which each barge was Constructively Placed or otherwise arrived at UBT Terminal, (e) the date of discharge of each barge that carried Cargo to the UBT Terminal, (f) the quantity and type of Cargo discharged from barges into one or more stockpiles, (g) the quantity and type of Cargo loaded directly to vessels, and (h) the quantity and type of Cargo in each storage pile and the identity of such stockpiles.
     4.10 UBT Terminal Cargo Sampling
          United shall provide sampling equipment and facilities, in good working order, which meet the conditions of ASTM Standard D2234, to Tampa Electric, or its designated agent. United shall provide access to the UBT Terminal and to the automatic sampling equipment and otherwise shall cooperate with the contractors retained by Tampa Electric that may sample and test each type of Cargo that is discharged from the barges at the UBT Terminal or that is loaded on board all vessels in the Trans-Gulf Ocean Service. Laboratory services, if required, shall be provided by an independent third-party contractor. Should Tampa Electric elect to obtain such services, Tampa Electric shall pay the contractor directly for such services.

     4.11 UBT Terminal Sub-Contracting
          United may sub-contract storage space or transfer operations at another facility so that it can meet its obligations to Tampa Electric under this Agreement, provided: (i) it obtains Tampa Electric’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, (ii) the storage space so obtained has suitable storage piles with a proper base material so as to permit the safe and segregated storage of the Cargo, (iii) the storage facility or transfer operator for such storage space is capable of performing and agrees to perform all the services required by United under this Section 4, including but not limited to ASTM sampling, and (iv) United continues to remain fully responsible for the performance of the other storage facility.
     4.12 UBT Terminal Rules
          The UBT Terminal Rules and Regulations (the “UBT Rules”), and annexed to this Agreement as Attachment D, shall not apply, directly or indirectly, to Tampa Electric under this Agreement (notwithstanding that Tampa Electric may be qualified as a “User” or a “Vessel Party” under the UBT Rules).
          Tampa Electric acknowledges, however, that United may apply the UBT Rules to third-party carriers who carry Cargo to the UBT Terminal in, for example, the carriage of FAS Cargo and the carriage of Cargo in the Domestic Ocean Service or the Foreign Ocean Service. United shall invoice the third-party carriers directly for the relevant charges and acknowledges that Tampa Electric shall have no liability, directly or indirectly, for such charges. Except as required by applicable law or governmental regulation, United shall make no changes to the UBT Rules, as they apply to third-party carriers of Cargo to the UBT Terminal, without obtaining Tampa Electric’s consent.
     5. OCEAN SERVICES – TRANS-GULF; DOMESTIC; FOREIGN
          United shall provide a sufficient number of ocean-going vessels for transporting the Cargo requirements of Tampa Electric under this Agreement.
     5.1 Ocean-Going Vessels
          United warrants that it owns one hundred percent (100%) of the ownership interests of United Ocean. United Ocean owns, controls or operates a fleet of ocean-going vessels, as more fully described in Attachment E. United warrants that this fleet is sufficient in type and quantity to permit United to perform its obligations under this Agreement. United shall cause United Ocean to meet United’s obligations as set forth in this Agreement for the Term of this Agreement.
     5.2 Representations and Warranties
          United and United Ocean, at the inception of this Agreement and throughout its Term, warrant that the vessels owned, operated or otherwise controlled by United Ocean are seaworthy, are suitable for the intended trade and together with their equipment, are clean, free of debris and foreign matter and in good running order and repair, ordinary wear and tear excepted, with all required eligibility, certificates, inspections and regulatory approvals necessary for carriage of Cargo in the Service Segments provided for in this Agreement.
     5.3 Ocean Scheduling
     5.3.1 Ocean Forecast; Planned Maintenance Periods
          (i) No later than on October 1 of each Year, Tampa Electric shall notify United of the estimated quantity of Cargo that Tampa Electric plans to provide to United during each Month in the succeeding Year (“Ocean Forecast”). Those Monthly estimates will be ratable, that is, fairly evenly spread over the Year, except those Monthly estimates may take into account seasonal variations in Tampa Electric’s Cargo needs and certain other expected events, such as but not limited to, planned generating plant outages and planned inventory needs at the generating plants prior to hurricane season. All of those Monthly estimates shall be within a range equal to fifteen per cent (15%) higher or lower than the average of the twelve Monthly estimates contained in the Ocean Forecast.
          (ii) With the Ocean Forecast, Tampa Electric shall include the scheduled planned maintenance periods which Tampa Electric shall have the right to declare and which shall not exceed (3) periods of up to and including four (4) consecutive Days with no fewer than thirty (30) Days between periods (the “Planned Maintenance Periods”). Tampa Electric shall use its best commercial efforts to schedule the Planned Maintenance Periods during Months in which lesser Cargo quantities are scheduled for delivery.

     5.3.2 Ocean Forecast Updates
          (i) Each Month of the Year beginning in November of the Year prior to the Year in question, Tampa Electric shall update the Ocean Forecast (“Ocean Update”). The Ocean Update shall specify the quantity of Cargo, without limitation, for each remaining Month in the Year in question. For the avoidance of doubt, the Ocean Update for each of November, December and January shall include Tampa Electric’s estimate of the Cargo quantity for each of the twelve Months for the Year in question.
          (ii) Tampa Electric shall give the Ocean Update to United no later than the first Business Day of each Month. From time to time, Tampa Electric, for sound commercial reasons, shall have the right to amend the Ocean Update, provided notice of such amendment is given to United by the fifteenth (15th) day of the Month in question. Such amendment will relate back to the first of the Month and will be deemed as given on that first day.
          (iii) In view of, and without prejudice to, their reciprocal obligations under this Section 5, Tampa Electric and United acknowledge their intent to communicate frequently and in a timely manner as to their evolving commercial needs and transportation capacities and as to other relevant facts and circumstances.
     5.3.3 Tampa Electric’s Obligation to Provide Cargo
          For each Month beginning in January, 2009, Tampa Electric shall provide to United the quantity of Cargo for that Month as set forth in the Ocean Update that Tampa Electric had issued two Months earlier, plus or minus ten per cent (10%). For example, in January, 2009, Tampa Electric shall provide the quantity as set forth in the Ocean Update for January, 2009 as revised no later than on November 1, 2008, ± ten per cent (10%); in February, Tampa Electric shall provide the quantity set forth in the Ocean Update, as revised no later than on December 1, ± ten per cent (10%), and so on.

     5.3.4 United’s Obligation to Carry Cargo
          United shall use its best commercial efforts to carry the Cargo quantities provided by Tampa Electric. Each Month, United shall be obliged to carry at least ninety per cent (90%) of the Cargo quantity specified by Tampa Electric in the Ocean Update that Tampa Electric had issued two Months earlier, on the condition that Tampa Electric provides a Cargo quantity for that Month that is equal to or is greater than ninety per cent (90%) of the Cargo quantity specified in its Ocean Update issued two Months earlier. If, however, Tampa Electric provides Cargo in an amount that is less than ninety per cent (90%) of the quantity that it specified in the Ocean Update that it issued two Months earlier, United shall use its best efforts to carry the quantity provided by Tampa Electric and is obliged to carry at least ninety-five per cent (95%) of the quantity provided by Tampa Electric. The following are examples of United’s obligations under this Section 5.3.4: as example (a), if Tampa Electric in its December Ocean Update specified a quantity of 360,000 Tons for February and provided 360,000 Tons in February, United would be obliged to carry, in February, at least ninety per cent (90%) of that quantity, i.e., at least for 324,000 Tons. As example (b), if in the Ocean Update for December, Tampa Electric specified a quantity of 360,000 Tons for February and provided a quantity of 340,000 Tons in February, United would be obliged to carry at least 324,000 Tons. As example (c), if in the Ocean Update for December, Tampa Electric specified a quantity of 360,000 tons for February and provided a quantity of 300,000 Tons in February, United would be obliged to carry at least ninety-five per cent (95%) of 300,000 Tons, i.e., at least 285,000 Tons.
     5.3.5 United’s Failure to Perform
          (i) If for any two consecutive Month period, United, except to the extent caused by (x) Force Majeure excusing United’s performance, (y) any failure of Tampa Electric to perform its obligations under this Agreement, fails to meet its obligations to Tampa Electric under Section 5.3.4 above, Tampa Electric shall have the right, but not the obligation (declarable no later than three (3) Business Days into the next Month) to elect one of the following remedies as to the Ocean Deficit (the difference between the total minimum Cargo quantities for which United was obliged to carry for the two Months in question and, if a lesser amount, the total Cargo quantity carried by United during those two Months shall be referred to as the “Ocean Deficit”):

          a) Tampa Electric may increase the minimum quantity for which United is required to carry for the next Month by part or all of the Ocean Deficit (the quantity so forwarded into the next Month shall be specified by Tampa Electric in its notice given pursuant to this Section 5.3.5). For example, if the Ocean Deficit is 20,000 Tons for January and February and United’s obligation was to carry a minimum of 324,000 Tons in March, Tampa Electric could increase United’s obligation by up to 20,000 Tons for March, or
          b) For each of October, November or December of any Year, Tampa Electric may deduct all or part of the Ocean Deficit from the applicable annual minimum quantity of Completed Tons set forth in Section 2.2.1(iii). For example, if the Ocean Deficit was 20,000 Tons for August and September of 2009, Tampa Electric could reduce the minimum quantity for 2009, i.e., [...***...] Tons, by up to 20,000 Tons, or
          c) Tampa Electric may divert part or all of the Ocean Deficit to another carrier and if the amount by which the total cost of transporting the Ocean Deficit exceeds the applicable Rates set forth in the Agreement, United shall pay such excess to Tampa Electric. The total transportation cost shall be the result of a good faith, arms’ length agreement between Tampa Electric and the third-party carrier and shall include the reasonable expenses incurred by Tampa Electric in arranging for such carriage. The Tons of Ocean Deficit that are carried by the third-party carrier shall be deemed “Completed Tons” for the purpose of calculating the Ocean Shortfall under Section 2.2.
          (ii) Tampa Electric, in its sole discretion, is under no obligation to exercise any of its rights under subsection (i) above but can seek, instead at any time, to enforce its common law or contractual remedies provided by the applicable law or under this Agreement. Tampa Electric’s decision not to exercise its rights under subsection (i) above shall not prejudice its rights to such remedies in any way whatsoever.
     5.3.6 Tampa Electric’s Immediate Additional Requirements
          (i) If Tampa Electric specifies in its Ocean Update a Cargo quantity in a Month which is significantly higher or lower than the quantity specified for that Month in its Ocean Forecast, United is obliged to carry at least ninety per cent (90%) of that significantly higher or lower Cargo quantity, provided that the Ocean Update was given to United at least two

Months in advance of the Month in question. For example, if Tampa Electric specifies 360,000 for February in its Ocean Forecast and then specifies 420,000 for February in its December 1 Ocean Update, United is obliged to provide barges for ninety per cent (90%) of 420,000 Tons in February.
          (ii) If for either or both of the first two months of a Ocean Update (as in the example in paragraph [i] above for an Ocean Update given on December 1, those Months would be for December and January), Tampa Electric specifies a Cargo quantity which exceeds one hundred and ten per cent (110%) of the Cargo quantity ( the Cargo quantity in excess of one hundred ten per cent[110%] shall be referred to as the “Excess Ocean Quantity”) for either or both of those Months as set forth in the applicable Ocean Update, United shall notify Tampa Electric, within five (5) Business Days of receipt of the Ocean Update, whether it is willing to carry that Excess Ocean Quantity at the applicable Rate(s).
          a) If United agrees to carry, within the five (5) Business Day period, the full amount of the Excess Ocean Quantity at the applicable Rate(s), the minimum Cargo quantity for which it is obliged to carry for the Month in question shall be increased by the full amount of the Excess Ocean Quantity.
          b) If United declines to take the entire Excess Ocean Quantity but offers to take a lesser amount, Tampa Electric in good faith, shall consider whether to accept United’s offer in light of, among other things, the freight rate, the Cargo quantity and the delivery dates contained in United’s offer and the terms offered by other carriers. If Tampa Electric accepts United’s offer, the minimum Cargo quantity for which United is obliged to carry for the Month in question shall be increased by the mutually agreed incremental amount. As to the remaining quantity, that is, the quantity that United declined to take, Tampa Electric shall be free to provide that quantity to another carrier at its own expense. If Tampa Electric refuses United’s offer to take a lesser amount, Tampa Electric shall be free to provide the full amount of the Excess Ocean Quantity to another carrier at its own expense.
          c) If United declines to carry any of the Excess Ocean Quantity at the applicable Rate(s) or fails to reply within five (5) Business Days, Tampa Electric shall be free to provide the Excess Ocean Quantity to another carrier at its own expense.

          (iii) Tons carried with such other carrier(s) under this Section 5.3.6(ii) shall not count as Completed Tons in calculating whether Tampa Electric owes United a Ocean Shortfall Payment under Section 2.2 above. Tampa Electric’s right to provide Cargo to other carriers under this paragraph shall be limited to a quantity up to and including two hundred and fifty thousand (250,000) Tons of Cargo per Year.
     5.4 Vessel Scheduling
          (i) In accordance with Section 5.3, United, at 1200 hours, in Tampa, on the second Thursday of each month beginning on December 11, 2008, shall notify Tampa Electric of the vessel’s name, expected loading date(s), expected departure date from the UBT Terminal and expected arrival date at Big Bend Terminal for each vessel that will be utilized during the next Month. United shall use its best commercial efforts to arrange for the vessel departures from the UBT Terminal to be ratable, that is fairly evenly spread over the course of the Month.
          (ii) No later than noon on Thursday of each week, United shall confirm to Tampa Electric the vessel’s name, the updated expected loading date, the updated estimated departure date and updated expected arrival date at Big Bend Terminal for each vessel that United will utilize during the next week. United shall use its best commercial efforts to arrange for the vessel departures from the UBT Terminal to be ratable, that is, fairly evenly spread over the course of the Month. As to the ratable requirements in this paragraph (i) and (ii), United, for the avoidance of doubt, acknowledges that scheduling the departure of a vessel to meet United’s commercial needs, unrelated to its obligations under this Agreement, would be an insufficient justification for the scheduling of an unratable departure.
          (iii) United shall schedule only liftings that are specified by Tampa Electric consistent with Section 5.3 above or as otherwise agreed by Tampa Electric and United. If United wishes to schedule a lifting not so specified or otherwise agreed, United must obtain Tampa Electric’s prior approval, which approval may be denied, withheld or conditioned for any reason whatsoever.
          (iv) For the avoidance of doubt, nothing contained in paragraph (iii) above shall limit United’s ability to substitute one vessel for another provided the substitute vessel’s cargo carrying capacity is within a range of ninety to one hundred and ten per cent (90 – 110%)

of the original vessel’s cargo carrying capacity. Otherwise, United must seek Tampa Electric’s prior approval to substitute a vessel for one already nominated under paragraphs (i) and (ii) above, which approval shall not be unreasonably withheld, conditional or delayed.
          (v) With respect to Domestic Ocean Service Cargo, Tampa Electric shall notify United, (a) at least thirty (30) Days prior to the estimated date for the commencement of loading a Cargo at a port or place on the U.S. Gulf coast and (b) at least sixty (60) Days prior to the estimated date for the commencement of loading of a Cargo at a non-U.S. Gulf coast port or place, as to the identity of port or place of loading, the quantity of Cargo, the date of Cargo availability (“Vessel Loading Date”) and an other special terms or conditions for loading of such Cargo. United shall arrange for a vessel capable of loading and carrying the quantity of Cargo specified by Tampa Electric to be available for loading at the port or place nominated by Tampa Electric on the Vessel Loading Date. Within ten (10) days after receipt of Tampa Electric’s notice, United shall notify Tampa Electric of the vessel’s name and its expected arrival date at the loading port and then at Big Bend Terminal. Unless the Rate is specified in this Agreement, Tampa Electric and United shall agree to an applicable rate within ten (10) Days of Tampa Electric’s notice. In determining whether United has met its performance obligation under Section 5.3.4 above, the Tons loaded by United in the Domestic Ocean Service during the Month(s) in question shall count.
     5.5 Carriage of Cargo to Big Bend Terminal
          After loading of the vessel at the UBT Terminal or any other port or place, United, at its sole risk and expense, shall carry the Cargo, safely and timely, from the UBT Terminal or other port or place to Big Bend Terminal.
     5.6 Notices by United
          United shall provide prompt written notice to Tampa Electric upon the departure of a vessel from the UBT Terminal and United, or the vessel, shall provide a written notice to Tampa Electric at 2400 hours and 1200 hours of each day thereafter until the vessel arrives at the Big Bend Terminal. That notice shall include the vessel’s position, its speed and its expected time and date of arrival at the Big Bend Terminal. United shall provide prompt written notice to Tampa Electric two hours before the vessel is due to arrive at Egmont Key.

     5.7 Discharging and Stevedoring Damage
     5.7.1 Discharge at Big Bend Terminal
          (i) United’s vessels that call at Big Bend Terminal will be in a condition to be safely discharged and cleaned, in accordance with industry standards. Tampa Electric shall discharge the vessels at Big Bend Terminal at its risk and expense. United, however, shall be responsible for any damage or injury caused by a vessel, its officers or crew to Big Bend Terminal, its employees (including employees of independent contractors) and its equipment. Such damage or injury at Big Bend Terminal shall be reported to United’s responsible shore-side personnel within seven (7) Days, failing which United shall not be responsible for the cost of repairs or for any other expenses.
          (ii) Tampa Electric shall unload the vessels on a continuous twenty-four hours a Day, seven days a week basis except for the following holidays:
•	New Year’s Day (commencing at 1900 hours on December 31st and ending at 1900 hours on January 1st)

•	Memorial Day (commencing at 0700 hours and ending at 1900 hours)

•	Independence Day (commencing at 0700 hours and ending at 1900 hours)

•	Thanksgiving (commencing at 0700 hours on such Day and ending on 0700 hours on the following day)

•	Christmas (commencing at 1900 hours on December 24th and ending on 1900 hours on December 25th)
          If a vessel arrives at Egmont Key not later than twenty (20) hours prior to the commencement of the holiday, as described above, Tampa Electric, notwithstanding the holiday, shall discharge the vessel if the berth is immediately available.
     5.7.2 Stevedore Damage
          Tampa Electric shall be responsible for damage (beyond ordinary wear and tear) to any part of the vessel caused by stevedores, employees of Tampa Electric or its independent contractors at Big Bend Terminal or at a loading facility other than the UBT Terminal. Tampa Electric, however, shall not be responsible for damage resulting from insufficient cargo hold strength or insufficient plate thickness, which damage could not reasonably be expected to be avoided by a prudent operator of a front-end loader, clam-shell or continuous bucket unloader. Such damage shall be notified, in writing, as soon as reasonably possible by the Master to Tampa Electric or their agents and to their stevedores (and no later than the time of the vessel’s departure from the berth), failing which, Tampa Electric shall not be responsible for the cost of repair or any other expenses. The Master shall endeavor to obtain the stevedores’ written acknowledgement of responsibility. Tampa Electric is obliged to pay for the reasonable costs of repairing such damage and all additional expenses reasonably incurred by United that result from such damage and any time lost shall count as used Laytime added to the used Laytime for the vessel’s call at Big Bend Terminal during which the damage occurred. United shall give ample notice to Tampa Electric of the time and place of the vessel repairs so that Tampa Electric can have its representative present during the repairs. Repairs to the vessel will occur at the berth at Big Bend Terminal only if the vessel cannot safely be moved, as confirmed by the Class surveyor or as mutually agreed by Tampa Electric and United. If repairs do occur at the berth at Big Bend Terminal, United agrees to accomplish the repairs as quickly as possible. United’s rights under this paragraph shall be its sole and exclusive remedy for damage to the vessel caused by stevedores, employees of Tampa Electric or its independent contractor at Big Bend Terminal or at a loading facility other than the UBT Terminal.
     5.8 Free Time and Laytime at the Load Port or Place in the Domestic Ocean Service
          Laytime shall not run while a vessel is at the UBT Terminal while in the Trans-Gulf Ocean Service. Laytime, however, shall run while a vessel is at a port or place, other than the UBT Terminal, while in the Domestic Ocean Service or the Foreign Ocean Service, in accordance with Section 5.8.2 below. Used Laytime at such load port or place will be added to the used Laytime at Big Bend Terminal in determining whether demurrage or despatch has been incurred for the voyage in question. Tampa Electric and United shall coordinate the scheduling of Domestic Ocean Service Cargo and Foreign Ocean Service Cargo so as to minimize used Laytime.

     5.8.1 Free Time
          For the calculation of demurrage and despatch, each vessel shall be allowed a period of time, specified in days, hours and minutes equal to the quantity of Cargo loaded on board the vessel divided by 20,000 short tons.
     5.8.2 Running of Laytime
          Laytime shall commence after the vessel, in all respects ready to load, gives a valid Notice of Readiness at the port or place nominated by Tampa Electric, whether day or night, whether or not a berth is available and whether or not during usual business hours, provided that the Notice of Readiness is not given before, or after, the Vessel Loading Date. If the Notice of Readiness is given prior to the Vessel Loading Date, Laytime shall begin running at the earlier of 0001 hours on the Vessel Loading Date or upon the commencement of loading. If the Notice of Readiness is given after the Vessel Loading Date, Laytime shall begin running upon the commencement of loading. Laytime shall end upon the completion of loading.
     5.8.3 Exceptions to Laytime and Demurrage
          (i) Laytime and demurrage shall not run for delay caused by the vessel or by United.
          (ii) Laytime shall be interrupted or, if Laytime has not commenced, Laytime shall not start, if the delay is caused by Force Majeure. If a Force Majeure occurs after a vessel goes on demurrage and the demurrage is prolonged due to Force Majeure, the demurrage so caused by Force Majeure shall be calculated at one-half of the applicable demurrage rate.
          (iii) Laytime or demurrage shall not run, and time shall not count, while the vessel is shifting from the anchorage to the berth, or while waiting for tide, pilots or tugs.
          (iv) Laytime shall not commence if, upon the arrival of the vessel at Egmont Key, the berth is unavailable due to its actual or pending occupancy by another United vessel, unless the prior vessel in the berth was delayed due to the actions or omissions of Tampa Electric.

          (v) Laytime shall not commence if the vessel arrives at Egmont Key within twenty (20) hours before the beginning of, or during, a Planned Maintenance Period in which Tampa Electric cannot discharge the vessel by the usual means.
          (vi) If, after giving its Notice of Readiness, the vessel is found not to be ready to discharge, the time lost until the vessel is, in all respects, ready to discharge, shall not count as used laytime or as time on demurrage.
          (vii) Time used in opening the vessel’s hatches before the commencement of discharge and in closing the vessel’s hatches upon the completion of discharge shall not count as used laytime or as time on demurrage.
          (viii) Stoppages to discharging due to the vessel’s requirements shall not count as used laytime or as time on demurrage.
          (ix) Delay due to holidays, as set forth in the Big Bend Terminal Rules and Regulations which are annexed as Attachment G, shall not count as used laytime or as time on demurrage.
     5.9 Free Time, Laytime, Demurrage and Despatch at Big Bend Terminal
          Tampa Electric and United shall coordinate the scheduling of cargoes so as to minimize used Laytime or demurrage.
     5.9.1 Free Time
          For the calculation of demurrage and despatch at Big Bend Terminal, each vessel listed on Attachment E shall be allowed a period of time, specified in days, hours and minutes, equal to the quantity of cargo loaded on board the vessel divided by one thousand, one hundred Tons (1,100). An additional two hours will be added to allowed Laytime when cleaning the non-self unloaders, including the “Gayle Eustace.” An additional four hours will be added to allowed Laytime when cleaning the self-unloaders (i.e., “Mary Turner” and Diana T”). The free time for each vessel not listed on Attachment E shall be agreed in advance of its arrival at Big Bend Terminal.

     5.9.2 Running of Laytime
          Laytime shall commence running after the vessel, in all respects, ready to discharge, gives a valid Notice of Readiness at Egmont Key, near Tampa, whether day or night, whether or not a berth is available and whether or not during usual business hours. Laytime shall end when the vessel has completed discharging or, if cleaning is requested by United, the vessel’s holds are in a broom-swept condition as per past practices.
     5.9.3 Exceptions to Laytime and Demurrage
          (i) Laytime and demurrage shall not run for delay caused by the vessel or by United.
          (ii) Laytime shall be interrupted or, if Laytime has not commenced, Laytime shall not start, if the delay is caused by Force Majeure. If a Force Majeure occurs after a vessel goes on demurrage and the demurrage is prolonged due to Force Majeure, the demurrage so caused by Force Majeure shall be calculated at one-half of the applicable demurrage rate.
          (iii) Laytime or demurrage shall not run, and time shall not count, while the vessel is shifting from the anchorage to the berth, or while waiting for tide, pilots or tugs.
          (iv) Laytime shall not commence if, upon the arrival of the vessel at Egmont Key, the berth is unavailable due to its actual or pending occupancy by another United vessel, unless the prior vessel in the berth was delayed due to the actions or omissions of Tampa Electric.
          (v) Laytime shall not commence if the vessel arrives at Egmont Key within twenty (20) hours before the beginning of, or during, a Planned Maintenance Period in which Tampa Electric cannot discharge the vessel by the usual means.
          (vi) If, after giving its Notice of Readiness, the vessel is found not to be ready to discharge, the time lost until the vessel is, in all respects, ready to discharge, shall not count as used laytime or as time on demurrage.

          (vii) Time used in opening the vessel’s hatches before the commencement of discharge and in closing the vessel’s hatches upon the completion of discharge shall not count as used laytime or as time on demurrage.
          (viii) Stoppages to discharging due to the vessel’s requirements shall not count as used laytime or as time on demurrage.
          (ix) Delay due to holidays, as set forth in the Big Bend Terminal Rules and Regulations which are annexed as Attachment G, shall not count as used laytime or as time on demurrage.
     5.9.4 Demurrage and Despatch
          If used Laytime exceeds the allowed Free Time then the excess time shall count as demurrage. If the allowed Free Time exceeds the used Laytime, then the excess shall count as despatch.
     5.9.5 Demurrage Process
          Tampa Electric shall provide United with a statement of facts for the loading port (if the loading port or place was other than at the UBT Terminal) and for Big Bend Terminal within five (5) Business Days from the date of completion of discharge of a vessel at Big Bend Terminal. United shall within ten (10) Business Days provide Tampa Electric with a proposed calculation of demurrage or despatch accrued on that vessel. Tampa Electric and United shall attempt to agree to demurrage or despatch on a particular vessel voyage within twenty (20) Business Days of the date of completion of the vessel’s discharge.
     5.9.6 Payment of Demurrage/Despatch
          Tampa Electric and United agree to settle any demurrage or despatch with respect to Trans-Gulf Ocean Service, Domestic Ocean Service and Foreign Ocean Service on a calendar quarterly basis at the daily rate set forth in Attachment F (or pro rata). Demurrage and despatch shall be subject to adjustment in accordance with the relevant provisions of Attachment J. In computing the amount of demurrage, if any, Tampa Electric and United shall credit the dollar amount of despatch earned during the calendar quarter against the dollar amount of the demurrage. If the dollar amount of demurrage exceeds the dollar amount of despatch, Tampa

Electric shall pay United. If the dollar amount of the despatch exceeds the dollar amount of demurrage, no payment shall be due or payable to Tampa Electric and there shall be no carry-forward of the despatch. Within thirty (30) Days following the end of each calendar quarter, United shall determine any net demurrage payment or net despatch credit and provide a proposed calculation with sufficient detail and documentation to enable Tampa Electric to review and independently verify such amount. Tampa Electric shall pay any undisputed amount of demurrage within thirty (30) Days following the date on which such calculation and supporting documentation was received by Tampa Electric. Tampa Electric and United shall make a good faith effort to reconcile any disputed amounts, or refer the same to the Dispute Resolution provision, with any payment ultimately due to be paid together with interest at the Interest Rate.
     5.10 Water Depth at Big Bend Terminal
          For the purposes of this Agreement, Tampa Electric shall maintain, or cause to be maintained, adequate water depth at its Big Bend Terminal channel, turning basin and berth to accommodate vessels on an even keel to a maximum draft of thirty three (33) feet draft at mean low water. In the event that United is able to show that there is inadequate water depth to accommodate a vessel with a draft of thirty-three (33) feet draft (even keel) at mean low water, then Tampa Electric shall pay to United an amount equal to the difference (i) between the quantity of coal or other Cargo which could have been carried by the vessel at a draft of thirty-three feet and (ii) if a lesser quantity, the quantity of coal or other Cargo which was carried by the vessel, multiplied by the applicable Rate, always provided that United was ready, willing and able to load on board that vessel fully with coal or the other Cargo. Any such Cargo quantities not carried, and for which additional payments are due from Tampa Electric under this paragraph, shall count as Completed Tons as of the date of the completion of discharge of the vessel in question.
     5.10.1 Safe Berth
          Tampa Electric warrants that, so long as a vessel does not exceed the following dimensions, such vessel can safely proceed to, lie at, and depart from the berth and remain safely afloat at the berth at any stage of the tide.

          Length Over All – 650 feet
          Beam – 85 feet
          Draft – 33 feet
          The tug/barge units “Janis Guzzle” and “Marie Flood,” even though they exceed those dimensions, may call at Big Bend Terminal. From time to time, United may request permission for a vessel in advance of its use under this Agreement, the dimensions of which exceed those specified above, to call at Big Bend Terminal. In such case, Tampa Electric must give its prior approval to permit the vessel to call at Big Bend Terminal, which approval may be withheld for a good reason.
     5.11 Vessel Chartering
          United, at no cost to Tampa Electric, shall have the right to charter vessels so that United may meet its obligations to Tampa Electric under this Agreement, provided that (i) Tampa Electric, in advance, shall approve in writing the vessel(s) that United plans to charter, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) the substitute vessel(s) meets the representations and warranties set forth in Section 5.2 above and the dimension limitations set forth in Section 5.10 above (if Tampa Electric provides its approval under this Section 5.11, United need not obtain Tampa Electric’s approval under Section 5.10 if such approval otherwise would be required under Section 5.10) and (iii) United shall continue to remain fully responsible for the performance of the substituted vessel(s).
     5.12 Tampa Electric Terminal Rules and Regulations
          United agrees to abide by, and be bound by, the “Terminal Rules and Regulations” issued by Tampa Electric for its Big Bend Terminal, as attached hereto (Attachment G ), except for: (i) the provisions in Attachment G that have been deleted, as indicated by strikethroughs, and (ii) any other provision therein that conflicts with the terms of this Agreement. Except as required by applicable law or governmental regulation, any changes to the Terminal Rules and Regulations, shall not be binding on United unless United gives its consent.

     6. GENERAL SERVICE PROVISIONS
     6.1 Right of Inspection
          At its own expense, at any time during regular business hours, and upon at least three (3) Business Days’ notice, Tampa Electric shall have the right to inspect and review (or to have its representatives inspect and review) any part of United’s Cargo operations, equipment and facilities by which Cargo handled under this Agreement is transported, unloaded, stored, sampled and loaded, including, but not limited to, vessels, tugs, barges, records of operations, transportation and transfer equipment and procedures, analytical procedures, storage piles, sampling equipment, loading/unloading docks and all other equipment used to handle or transport Cargo for Tampa Electric.
     6.2 Risk of Loss
          United shall bear the risk and liability for loss to Cargo while it is in its possession as more specifically set forth below:
          (i) United shall have the risk and liability for loss of River Service Cargo during the continuous period commencing when the Cargo is loaded into United’s barges at places and ports on the Applicable Waterways and terminating when United secures the loaded vessel at Big Bend Terminal, including the time the Cargo is stored at the UBT Terminal.
          (ii) United shall have the risk and liability for loss of FAS Cargo during the continuous period commencing when the barge carrying FAS Cargo arrives at the UBT Terminal and custody of the barge is transferred to United and terminating when United secures the loaded vessel into which the FAS Cargo was loaded at Big Bend Terminal, including the time that the Cargo is stored at the UBT Terminal.
          (iii) United shall have the risk of loss and liability for loss of Domestic Ocean Service Cargo and Foreign Ocean Service Cargo during the continuous period commencing when the Cargo is loaded onto the vessel and terminating when United secures the loaded vessel at the berth at Big Bend Terminal.
          United shall not be responsible for a reduction of Cargo inventory in its custody which is due to shrinkage to the extent normally accepted as reasonable within the industry. In the event of a dispute concerning liability for shrinkage, such dispute shall be resolved according to Dispute Resolution, Section 14.
          United shall report promptly to Tampa Electric any of United’s barges which are leaking and in danger of sinking. United shall bear the risk of loss of Cargo which cannot be unloaded from such barge and the costs of transporting such Cargo, if not lost, to the UBT Terminal. If a barge sinks and part or all of the Cargo is unrecoverable, such unrecoverable Cargo shall count as Completed Tons in calculating whether Tampa Electric owes United a River Shortfall Payment, a Terminaling Shortfall Payment and a Ocean Shortfall Payment under Section 2.2 above.
     6.3 Weights and Weighing
          The weights for purposes of application of Rates, and computing losses, under this Agreement shall be provided by Tampa Electric and shall be based on the following:
          (i) Rail — Official rail weights from certified scales;
          (ii) Barges and FAS Cargoes — Official origin weight as determined for each loading point and consistent with each Tampa Electric solid fuel supply agreement; and
          (iii) Vessels — Tampa Electric’s destination scale weights or, if the Tampa Electric destination scales are not properly functioning or are otherwise unavailable, draft vessel weights upon unloading. Upon United’s request, Tampa Electric shall provide United with scale calibration certifications for its Big Bend Terminal scale.
          (iv) United shall have no responsibility to determine or verify any weights provided by Tampa Electric and shall rely on such weights to demonstrate compliance with Tampa Electric’s requirements under this Agreement; provided, however, that United shall have the right to dispute such weights if, upon visual inspection, there appears to be a material deviation in the weights provided by Tampa Electric and the tonnage in the barge(s), in storage at the UBT Terminal or in the vessel(s). Such dispute shall be resolved according to Dispute Resolution, Section 14.

     6.4 Cargo Moisture
     6.4.1 Moisture Minimization
          United agrees to use all commercially reasonable measures to minimize the ingress of rain water and other moisture into the Cargo. Without limiting the generality of the foregoing, United agrees to take the following steps:
          (i) to discharge laden barges at the UBT Terminal as promptly as possible after their arrival, provided that, Tampa Electric may, by notice to United, prioritize the order in which laden barges are discharged at the UBT Terminal, in order to minimize Cargo moisture, such that barges might not necessarily be discharged in the order in which they arrived at the UBT Terminal;
          (ii) to follow the instructions of Tampa Electric as to whether vessels at the UBT Terminal are to be loaded from the Cargo on the ground or from the Cargo on arrived barges;
          (iii) to keep the hatches closed on a vessel carrying Cargo from the UBT Terminal to the Big Bend Terminal until the vessel is tied to the berth at Big Bend Terminal, provided that United may open the hatches on a vessel carrying Cargo prior to arrival at its berth if rain is not forecast;
          (iv) United shall promptly notify Tampa Electric of Cargo at the UBT Terminal which is scheduled to be loaded on board a vessel which may have excess moisture so that Tampa Electric can determine means to eliminate or reduce the excess moisture before or during loading.
     6.4.2 Remedies
          If, in the reasonable judgment of Tampa Electric, the Cargo, upon the vessel’s arrival at its berth at Big Bend Station, contains an excessive amount of moisture, Tampa Electric shall have the following rights:
          (i) to adjust the used Laytime or time on demurrage to reflect the time used by Tampa Electric to takes steps to remove the excess moisture in the Cargo, and

          (ii) to recover from United the expenses that Tampa Electric reasonably incurs in reducing the excessive moisture or as a result of the excessive moisture (including, without limitation, cleaning the dock and the conveyor belts).
          Tampa Electric shall not have the remedies set forth above in the event that (a) United fulfilled its obligations under Section 6.4.1, or (b) Tampa Electric instructed United to transport to the Big Bend Terminal Cargo that had not been put to ground at the UBT Terminal.
          The remedies described in this Section 6.4.2 are available to Tampa Electric only as to Cargo loaded at the UBT Terminal or at another facility as directed by United.
     6.5 Additional Terms
          (i) This Agreement consists of a storage contract and a private contract of affreightment and is not to be construed as a bareboat, demise or time charter, nor is it to be construed as a contract of common carriage.
          (ii) United is aware that it is carrying Cargo but shall make no independent inquiry as to the quantity, quality or condition of the Cargo.
          (iii) Tampa Electric may avail itself of United’s services under this Agreement with respect to Cargo owned by entities other than itself, provided that Tampa Electric plans to use that Cargo in its own power generating plants.
          (iv) Nothing in this Agreement shall operate, limit or deprive United or Tampa Electric of any statutory protection or exemption from or limitation of liability. Because United may require third-parties to assist it in the performance of the services United is required to perform under this Agreement, it is agreed that any third person employed by United shall be entitled to all rights, immunities, exemptions and limitations of liability that are afforded United under this Agreement and offered under any law of the United States.
          (v) Tampa Electric, at its sole cost and expense, shall obtain and provide all certificates, clearances, permits, surveys, inspection reports and all other documents required under applicable governmental regulations to lawfully load the Cargo other than at UBT Terminal. Barges in the River Service shall move at the convenience of United, either as a single unit or with one or more other barge units. United is not bound to transport the Cargo by any particular craft or in time for any particular market. United shall have the right to shift or interchange the tow from one to another towing vessel as it, in its sole discretion, may find convenient, expedient or necessary. United shall have the right to transfer the Cargo from the barge into which the Cargo was originally loaded to one or more other barges and United shall have the right to tie off the tow at any point and for any purpose.
          (vi) The loading of barges or vessels for which Tampa Electric is responsible to load shall be accomplished by Tampa Electric or its agents at its sole expense and risk (except at the UBT Terminal). Tampa Electric shall comply with United’s reasonable instructions regarding the height and weight of load, draft and other reasonable instructions as United may deem desirable for safe transportation, and Tampa Electric shall distribute Cargo to allow an even draft. If not so loaded, then Tampa Electric shall, at its expense, cause such corrections to be made as necessary to meet United’s requirements, in which event any delay to the barge or vessel shall be subject to the running of laytime or, if on demurrage, the running of demurrage. Any additional cost or expense or loss or damage incurred by United at the berth as a result of improper loading shall be for the account of Tampa Electric. Once the barge or vessel is loaded and leaves the berth, United assumes all risk of loss or damage to the Cargo and the barge for any reason whatsoever including but not limited to improper loading. Where covered barges are ordered, cover-handling costs will be for Tampa Electric’s account.
          (vii) In the event of navigational hazards, lock outages or river or channel closures that in United’s sole, but reasonable, discretion, would impede the safe or timely delivery of Cargo to destination, United shall give written notice to Tampa Electric, which notice shall contain a description of the problem and its expected duration. Tampa Electric shall instruct United as to where United is to deliver the Cargo which instructions United shall follow. If Tampa Electric has not provided instructions to United within five (5) business Days of Tampa Electric’s receipt of United’s notice, United shall be free to deliver the Cargo at a suitable alternative terminal or safe berth of United’s choosing.

     7. RATES, ADJUSTMENTS
          Tampa Electric agrees to pay freight charges at the rates on a per Ton basis (“Rates”) for Completed Tons for the River Service, the Terminaling Service and the Trans-Gulf Ocean Service or the other Service Segments performed by United under this Agreement. The Rates set forth below shall include all costs and expenses for United’s operation and maintenance of its fleet and other equipment, including but not limited to cost of crew, personnel and administrative charges, fuel and consumables, maintenance and repair, spare parts, insurance, as well as charges for dockage, line handling (except at Big Bend Terminal where Tampa Electric provides line handling), barge fleeting, barge shifting, on and off tug service for landing barge tows and tug service for loading vessels, and all other costs of any nature whatsoever except as expressly set forth herein. Subject to adjustment as set forth in Section 7.4, Rates shall be as follows:
     7.1 River Service, Terminaling Service, Trans-Gulf Ocean Services
          Tampa Electric agrees to pay United at the rates per Ton specified in Attachment A for the River Service, the Terminaling Service and the Trans-Gulf Ocean Service.
     7.2 FAS Cargoes
          For the purpose of determining the quantity of FAS Cargo, it will be conclusively presumed that the quantity of FAS Cargo for Terminaling Service and for the Trans-Gulf Ocean Service in any Month shall be equal to the quantity of FAS Cargo that Tampa Electric provides in such Month for Terminaling Services. For the purpose of determining the applicable Rate, such FAS Cargo shall count as Completed Tons in the Month following the Month in which the FAS Cargo is Constructively Placed at UBT Terminal.
     7.3 Domestic Ocean Service Cargoes
          Tampa Electric agrees to pay the rate per ton specified in Attachment H for Domestic Ocean Service.
     7.4 Adjustment
          The rates for the services provided by United in connection with the Cargoes and the FAS Cargoes, set forth above, are to be adjusted as set forth below.

     7.4.1 Fuel Component Adjustment
          The methodology of computing the Fuel Component Adjustment is set forth in Attachment I. The first adjustment shall be calculated, and shall have effect, on January 1, 2009 and adjustments shall be calculated Monthly.
     7.4.2 Variable Component Adjustment
          The methodology of computing the Base Variable Component Adjustment is set forth in Attachment J. The first adjustment shall be calculated, and shall have effect, on April 1, 2009. When the new Rates become effective on January 1, 2010, the first Variable Base Component Adjustment shall be calculated, and shall have effect, on April 1, 2010. However, if the escalation indices in Attachment J during the period from September 1, 2008 through August 31, 2009, have increased by greater than five per cent (5%), the Base Variable Component of each Rate for 2010 – 2014 shall be increased by the percentage increase in excess of the five per cent (5%), effective January 1, 2010.
     7.4.3 Fixed Component
          There shall be no adjustment to the Base Fixed Component.
     7.4.4 Submissions, Consideration of Rate Adjustments
          (i) United shall submit all rate adjustments, calculations and supporting data in as much detail as is reasonably required to establish the amount of the adjustments no later than (a) by the end of the next Month in the case of the Fuel Component Adjustment or (b) by the end of the first month of the next quarter in the case of a quarterly adjustment. Tampa Electric shall approve or reject the proposed rate adjustments within twenty (20) Days after receipt of reasonably sufficient data. Such approval shall not be unreasonably withheld, conditioned or delayed by Tampa Electric.
          (ii) Acceptance of any rate adjustment on the part of Tampa Electric does not constitute a waiver of Tampa Electric’s right to audit under the provisions of Section 9 of this Agreement or to correct any overpayment or underpayment that might be determined by such audit.

          (iii) Tampa Electric and United agree to negotiate in good faith any disputed rate adjustments, but such negotiations shall not affect United’s obligation to provide services as described herein, nor shall they affect Tampa Electric’s obligation to pay for the undisputed portion of such services.
          (iv) Should Tampa Electric and United be unable to agree within ninety (90) Days after receipt of United’s submission, they shall resolve their disputes by resort to the Dispute Resolution provision, Section 14 of this Agreement.
     7.5 Change of Law, Taxes or Regulations
          (i) In the event any unit of government or port authority having jurisdiction over United or its activities, after the date of this Agreement, imposes any new laws, rules or regulations or modifies any existing laws, rules, regulations or imposes a new fee or tax or increases or decreases any existing fee or tax (including without limitation any user charge or toll, imposed, levied or collected from United for its use of the Mississippi and Ohio Rivers or their tributaries or of the locks and dams in said river systems but excluding taxes on gross receipts or net income), imposed during the course of performance of the services rendered hereunder, the effect of which will increase or decrease the cost of performance by United hereunder, the then current rate(s) shall be adjusted upward or downward to reflect such increase or decrease, effective the date such increase or decrease is incurred by United.
          (ii) If the amount(s) of any adjustment(s) of the Rates then in effect, due to the operation of paragraph (i) above, causes the Rate in any Service Segment to increase by twenty-five per cent (25%) or more, in the aggregate, during the Term of this Agreement, Tampa Electric shall be entitled, by written notice to United, to limit such upward adjustment to twenty-five per cent (25%), in which case United shall be entitled to terminate this Agreement by notice to Tampa Electric not later than twenty (20) Days after receipt of such notice to limit. If the amount of any downward adjustment(s), due to the operation of paragraph (i) above, causes a Rate in any Service Segment to decrease by twenty-five per cent (25%) or more, in the aggregate, during the Term of this Agreement, United shall be entitled, by written notice to Tampa Electric, to limit such downward adjustment to twenty-five per cent (25%), in which case

Tampa Electric shall be entitled to terminate this Agreement by notice to United not later than twenty (20) Days after receipt of such notice to limit.
     8. PAYMENT
     8.1 Application of Rates
          In determining the applicable Rate for River Service, Trans-Gulf Ocean Service, Domestic Ocean Service or Foreign Ocean Service, the Rate in effect on the Day the applicable Service Segment is completed pursuant to Section 2.1.1 shall apply.
     8.2 Invoice and Payment
     8.2.1 Contents of Invoices
          All invoices or credit memoranda issued hereunder are to specify the date of the shipment to which the invoice or credit memorandum pertains, the applicable Rate, the quantity of Cargo, the type of Cargo, the identity of the loading dock and such other information as is reasonably requested by Tampa Electric to enable Tampa Electric to verify the billing or credit amount.
     8.2.2 Invoicing
          United shall prepare and mail an invoice to Tampa Electric immediately following the 15th Day of each Month for all services rendered hereunder from the first of the prior Month through the end of the prior Month inclusive.
     8.2.3 Invoicing Error Corrections
          If it is determined that an error occurred in the preparation of any invoice, United agrees to issue a corrected invoice or credit memorandum, as applicable, within ten (10) Days after determination or notification of the error.
     8.2.4 Invoicing Mailing Address
          Tampa Electric shall advise United in writing of the proper address (or any changes) to which billing invoices should be mailed. Until further notice, United shall mail invoices to:

Tampa Electric Company
Accounts Payable
P.O. Box 3285
Tampa, FL 33601
     8.2.5 Payment of Undisputed Invoices and Credit Memoranda
          Unless stated otherwise in this Agreement, Tampa Electric shall, within fifteen (15) calendar Days of receipt of any invoice pertaining to services rendered under this Agreement, pay to United the full net amount of said invoice; provided, however, that if Tampa Electric shall in good faith dispute any portion of any invoice, then only the undisputed portion of such invoice need be paid within the fifteen (15) Day period. Payment shall be treated as made when the same is either (1) transferred by wire to United’s account and/or bank as United from time to time may designate in writing or (2) deposited in the U.S. mail, postage prepaid, and properly addressed as follows:
United Maritime Group, LLC
P.O. Box 22048
Tampa, Florida 33622-2048
Attention: Controller
As to amounts of five thousand dollars ($5,000) or less due to Tampa Electric, United may issue a credit memorandum to Tampa Electric to be applied against outstanding invoices for services rendered. If requested by Tampa Electric, United, in lieu thereof, shall make direct cash payments to Tampa Electric. For amounts over five thousand dollars ($5,000) due to Tampa Electric, United shall make direct cash payments to Tampa Electric. A payment shall be treated as made when the same is either (1) transferred by wire to Tampa Electric’s account and/or bank as Tampa Electric may from time to time designate in writing or (2) deposited in the U.S. mail, postage prepaid, and properly addressed as follows:
Tampa Electric Company
P.O. Box 3285
Tampa, Florida 33601
Attention: Vice President – Controller
All payments shall be made in immediately available funds.

     8.2.6 Payment of Disputed Invoices and Price Revisions
          If Tampa Electric disputes United’s invoices or price revisions, in whole or part, Tampa Electric shall make payment of any amount due United which is not in dispute. In the event that settlement cannot be reached within ninety (90) Days after United’s issuance of the disputed invoice, either Tampa Electric or United may refer to the provisions of the Dispute Resolution provision, Section 14 of this Agreement.
     9. BOOKS, RECORDS AND AUDITS
     9.1 Maintaining Books and Records
          (i) United shall maintain books and records of all payments, price adjustments, credits, debits, weights and supporting documentation establishing the bases for the price and all similar data related to the performance under this Agreement, in order that all provisions of this Agreement can be adequately administered and United’s performance under this Agreement can be adequately verified. In so doing, United shall use accounting methods and practices in accordance with generally accepted accounting principles, consistently applied. Such books and records are to be retained for a minimum of five (5) Years from the last day on which this Agreement is in effect, unless there is an ongoing Tampa Electric audit or dispute involving such books and records at the end of the five (5) Years, in which case such books and records shall be retained until such audit is completed or dispute is resolved. In addition, United shall itemize for Tampa Electric all data pertaining to price adjustments requested under Section 7.4 of this Agreement and United shall make its books and records available to Tampa Electric at any reasonable time so that Tampa Electric can document any change, revision or adjustment to the various prices specified herein. United shall submit additional information which Tampa Electric may request which is reasonably available from United’s records and pertinent to the adjustment to be made.
          (ii) Tampa Electric shall maintain records, operational documentation and similar data relating to its performance under this Agreement. Such records are to be retained for a minimum of five (5) Years from the last day on which this Agreement is in effect, unless there is an ongoing audit or dispute involving such records at the end of the five (5) Year period. In such event, Tampa Electric shall maintain such records until such audit is completed or such dispute is resolved.

     9.2 Right to Audit and Request Audit
          (i) Upon written request, United shall make available for Tampa Electric’s audit and information copies of all appropriate books and records which United makes or has made in connection with the ordinary course of business as the same relates to the performance of this Agreement.
          (ii) Tampa Electric, on thirty (30) Days’ notice, but no more frequently than once a year, may examine through its agents, employees or any independent auditor, the books and records related to the performance of this Agreement of United, United Barge, United Bulk and United Ocean.
          (iii) United may, on thirty (30) Days’ prior written notice, but no more frequently than once a year, examine through its agents, employees or any independent auditor reasonably satisfactory to Tampa Electric, the books and records related to Tampa Electric’s performance of this Agreement.
          (iv) At the conclusion of each such audit provided for herein, the auditing party shall provide the other party with the findings and detailed supporting documentation of said audit.
          (v) If the results of any audit disclose that an error has occurred and as a result an underpayment or overpayment by either Tampa Electric or United has been made during the period of time intervening since the most recent such audit, or since Cargo deliveries commenced under this Agreement, if no previous such audit has been made, the amount thereof shall promptly be paid to the party to whom it is owed by the other party, together with interest at the Interest Rate, and the Rate or charge shall be adjusted accordingly, if applicable.
          (vi) Tampa Electric and United agree to cooperate fully in any audit and make their books and records related to this Agreement available for audit. The cost of retaining auditors to perform any audit shall be borne by the entity requesting same.
          (vii) The provisions of this Section shall not limit, in an way, the right of Tampa Electric (a) to inspect and review United’s operations as set forth in Section 6.1 and (b) to inspect and review the books and records of United on discrete issues as such issues, from time to time, arise.
          (viii) All information obtained by one from another and any summaries or abstracts prepared with respect thereto shall be subject to the confidentiality provisions of Section 21.4.
     10. TERM
          The term of this Agreement (the “Term”) shall commence on January 1, 2009 and, unless earlier terminated pursuant to the terms of this Agreement, shall end on December 31, 2014.
     11. TERMINATION
     11.1 United’s Events of Default
          Each of the following occurrences shall be considered an Event of Default by United:
          (i) Any representation or warranty made by United in this Agreement shall prove to be incorrect in any material respect as of the date of this Agreement.
          (ii) United shall commit a material breach of this Agreement.
          (iii) United, except to the extent caused by Force Majeure or caused by a failure by Tampa Electric to meet its obligations under this Agreement or by Tampa Electric’s act or omission, fails to provide barges in the River Service for, or to carry in the Ocean Service, at least two-thirds (2/3) of the total quantity of Cargo provided by Tampa Electric, in accordance with this Agreement, during any period of three (3) consecutive Months.
     11.2 Tampa Electric’s Events of Default
          Each of the following occurrences shall be considered an Event of Default by Tampa Electric:
          (i) Any representation or warranty made by Tampa Electric in this Agreement shall prove to be incorrect in any material respect as of the date of this Agreement.

          (ii) Tampa Electric shall fail to pay, when due, any invoice submitted by United under Section 8 but only if the undisputed amount of such invoice exceeds one million dollars ($1,000,000).
          (iii) Tampa Electric shall commit a material beach of this Agreement.
          (iv) Tampa Electric, except to the extent caused by Force Majeure or by a failure by United to meet its obligations under this Agreement or by United’s act or omission, fails to provide two-third (2/3) of the total quantity of Cargo, in accordance with this Agreement, during any period of three (3) consecutive Months.
     11.3 Termination Procedure
          (i) If the Event of Default is as described in Section 11.1(i) or Section 11.1(iii) or Section 11.2(i) or Section 11.2(iv), the aggrieved party has the right to terminate this Agreement by providing an unconditional notice of termination to the defaulting party within thirty (30) days of becoming aware of the materially incorrect representation or warranty, failing which the Event of Default shall be deemed as having been waived by the aggrieved party.
          (ii) Upon the occurrence of any other Event of Default by the defaulting party, the aggrieved party shall have the right to give notice to the defaulting party, which notice shall (a) state that an Event of Default has occurred, (b) describe briefly the circumstances giving rise to the occurrence of the Event of Default and (c) state that, unless the Event of Default is cured within thirty (30) days, the aggrieved party may exercise its right to terminate this Agreement. If, at the end of the thirty (30) day period, the defaulting party has not cured the Event of Default, the aggrieved party shall have the right, but not the obligation, to terminate this Agreement by providing an unconditional notice of termination to the defaulting party within fifteen (15) days of the expiration of the thirty (30) day cure period. If the aggrieved party fails to give an unconditional notice of termination to the defaulting party within that fifteen (15) day period, and the Event of Default continues to be uncured, the aggrieved party must serve a new notice and provide a new thirty (30) day cure period in order to be able to exercise its right to terminate under this Agreement.

          (iii) In determining whether defaulting party has committed an Event of Default under Sections 11.1(iii) and 11.2(iv), Tampa Electric and United shall count (i) the number of Tons of Cargo for which barges are Constructively Placed at Applicable Waterways ports and places upon the lapse of the relevant three Month period, (ii) the number of Tons of Cargo that have been discharged either at the UBT Terminal or at Big Bend Terminal during the relevant three (3) Month period, (iii) the number of Tons of Cargo on board the river barges and the vessels upon the lapse of the relevant three (3) Month period and (iv) any number of Tons permitted to be counted as Completed Tons by the defaulting Party during the relevant three (3) month under the terms of this Agreement (with no Ton of Cargo counting more than once).
     11.4 Insolvency
          Tampa Electric and United each has the right, but not the obligation, to immediately terminate this Agreement without any further obligation or liability: (i) in the event that the other becomes insolvent or is unable to pay its debts as they become due, or (ii) in the event that the other shall declare or be forced into bankruptcy, receivership, reorganization, dissolution, liquidation or similar proceedings. In addition, Tampa Electric has the right, but not the obligation, to immediately terminate the applicable Service Segment if any of United Barge, UBT Terminal or United Ocean becomes insolvent, is unable to pay its debts as they become due or declares or is forced into bankruptcy, receivership, reorganization, dissolution, liquidation or similar proceedings.
     11.5 Letter of Credit Default
          Tampa Electric may terminate this Agreement upon the occurrence of a Letter of Credit Default if the Letter of Credit Default is not cured within seven (7) Business days after notice to United.
     12. FORCE MAJEURE
     12.1 Definition
          The term “Force Majeure” for purposes of this Agreement means any event which is beyond the reasonable control of and occurs without fault or negligence of the entity asserting the Force Majeure, including, but not limited to: an act of God; an act of the public enemy; acts or threatened acts of terrorism; fire; flood; low or high water; river lock(s) failure or shutdown; ice; washout; explosion or other serious casualty; unusually severe weather (which at Big Bend Terminal will include, without limitation, lightning and also winds in excess of 30 mph which delay discharging); preparation for unusually severe weather; war (whether declared or not); warlike circumstances; mobilization; revolution; riot or civil commotion; legal intervention; regulations or order of any governmental authority; strike; lockout or other labor disputes (labor disputes may be resolved solely at the discretion of the entity having the difficulty); or breakdowns of or damage to plant, equipment or facilities (including barge and vessel loading and unloading facilities, equipment, facilities and equipment used in storage, transfer and unloading of Cargo and including breakdowns of, or damage to, power plant or terminal equipment so as to prevent the receiving, unloading, handling or burning of Cargo in significant quantities or the receiving and storing of Cargo at the power plant locations), the failure, inability or delay of one or more of Tampa Electric’s suppliers or the transporters of such suppliers to make Cargo available for delivery to Tampa Electric pursuant to this Agreement, or pursuant to a commitment between the supplier(s) and Tampa Electric. Increased costs or general change in market conditions, however, severe or unforeseeable, shall not constitute Force Majeure.
     12.2 Notice And Relief Under Force Majeure
          If, because of Force Majeure, either Tampa Electric or United is unable to carry out its duties, obligations and responsibilities to the other under this Agreement or Tampa Electric is unable to tender, provide, deliver, store, accept or consume Cargo to be transported by United, then the obligations of both Tampa Electric and United under this Agreement shall be totally excused to the extent, but only to the extent, made necessary by such Force Majeure and only during its continuance, provided, that the entity asserting Force Majeure (i) gives prompt notice of the event of Force Majeure, with sufficient details of the circumstances to inform the other of the situation, (ii) thereafter, takes appropriate actions to eliminate or minimize the effects of such Force Majeure, (iii) provides regular reports to the other as to its actions to eliminate or minimize the effects of the Force Majeure and the expected duration of the Force Majeure and (iv) gives prompt notice when the period of disability caused by the Force Majeure has ended. Neither Tampa Electric or United shall be liable to the other for loss, damage or equipment detention caused by such Force Majeure. During a disability period caused by Force Majeure which affects the ability of either Tampa Electric or United to ship, carry or receive the minimum annual quantities as set forth in Section 2, the minimum annual quantities as set forth in Section 2 shall be reduced pro rata by an amount equal to the number of Tons not shipped during the Force Majeure period. If, however, United declares a Force Majeure and, thereby, is unable to carry Cargo quantities that were to be provided by Tampa Electric, then Tampa Electric shall have the right but not the obligation to carry such Cargo quantities at its own cost and such quantities so carried shall count as Completed Tons. If a Force Majeure period continues for longer than one hundred eighty (180) Days, the party not claiming Force Majeure shall have the right, but not the obligation, to terminate this Agreement by providing notice to the one claiming a Force Majeure.
     13. ASSIGNMENT
          Neither this Agreement nor any right, title or interest in or to this Agreement may be assigned or transferred by either party either by operation of law or otherwise without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. The assignor shall remain fully responsible for the performance of the assignee and the assignor, as a condition of such assignment, shall obtain the assignee’s agreement, in writing, to be bound by the terms of this Agreement. This prohibition on assignment shall not preclude United from sub-chartering or subcontracting or entering into a charter or contract arrangement with one or more third parties to provide a portion of the transportation, transfer or storage services covered by this Agreement, subject to the terms of this Agreement.
     14. APPLICABLE LAW, DISPUTE RESOLUTION
     14.1 Choice of Law
          This Agreement shall be construed and interpreted and the rights and liabilities of the parties determined in accordance with the general maritime law of the United States, to the extent applicable, and otherwise in accordance with the laws of the State of Florida.
     14.2 Designation of Forum
     14.2.1 Arbitration
          For the resolution of an Operational Dispute, as defined below, the matter in dispute shall be referred to three persons at New York, one to be appointed by Tampa Electric and the other to be appointed by United and the third by the two so chosen. Their decision or that of any two of them shall be final. For the purpose of enforcing any award, this agreement may be made a rule of the Court. The proceedings shall be conducted in accordance with the Rules of the Society of Maritime Arbitrators, Inc. The persons appointed to serve as arbitrators shall be commercial men or women.
     14.2.2 “Operational Dispute “ Defined
          An “Operational Dispute” is a claim for which the amount in dispute is less than five million dollars ($5,000,000) which relates, in any way, to the operation of the tow boats, barges, UBT Terminal and the vessels in any Service Segment and the record keeping, invoicing, paying and insuring of those services and activities. Without limiting the generality of the foregoing, the following claims are to be considered Operational Disputes: a claim for demurrage or despatch, a claim for breach of a safe berth or port warranty, a claim involving cargo loss or damage, including what constitutes permissible shrinkage, a claim that a Rate adjustment is mis-stated and a claim for one or more Shortfall Payments and a claim arising out of Section 6.4. Tampa Electric and United intend that the term “Operational Dispute” be defined expansively so that disputes, if any, will be resolved, for the most part, before arbitrators in accordance with this Section 14.
     14.2.3 Court of Law
          All other disputes shall be resolved by bringing a legal action or proceeding in the United States District Court for the Middle District of Florida or, if that court does not have jurisdiction, in any court of the State of Florida sitting in Tampa, and each party to this Agreement submits to the jurisdiction of such courts. It is expressly agreed and understood that any dispute involving an allegation by one party that the other party wrongly terminated this Agreement shall be resolved by a court of law in accordance with this paragraph.
     14.3 Waiver of Rights to Contest Jurisdiction
          Each party to this Agreement waives, to the fullest extent permitted by law,
          (i) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Middle District of Florida or, if that court does not have jurisdiction, in any court of the State of Florida sitting in Tampa; and

          (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.
     14.4 Waiver of Jury Trial
          Tampa Electric and United, to the extent permitted by law, knowingly, voluntarily and intentionally, each waives its right to a trial by jury in any action or legal proceeding arising out of or relating to this Agreement and the transactions it contemplates. This waiver applies to any action or legal proceeding, whether sounding in contract, tort or otherwise.
     14.5 Dispute Resolution
          In the event of any dispute under this Agreement (other than Operational Disputes), Tampa Electric and United agree to first attempt to resolve their dispute through non-binding mediation before a mutually agreed mediator. If the dispute has not been resolved by mediation within three (3) months of the date on which the dispute arose, either Tampa Electric or United may proceed to court to resolve the dispute.
     14.6 Fees, Expenses, and Attorneys Fees
          The fees and expenses involved in the Dispute Resolution process, with the exception of respective counsel, shall be equally shared by Tampa Electric and United, unless the decision and resolution of the controversy or dispute shall specify some other apportionment of those fees and expenses. At the conclusion of said Dispute Resolution procedure, the prevailing side shall be entitled to recover its reasonable attorneys’ fees from the losing side, unless otherwise agreed to by Tampa Electric and United.
     14.7 Performance of Obligations During Dispute Resolution
          Unless otherwise agreed in writing by Tampa Electric and United or unless this Agreement is terminated pursuant to Section 11 of this Agreement, performance of their respective obligations under this Agreement shall be continued in full during the Dispute Resolution process, except for any obligation claimed excused due to an event of Force Majeure. Final settlement of any dispute need not be made until the final decision has been rendered in the Dispute Resolution process.

     15. INSURANCE
          Tampa Electric and United shall carry the insurance coverage, with endorsements, for the Term of this Agreement, all as set forth in Attachment M.
     16. INDEMNIFICATION; LIMITATION OF LIABILITY
     16.1 Indemnity of Tampa Electric
          United expressly agrees to indemnify Tampa Electric and its officers, directors, and employees (each a “Tampa Electric Indemnitee”) and hold them harmless from and against any and all third-party claims (including claims of employees of either Tampa Electric or United or of employees of their respective contractors) for personal injury, death or property damage and any other losses, damages, charges or expenses, including reasonable attorneys’ fees, which arise out of, in connection with or by reason of the performance of the work and services covered by this Agreement or by reason of any barge or vessel used in the performance of this Agreement, except to the extent arising out of or in connection with the negligence or willful misconduct of Tampa Electric, its officers, directors, employees or contractors.
     16.2 Defense of Tampa Electric
          United further agrees to undertake, at its own expense, the defense of any action which may be brought against any Tampa Electric Indemnitee claiming damages which are alleged to have arisen out of, by reason of or in connection with the performance of the work and services under this Agreement or in connection with any barge or vessel. United agrees that this obligation to indemnify and defend any Tampa Electric Indemnitee shall extend to and include liability for damages resulting from the personal injury or death of an employee of United regardless of whether United has paid the employee under the provisions of the Worker’s Compensation Laws of the State of Florida or Louisiana or other similar Federal or State legislation for the protection of employees.
     16.3 Indemnity of United
          Tampa Electric expressly agrees to indemnify United, United Ocean and its officers, directors, and employees (each a “United Indemnitee”) and hold them harmless from and against any and all third-party claims (including claims of employees of either Tampa Electric or United or of employees of their respective contractors) for personal injury, death or property damage and any other losses, damages, charges or expenses, including reasonable attorneys’ fees, which arise out of, in connection with or by reason of the unloading of Cargo at Big Bend Terminal by Tampa Electric pursuant to this Agreement, except to the extent arising out of or in connection with the negligence or willful misconduct of United, United Ocean, their employees or subcontractors or by reason of any barge or vessel.
     16.4 Defense of United
          Tampa Electric agrees to undertake at its own expense the defense of any action which may be brought against any United Indemnitee claiming damages which are alleged to have arisen out of, by reason of or in connection with the unloading of Cargo at Big Bend Terminal by Tampa Electric pursuant to this Agreement. Tampa Electric agrees that this obligation to indemnify and defend any United Indemnitee shall extend to and include liability for damages resulting from the personal injury or death of an employee of Tampa Electric regardless of whether Tampa Electric has paid the employee under the provisions of the Worker’s Compensation Laws of the State of Florida or Louisiana or other similar Federal or State legislation for the protection of employees.
     17. LIMITS OF LIABILITY
          (i) Notwithstanding any provision of this Agreement (and except as set forth in paragraph (ii) below), under no circumstances shall either Tampa Electric or United be liable to the other (i) for any punitive, exemplary or other special damages arising under or relating to this Agreement or the subject matter, (ii) for any indirect or consequential or incidental damages (including without limitation loss of use, income, profits or anticipated profits, business or business opportunity, savings, data, or business reputation) arising under or relating to this Agreement or the subject matter of this Agreement, regardless or whether such damages are based in contract, breach of warranty, tort, negligence or any other theory, and regardless of whether such entity has been advised of, knew of, or should have known of the possibility of such damages. Nothing contained in this Section shall be construed to limit either Tampa Electric’s or United’s duty to indemnify, defend or hold harmless, under Section 16.
          (ii) If incidental damages in an occurrence or series of related occurrences exceed two hundred and fifty thousand dollars ($250,000), the party suffering such damage can recover those incidental damages (including the two hundred fifty thousand dollars [$250,000] threshold amount) but in such case, the party’s recovery of incidental damages shall be limited to a dollar amount equal to the total dollar amount of its actual damages. Each party’s total recovery of incidental damages shall be limited to two million five hundred thousand dollars ($2,500,000) over the Term of this Agreement.
     18. REPRESENTATIONS AND WARRANTIES
     18.1 United’s Representations and Warranties
          United hereby represents and warrants to Tampa Electric that the statements made in Section 3.2, Section 4.1.1 and Section 5.2, and the statements contained in this Section 18.1 are correct and complete in all material respects as of the date of this Agreement.
     18.1.1 Organization
          United is a limited liability company validly existing and in good standing under the laws of the State of Florida.
     18.1.2 Authorization
          United has the power (including corporate power) and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of United enforceable in accordance with its terms and conditions subject to bankruptcy, insolvency and other laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity.
     18.1.3 Non-Contravention
          Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which United is subject or any provision of its certificate of formation.

     18.1.4 Proceedings
          There is no pending or, to United’s knowledge, threatened, proceeding that challenges or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the performance or consummation of this Agreement or any of the transactions contemplated hereby.
     18.1.5 Compliance With Third-Party Agreements
          United, and the Operating Entities, each is in full compliance in all material respects with all of its contractual provisions or loan covenants in any agreement with any lender or other third-party.
     18.2 Tampa Electric’s Representations and Warranties
          Tampa Electric hereby represents and warrants to United that the statements contained in this Section 18.2 are correct and complete in all material respects as of the date of this Agreement.
     18.2.1 Organization
          Tampa Electric is a corporation validly existing and in good standing under the laws of the State of Florida.
     18.2.2 Authorization
          Tampa Electric has the power (including corporate power) and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Tampa Electric enforceable in accordance with its terms and conditions subject to bankruptcy, insolvency and other laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity.
          18.2.3 Non-Contravention
          Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Tampa Electric is subject or any provision of its articles of incorporation or bylaws.
     18.2.4 Proceedings
          There is no pending or, to Tampa Electric’s knowledge, threatened, proceeding that challenges or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the performance or consummation of this Agreement or any of the transactions contemplated hereby.
     19. COMPLIANCE WITH LAWS
          United shall at all times comply and remain in compliance with (a) all applicable laws, regulations, rules, orders, permits, authorizations or obligatory policies of each federal, state or local Governmental Authority, including all Environmental Laws and (b) each international treaty or convention applicable to United’s vessels, terminals or operations. At any time United becomes aware of any actual or impending violation of any such law, regulation, rule, order, permit, authorization or policy, treaty or convention, United shall promptly take such steps, at United’s cost and expense, to prevent, rectify and mitigate such circumstances, and shall take all steps necessary prevent any impairment of United’s services under the Agreement associated with or resulting from such circumstances. United shall give Tampa Electric prompt notice of any such circumstances that may foreseeably lead to any material impairment of service, and shall advise Tampa Electric of United’s intended actions to prevent any such impairment. United agrees to indemnify Tampa Electric for any loss or damages, including attorneys’ fees, arising out of or resulting from United’s failure to comply with this Section 19.
     20. REGULATORY REVIEW
          In connection with the possible review of this Agreement by the Florida Public Service Commission or any other governmental body, United agrees to cooperate fully with Tampa Electric and to provide documents and information requested by Tampa Electric including but not limited to the subjects of market rates, customer information and commodity volumes, provided the production of such documents or the divulging of such information is not expressly prohibited by agreements under which United produced or received those documents or that that information is not a customer proprietary or customer trade secret.

     21. MISCELLANEOUS
     21.1 Notice
          Any notice, required under Sections 6.5(vii), 11, 12 (only as to a Force Majeure that is expected to last more than 24 hours), 14, 22 and 23 of this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by telecopy, or dispatched in the U.S. mails, postage prepaid for mailing by first-class, certified or registered mail, return receipt requested and addressed as follows:
Tampa Electric Company
702 North Franklin Street
Tampa, Florida 33602
Attention: Director, Wholesale Marketing & Fuels Department
Telecopy: (813) 228-1545
United Maritime Group, LLC
P.O. Box 22048
Tampa FL 33622-2048
Attention: Vice President — Controller
Telecopy: (813) 273-0248
Either Tampa Electric or United may change the above addressee by notice to the other. Notices and other communications shall be deemed effective only upon actual receipt.
     21.2 Successors and Assigns
          The terms, conditions, rights and obligations hereunder shall be binding on their successors and permitted assigns.
     21.3 Superseded Agreements
          This Agreement exclusively and completely states the legal rights and obligations with respect to the subject matter hereof and supersedes all other agreements, oral or written.
     21.4 Confidentiality
          United and Tampa Electric agree to keep the terms and conditions of this Agreement and all information secured from each other as a result of this Agreement in strict confidence and not to divulge or to permit their respective directors, officers or employees, agents, contractors or representatives voluntarily to divulge such terms, conditions and information, or any part thereof, to third parties without the prior written consent of the other.

Such disclosure as has been or could have been legally compelled shall not violate this Section 20.4 but the entity making such disclosure shall be obligated to do what is reasonably possible to limit the effects of such disclosure by requiring that such third party maintain the confidentiality of such information. The entity required to make such a disclosure shall notify the other prior to making such disclosure. The obligations contained in this Section shall survive the termination of this Agreement regardless of the cause or reason for termination.
          United acknowledges that Tampa Electric may be required to make such disclosure to the Florida Public Service Commission, Federal Energy Regulatory Commission and to the Securities Exchange Commission. Such disclosure shall not require prior notice to United but Tampa Electric shall make a reasonable effort to make such disclosure subject to a confidentiality agreement or order.
     21.5 Specific Performance
          Each of Tampa Electric and United acknowledge that the other would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of Tampa Electric and United agree that the other shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions pursuant to Section 14.2 above.
     21.6 No Third-Party Beneficiary
          No third party shall have or claim any benefit from the provisions of this Agreement except and to the extent expressly so provided.
     21.7 Savings Clause
          If any section, subsection, paragraph or provision of this Agreement shall be declared invalid by any court of competent jurisdiction, then such judicial determination shall not affect the remaining sections, subsections, paragraphs or provisions of this Agreement, and each such other section, subsection, paragraph or provision shall remain in full force and effect.

     22. CHANGE OF CONTROL; SALE OF ASSETS
          Tampa Electric is entering into this Agreement on the basis that, as of the date of this Agreement, United owns one hundred per cent (100%) of the ownership interests of each of United Barge, United Bulk and United Ocean (individually an “Operating Entity” and collectively the “Operating Entities”). As such, United acknowledges that it has the legal and commercial ability to cause each Operating Entity to perform all its obligations, and fulfill all its promises, contained in and contemplated by this Agreement. As Tampa Electric and United wish to ensure that each of the Operating Entities will continue to perform during the Term of this Agreement, Tampa Electric, United and the Operating Entities agree to the provisions of Section 22.1 and Section 22.2 hereof.
     22.1 Change of Control
          If United should sell or transfer a majority of membership interests having voting control of one or more of the Operating Entities to any third party which shall not be an affiliate of United, United, as a condition of such sale or transfer, shall require the purchaser or transferee to agree, in writing, in form satisfactory to Tampa Electric, to cause the Operating Entity to affirm its obligation to perform all the terms and conditions under this Agreement for which it is ultimately responsible during the Term of this Agreement. Promptly after the signing of an agreement containing such a provision, United shall supply a copy of that agreement to Tampa Electric. In furtherance of this provision, each Operating Entity is executing this Agreement so as to bind itself to perform the terms and conditions for which it is responsible under this Agreement, i.e., United Barge shall perform the River Service, United Bulk shall perform the Terminaling Service and United Ocean shall perform the Trans-Gulf Ocean Service, the Domestic Ocean Service and the Foreign Ocean Service.
          United and the Operating Entity in question, prior to the date on which the sale or transfer of a majority of membership interests having voting control of each of the Operating Entities is to take effect, as a second condition of such sale or transfer, also shall jointly and severally be obliged to deliver to Tampa Electric a Letter of Credit in the stated amount of six million dollars ($6,000,000). Draws under this Agreement shall be governed by the terms and conditions of Attachment L. United shall cause the Letter of Credit to remain in effect or be replaced with a substitute Letter of Credit in the amount of six million dollars ($6,000,000) remaining in effect until March 31, 2015 or three (3) months after this Agreement is terminated if earlier terminated. Each Letter of Credit shall be substantially in the form attached as Exhibit K, with such modification as Tampa Electric and United may agree. For avoidance of doubt, if a majority of membership interests having voting control of all three Operating Entities are sold or otherwise transferred whether together or singly, there shall be established three separate Letters of Credit each in the amount of six million dollars ($6,000,000) and each securing the performance of one of the Operating Entities. Similarly, if a majority of membership interests having voting control of two Operating Entities are sold or otherwise transferred, there shall be established two separate Letters of Credit.
          With respect to an outstanding Letter of Credit, the occurrence of any of the following events shall constitute a Letter of Credit Default: (i) the issuer of such Letter of Credit shall fail to maintain a Credit Rating of at least “A-” by S&P or “A3” by Moody’s, (ii) the issuer of the Letter of Credit shall fail to comply with or perform its obligations under such Letter of Credit if such failure shall be continuing after the lapse of any applicable grace period; (iii) the issuer of such Letter of Credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Letter of Credit; or (iv) such Letter of Credit shall expire or terminate, or shall fail or cease to be in full force and effect at any time during the term of any transaction under this Agreement provided, however, that no Letter of Credit Default shall occur in any event with respect to a Letter of Credit after the time such Letter of Credit is required to be canceled or returned in accordance with the terms of this Agreement.
     22.2 Sale of Assets
          Each of United Barge, United Bulk and United Ocean, during the Term of this Agreement, shall not sell or otherwise transfer assets the sale or transfer of which would significantly impair its ability to perform its obligations under this Agreement in a safe and timely manner unless, at substantially the same time, it purchases or otherwise arranges for the use of similar assets that will permit it to continue to provide uninterrupted performance under this Agreement.

     23. CONDITION PRECEDENT
          Either of Tampa Electric and United may terminate this Agreement by notice to the other if the boards of directors of both Tampa Electric and United do not approve this Agreement by August 1, 2008.
          IN WITNESS WHEREOF, each of the entities set forth below hereto have caused this Agreement to be executed by its duly authorized representative.

Witness for Tampa Electric	Tampa Electric Company

/s/ R. Bruce Christmas	/s/ C.R. Black

Date: 7-21-08	C.R. Black, President
Date: 7-21-08

Witness for United Maritime	United Maritime Group, LLC

/s/ Clifford Johnson	/s/ Sal Litrico

Date: 7-21-08	Sal Litrico, Chief Executive Officer
Date: 7-21-08

Witness for United Barge	U.S. United Barge Line, LLC

/s/ Clifford Johnson	/s/ Sal Litrico

Date: 7-21-08	Sal Litrico, Chief Executive Officer
Date: 7-21-08

Witness for United Bulk	U.S. United Bulk Terminal, LLC

/s/ Clifford Johnson	/s/ Sal Litrico

Date: 7-21-08	Sal Litrico, Chief Executive Officer
Date: 7-21-08

Witness for United Ocean	U.S. United Ocean Services, LLC

/s/ Clifford Johnson	/s/ Sal Litrico

Date: 7-21-08	Sal Litrico, Chief Executive Officer
Date: 7-21-08

EXECUTION COPY – 07-21-08
Attachments
A.	Base Rates and Base Rate Components for Trans-Gulf Ocean Service, Terminaling Service and River Service

B.	U.S. United Barge Line, LLC Towboat and Barge Fleet

C.	U.S. United Bulk Terminal, LLC Equipment Description

D.	U.S. United Bulk Terminal, LLC Terminal Rules and Regulations Davant Terminal

E.	U.S. United Ocean Services, LLC Vessel Fleet

F.	Demurrage and Despatch Rates (Trans-Gulf Ocean Service, Domestic Ocean Service and Foreign Ocean Service)

G.	Tampa Electric Company Terminal Rules and Regulations Big Bend Terminal

H.	Domestic Ocean Service Rates

I.	Methodology for Fuel Component Adjustment

J.	Methodologies for Variable Component Adjustment (Section 7.3.2), Shortfall Payment Adjustment (Section 2.2.2), and Demurrage Rate Adjustment (Sections 3.8.5 and 5.9.6)

K	Form of Letter of Credit

L.	Terms and Conditions for Draw Under Letter of Credit

M.	List of Required Insurances

Attachment A
Base Rates and Base Rate Components for
Trans-Gulf Ocean Service,
Terminaling Service and
River Service
For Domestic Ocean Service Base Rates and Base Rate Components, see Attachment H

UNITED MARITIME GROUP
BASE RATES AND BASE RATE COMPONENTS FOR TRANS-GULF OCEAN SERVICE, TERMINALING SERVICE AND RIVER SERVICE TO TAMPA ELECTRIC FOR 2009 THROUGH 2014
UNITED OCEAN SERVICES & UNITED BULK TERMINAL

2009-2014
TRANS-GULF OCEAN SERVICE & TERMINALING SERVICE (FAS CARGOES)
BASE FUEL COMPONENT		[...***...]
BASE VARIABLE COMPONENT		[...***...]
BASE FIXED COMPONENT		[...***...]
[...***...]

UNITED OCEAN SERVICES
	[...***...]	[...***...]

TRANS-GULF OCEAN SERVICE (OTHER CARGOES)
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

UNITED BULK TERMINAL
	[...***...]	[...***...]

TERMINALING SERVICE (OTHER CARGOES)
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

UNITED BARGE LINE
RIVER SERVICE	[...***...]	[...***...]
OHIO RIVER
HANNIBAL POOL
Miles 84.4 TO 126.4
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

CANNELTON POOL
Miles 606.8 TO 720.7
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

i

2009-2014
NEWBURGH POOL
Miles 720.7 TO 761
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

UNIONTOWN POOL
Miles 761.0 TO 846.0
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

SMITHLAND POOL
Miles 846.0 TO 918.4
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

LOCK 52 POOL
Miles 918.4 TO 938.9
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

LOCK 53 POOL
Miles 938.9 TO 962.6
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

BELOW LOCK 53
Miles 962.6 TO 981
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

2009-2014
GREEN RIVER
BELOW LOCK 1
Miles 0.0 TO 9.1
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

LOCK 1 POOL
Miles 9.2 TO 62.8
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

LOCK 2 POOL
Miles 62.8 TO 109
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

TENNESSEE RIVER
BELOW KY LOCK
Miles 0.0 TO 22.4
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

GRT TERMINAL
Mile 22.7
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

UPPER MISSISSIPPI RIVER
CORA OR CHESTER
Miles 98.5 TO 105
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

2009-2014
LOWER MISSISSIPPI RIVER
VALERO REFINERY
Mile 127
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

MONOGAHELA RIVER
BELOW LOCK 2
Miles 0.0 TO 11.2
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

LOCK 2 POOL
Miles 11.2 TO 23.8
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

LOCK 3 POOL
Miles 23.8 TO 41.5
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

LOCK 4 POOL
Miles 41.5 TO 61.2
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

MAXWELL POOL
Miles 61.2 TO 85.0
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]
	[...***...]	[...***...]

2009-2014
LOCK 7 POOL
Miles 85.0 TO 90.8
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

LOCK 8 POOL
Miles 90.8 TO 102
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]
BASE FIXED COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

v

Attachment B
U.S. United Barge Line, LLC
Towboat and Barge Fleet

UNITED BARGE LINE, LLC
OPEN HOPPER
BARGE FLEETS

		BARGE		NUMBER OF	YEAR	AGE IN		COVER
BARGE NUMBERS	BARGE TYPE	CONFIGURATION	SIZE	BARGES	BUILT	YEARS	OWNERSHIP	TYPE
UBL 1 – UBL 50	JUMBO OPEN HOPPERS	RAKE	200' x 35' x 13'	50	2008	0	LEASED	N/A
TBL 82 – TBL 131	JUMBO OPEN HOPPERS	RAKE	200' x 35' x 13'	50	2007	1	LEASED	N/A
TBL 28 – TBL 81	JUMBO OPEN HOPPERS	RAKE	200' x 35' x 13'	54	2006	2	LEASED	N/A
MST 562 – MST 580	JUMBO OPEN HOPPERS	RAKE	200' x 35' x 12'	2	1998	10	OWNED	N/A
MST 773B – MST 780B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 13'	8	1998	10	OWNED	N/A
MM 9701B – MM 9725B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 14'	24	1997	11	OWNED	N/A
MST 1096B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 14'	1	1997	11	OWNED	N/A
MM 9601B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 14'	1	1996	12	OWNED	N/A
MM 9611B – MM 9635B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 14'	25	1996	12	OWNED	N/A
MM 9641 – MM 9650	JUMBO OPEN HOPPERS	RAKE	200' x 35' x 14'	10	1996	12	OWNED	N/A
MST 740B – MST 753B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	2	1996	12	OWNED	N/A
MST 769B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	1	1996	12	OWNED	N/A
MM 1401B – MM 1407B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 14'	7	1994	14	OWNED	N/A
MST 900 – MST 907	SUPER JUMBO OPEN HOPPER	RAKE	260' x 52.5' x 12'	8	1993	15	OWNED	N/A
MST 908B – MST 915B	SUPER JUMBO OPEN HOPPER	BOX	260' x 52.5' x 12'	8	1993	15	OWNED	N/A
MST 718B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	1	1992	16	OWNED	N/A
MST 700B – MST 709B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	10	1990	18	OWNED	N/A
MST 600B – MST 639B	JUMBO OPEN HOPPERS	BOX	195' x 35' x 12.5'	13	1989	19	OWNED	N/A
MST 501 – MST 550	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 11'	49	1985	23	LEASED	N/A
MST 446 – MST 460	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	15	1983	25	OWNED	N/A
SJ 101 – SJ 192	SUPER JUMBO OPEN HOPPER	RAKE	260' x 52.5' x 12'	8	1983	25	OWNED	N/A
MST 416 – MST 444	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 11'	29	1982	26	OWNED	N/A
MST 184 – MST 193	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	8	1981	27	OWNED	N/A
MST 390 -MST 394	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	5	1981	27	OWNED	N/A
MST 401 – MST 415	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 11'	12	1981	27	OWNED	N/A

- i -

		BARGE		NUMBER OF	YEAR	AGE IN		COVER
BARGE NUMBERS	BARGE TYPE	CONFIGURATION	SIZE	BARGES	BUILT	YEARS	OWNERSHIP	TYPE
MST 640B – MST 659B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	18	1981	27	OWNED	N/A
SEI 2011B – SEI 2019B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	8	1981	27	OWNED	N/A
MST 486B – MST 500B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	15	1981	27	OWNED	N/A
ABC 751 – ABC 798	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	19	1980	28	OWNED	N/A
MAC 235B – MAC 236B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	2	1980	28	OWNED	N/A
MAC 605	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	1	1980	28	OWNED	N/A
MAC 608	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	1	1980	28	OWNED	N/A
MST 1002 – MST 1022	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	2	1980	28	OWNED	N/A
MST 180	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	1	1980	28	OWNED	N/A
MST 181	JUMBO OPEN HOPPERS	BOX	195' x 35' x 12'	1	1980	28	OWNED	N/A
MST 182 – MST 183	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	2	1980	28	OWNED	N/A
MST 386 – MST 389	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	4	1980	28	OWNED	N/A
STL 10	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	1	1980	28	OWNED	N/A
MST 166 – MST 179	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	14	1979	29	OWNED	N/A
MST 382 -MST 385	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	3	1979	29	OWNED	N/A
STL 5	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	1	1979	29	OWNED	N/A
STL 31	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	1	1979	29	OWNED	N/A
MST 483B – MST 484B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	2	1978	30	OWNED	N/A
MST 371 – MST 381	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	9	1977	31	OWNED	N/A
MST 165 – MST 166	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	1	1976	32	OWNED	N/A
MST 485B	JUMBO OPEN HOPPERS	BOX	200' x 35' x 12'	1	1976	32	OWNED	N/A
MST 306 – MST 360	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 11'	1	1971	37	OWNED	N/A
MST 363 – MST 370	JUMBO OPEN HOPPERS	RAKE	195' x 35' x 12'	6	1971	37	OWNED	N/A

	NUMBER OF OPEN HOPPERS IN FLEETS			515

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UNITED BARGE LINE, LLC
COVERED HOPPER BARGE FLEET

				NUMBER
BARGE		BARGE		OF	YEAR	AGE IN
NUMBERS	BARGE TYPE	CONFIGURATION	SIZE	BARGES	BUILT	YEARS	OWNERSHIP	COVER TYPE
MST 1 – MST 10	JUMBO COVERED HOPPERS	RAKE	200' x 35' x 13'	10	2002	6	OWNED	FIBERGLASS
MST 816 – MST 865	JUMBO COVERED HOPPERS	RAKE	200' x 35' x 14'	50	2001	7	OWNED	FIBERGLASS
MST 551 – MST 556	JUMBO COVERED HOPPERS	RAKE	200' x 35' x 14'	6	1998	10	OWNED	FIBERGLASS
MST 557 – MST 582	JUMBO COVERED HOPPERS	RAKE	200' x 35' x 12'	24	1998	10	LEASED	FIBERGLASS
MST 725B – MST 772B	JUMBO COVERED HOPPERS	BOX	200' x 35' x 12'	44	1996	12	OWNED	FIBERGLASS
MST 710B – MST 724B	JUMBO COVERED HOPPERS	BOX	200' x 35' x 12'	14	1992	16	OWNED	FIBERGLASS
TBL 11 – TBL 27	JUMBO COVERED HOPPERS	RAKE	200' x 35' x 12'	17	2002	6	OWNED	FIBERGLASS

	NUMBER OF COVERED HOPPERS IN FLEET			165

UNITED BARGE LINE, LLC
TOWBOAT DESCRIPTION

	YEAR
TOWBOAT	BUILT	HORSEPOWER	TOWING CAPABILITIES	OTHER CONSIDERATIONS
M/V MICHELLE O'NEILL	1965	9,000	35 BARGES ON THE LOWER MISSISSIPPI RIVER	NASHVILLE BRIDGE, 180' x 50', TRIPLE SCREW
M/V MARTHA LYNN	1966	”	”	”
M/V GIRLIE KNIGHT	1969	”	”	GULFPORT SHIPBUILDING, 180' x 50', TRIPLE SCREW
M/V ELEANOR GORDON	1972	”	”	NASHVILLE BRIDGE, 195' x 54', TRIPLE SCREW
M/V ABBY S	1983	6,800	30 BARGES ON THE LOWER MISSISSIPPI RIVER	ST LOUIS SHIP, 170' x 45', TWIN SCREW

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	YEAR
TOWBOAT	BUILT	HORSEPOWER	TOWING CAPABILITIES	OTHER CONSIDERATIONS
M/V SAM LITRICO	1984	”	”	”
M/V PAULA G	1975	9,000	35 BARGES ON THE LOWER MISSISSIPPI RIVER	JEFFBOAT, 180' x 52', TRIPLE SCREW
M/V JENNY S	1966	”	”	NASHVILLE BRIDGE, 180' x 50', TRIPLE SCREW
M/V BEA BLACK	1973	6,000	15 BARGES ON OHIO AND UPPER MISSISSIPPI RIVERS OR 25 BARGES ON THE LOWER MISSISSIPPI RIVER	ST LOUIS SHIP, 138' x 44', TWIN SCREW
M/V TERRI C	1968	”	15 BARGES ON OHIO AND UPPER MISSISSIPPI RIVERS OR 25 BARGES ON THE LOWER MISSISSIPPI RIVER	ST LOUIS SHIP, 150' x 44', TWIN SCREW
M/V PAMELA H	1985	2,800	15 BARGES ON OHIO AND UPPER MISSISSIPPI RIVERS	QUALITY SHIPYARD, 130' x 33' 8", TWIN SCREW
M/V SYLVIA H	”	”	”	”
M/V ANNE B	1975	4,200	”	HALTER MARINE SERVICES, 130' x 35', TWIN SCREW
M/V MARTHA MAC	1964	3,200	”	NASHVILLE BRIDGE, 165' x 35', TWIN SCREW

- iv -

Attachment C
U.S. United Bulk Terminal, LLC
Equipment Description

United Bulk Terminal
Equipment Description

Bulk Material Handling Equipment	Mobile Equipment
Dravo CBU (Unit 4)	Large Dozers
A Conveyor	Cat D10	4
B Conveyor	Cat D6	1
C Conveyor
E Conveyor	Large Payloaders
G conveyor	Cat 988	1
	Cat 966	3

Dravo Stacker/Reclaimer (Unit 5)
K Conveyor (Boom Conveyor)	Small Payloaders
JL Conveyor	Cat 938	4
JR Conveyor	Cat 924	4
	Cat 914	1

F Boom Stationary Loader
F-1 Conveyor	Utility Payloaders
F-2 Conveyor	Volvo L50	3

Dravo Grab Bucket Unloader (Dravo Crane — Unit 11)	Excavator
	Cat 315C	1
IHI Shiploader (Unit 20)	Cat 322C	1
IHI Boom Conveyor
	Rough Terrain Cranes
Krupp Stacker/Reclaimer (Unit 23)	Grove 533E	1
Krupp Boom Conveyor	Grpve 745	1
Krupp Elevating Conveyor (Krupp EL Conv)
	Misc.
FMC CBU (Unit 21)	Vacuum Truck	1
	8 Cu Yd Dump Truck	1
No 1 Dock	2880 Gal Fuel Truck	1
C-2 Conveyor	Bobcats	8
C-6 Conveyor	Manlifts	3
	Floating Lift Crane	1

No 2 Dock
T Conveyor
U Conveyor
C-4 Conveyor
C-5 Conveyor
Upper Surge Bin
Upper Surge Bin Stationary Conveyor
Upper Surge Bin Shuttle Conveyor

- i -

Bulk Material Handling Equipment	Mobile Equipment
Lower Surge Bin
Lower Surge Bin Stationary Conveyor
Lower Surge Bin Shuttle Conveyor

D Conveyor

C-1 Conveyor

Midstreamer Manitowoc 4600 Crane

E Conveyor

Portable Blending Conveyors

- ii -

Attachment D
U.S. United Bulk Terminal, LLC Terminal Rules and Regulations Davant Terminal

TERMINAL RULES AND REGULATIONS
U. S. UNITED BULK TERMINAL, LLC
14537 HIGHWAY 15
DAVANT, LOUISIANA 70040
EFFECTIVE: AUGUST 1, 2008

Table of Contents

SUBJECT	ITEM NO.	PAGE NO.

General Rules and Regulations
Use of Terminal	1	1
Amendments	2	1
Interpretation	3	1
Local Authority	4	1
Hours of Operation	5	1
Safety and Security	6	1
Compliance with Laws and Regulations	7	2
Responsibility for Vessel or Cargo Damage, Personal Injury or Death, Demurrage Delays or Loss of Dispatch and Pollution	8	2
Remedies for Enforcement of Terminal Rules and Regulations	9	3
Safe Berth	10	4
Entirety of Agreement	11	4

Vessel Filing
Nomination and Filing	12	4
Notice of Readiness	13	5
Agreement to be Bound	14	5
Certification for Filing	15	5
Closest Available Anchorage	16	6
Berth Assignment	17	6
Refiling	18	6

Loading and Unloading
Berthing and Safety Equipment	19	7
Line Handling	20	7
Vacating Berth	21	7
Vessel Rotation	22	7
Continuous Readiness	23	7
Vacating Berth Upon Completion of Loading/Unloading	24	7
Weather Conditions	25	8
Use of Tugs	26	8
Mooring of River Barges	27	8
River Barge Release	28	9
Stowage	29	9
Suitability of Cargo and Vessels	30	9
Vessel Suitability	31	10

Additional Services, Rates and Charges
Charges	32	11
Ground Storage of Cargo	33	11
Dockage	34	11
River Barge Fleeting and Shifting Charges	35	12
River Barge Cover Handling	36	12
Discharging Stacked Cover River Barges	37	12
Water	38	12
Bunkers	39	12

SUBJECT	ITEM NO.	PAGE NO.

Repairs	40	12
Sampling	41	12
Visitors and Vessel Provisions	42	12
Special Contracts	43	13
Liens	44	13
Demurrage	45	13

Definitions and Notes

Vessel	46	13
Ocean Vessel	47	13
Cargo	48	13
Terminal	49	13
Holidays	50	13
Berth	51	13
User or Users	52	13
Vessel Party	53	13
Storage	54	13
Terminal Fleet	55	13
Loading and Unloading	56	13
Visitors	57	14

Exhibits
Fee Schedule		Appendix “A”
Contacts		Appendix “B”
Notice to vacate Berth
Berth Application		Exhibit “1”

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 1
GENERAL RULES AND REGULATIONS
1.	USE OF TERMINAL. Use of the U.S. United Bulk Terminal, LLC (sometimes hereinafter “United Bulk Terminal” or “Terminal”) Terminal facilities and services covered by these Terminal Rules and Regulations shall constitute evidence of an agreement on the part of all Users of the Terminal to be covered by all the rules and regulations stated herein. Notwithstanding anything to the contrary herein, the rights of any User to utilize the Terminal facilities shall be subject to the prior approval of United Bulk Terminal

2.	AMENDMENTS. Amendments to these Terminal Rules and Regulations may be issued from time to time to cover changes. These Terminal Rules and Regulations are subject to change without notice.

3.	INTERPRETATION. United Bulk Terminal shall be the sole judge as to the interpretation of these Terminal Rules and Regulations.

4.	LOCAL AUTHORITY. The Terminal is within the jurisdiction of the Plaquemines Parish Port Harbor and Terminal District and Users of the Terminal are subject to the applicable rules fees issued by the Plaquemines Parish Port Harbor and Terminal District.

5.	HOURS OF OPERATION. The Terminal operates 24 hours a day, every day throughout the year except for Holidays.

6.	SAFETY AND SECURITY. All Vessels are to furnish at all times while in Berth, safe ingress and egress.

When a Vessel is berthing at any of the Terminal facilities, the Master shall be solely responsible for the safety of the Vessel and her crew. Any Vessel in berth shall at all times maintain appropriate officers and crew aboard the Vessel in order to maintain an alert watch and respond to emergencies.
a.	The engineering plant and vessel trim must be maintained in a state of readiness to respond to emergency situations and to avoid delays in vacating the berth.

b.	Guards must be installed to prevent deballested water from contacting personnel, equipment or the dock.

c.	All personnel shall wear life jackets, hard hats and all generally accepted safety equipment or gear on docks at all times. Vessel crew members shall adhere to this requirement when on the dock and when transiting the conveyor walkway system to and from the docks. Hazardous materials, substances or wastes, and cargoes which are of a highly inflammable, radioactive, explosive, noxious or dangerous nature, or reactive to personnel, will not be provided with any service of any kind except under advance arrangement with United Bulk Terminal accompanied by full disclosure of the hazardous characteristics, risks and special handling requirements of such cargo and in such case negotiated rates and charges shall be applied. It is the responsibility of the shipper or other person tendering cargo to the Terminal (1) to fully disclose in writing and in advance all of the cargo’s characteristics, risks and special requirements applicable to its safe loading, unloading, handling and storage in bulk and (2) to obtain all necessary special permits or permissions required by the Captain of the Port, U.S.C.G., and/or other state or federal authorities in connection with the loading, unloading, handling and/or storage at United Bulk Terminal.

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 2
d.	Simultaneous with the submission of the Berth Application, Users of Terminal facilities shall provide United Bulk Terminal with Material Safety Data Sheets on all commodities handled for their account.
In compliance with United States Coast Guard, Department of Homeland Security directives, 33 CFR 105, United Bulk Terminal has developed a Facility Security Plan (FSP). According to United Bulk Terminal’s FSP, certain areas of the Terminal’s landside facilities and all of United Bulk Terminal’s berths and fleets are considered restricted areas. Any unauthorized entry into restricted areas is considered a “Breech of Security” and the proper authorities will be notified. Anyone or anything entering into the Terminal is subject to screening, inspection and/or search according to the Terminal’s FSP. Failure to consent will result in denial or revocation of authorization to enter.

7.	COMPLIANCE WITH LAWS AND REGULATIONS. Prior to coming into the Berth, all Vessels shall have fully complied with all applicable U.S. Coast Guard regulations and all applicable local, state and federal laws and regulations in effect while the Vessel is in Berth at the Terminal. In no event shall Loading or Unloading of an Ocean Vessel, as the case may be, occur until such time as such Ocean Vessel has been cleared by U.S. Customs. If any Vessel fails to comply with all such laws and regulations, the Terminal may order the Vessel to vacate the Berth. If the Vessel does not vacate the Berth when so ordered, the Vessel will be subject to, in addition to the liquidated damages provided for in Item 21, all costs (including, but not limited to attorneys’ fees) and expenses in connection with the moving of the Vessel, which costs and expenses (and liquidated damages) shall be for the account of and the full risk of the Vessel and the Vessel Party.

8.	RESPONSIBILITY FOR VESSEL OR CARGO DAMAGE, PERSONAL INJURY OR DEATH, DEMURRAGE DELAYS OR LOSS OF DISPATCH, AND POLLUTION. United Bulk Terminal shall not be responsible for marine loss or damage to Cargo or to the river barges, ships or other Vessels utilizing the Terminal facilities including, but not limited to, damage to: (1) Vessel gear, equipment or structures due to the Cargo being discharged and (2) Vessel parts or Cargo arising by reason of concealed or inadequately protected fastenings, attachments, covers and Vessel parts projecting into the Cargo and/or due to Vessel configuration. United Bulk Terminal will receive, load, unload, transfer, handle, store or deliver Cargo in accordance with these Terminal Rules and Regulations. In furnishing any services, or performing any acts hereunder, United Bulk Terminal shall not be responsible for any demurrage or other damages for delay or loss of despatch time or any other damages incurred by any Vessel or Vessel Party or their Cargo for any cause.

The Vessel Party shall have the duty to be fully familiar with the environmental rules and regulations and laws in respect to the type and levels of all discharge allowed in United States rivers, coastal waters and air and for fully abiding by said rules, regulations and laws. The Terminal will report any observed act which is suspected to be a violation of any such obligation, rule, regulation or law to the appropriate governmental authority.

The loading and/or unloading of the cargo shall be under the continuous direction and sole responsibility of the Master or authorized representative. The loading/unloading plan should be such that the Vessel is maintained in trim and the engine is in a condition that it could leave the dock on short notice (less than 20 minutes).

All Vessels and Users of the Terminal hereby agree to indemnify, defend and hold harmless United Bulk Terminal and all persons, firms or other entities which may manage, own or control the operations of said Terminal, and their officers, directors, agents, insurers, and Vessels (the “ U. S. United Indemnitees”) from and against any and all claims, actions, damages, liability or expense, including court costs and attorney’s fees, in connection with the loss of life, or bodily injury, involving anyone, including Visitors, and damage, contamination or

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 3
loss of property, including the User’s Cargo, incident to or resulting from their use of the Terminal facilities.

Vessels shall not violate any air emission standards in the vicinity of United Bulk Terminal facilities.

Additionally, such obligation of Vessels and Users to indemnify, defend and hold harmless the U. S. United Indemnitees shall include, but not be limited to, loss, penalty, fine, clean-up costs, natural resource damage, remediation costs, removal costs, demurrage, administrative costs and any and all other costs and liabilities that arise directly or indirectly from pollution caused by (a) Vessel Party or other master or crew of the Vessel, whether in loading and unloading Cargo, or in the operation or management of the Vessel; or (b) a spill of the Cargo, fuel or any other pollutant of the Vessel or of any other party at any time while said Cargo, fuel, or pollutant is on board the Vessel or when said Cargo, fuel, or pollutant is within the care, custody or control of Vessel Party or those for whom Vessel Party is responsible except where such damages, losses, costs or liability are caused by the sole negligence of Terminal. In the event of a pollution event arising directly or indirectly out of services being performed at the Terminal, Vessel Party shall, and shall cause its representatives and insurers, to immediately:
(a)	Notify all local, state and federal authorities having jurisdiction of the pollution event.

(b)	Notify Terminal of all details of the pollution event.

(c)	Take all steps to eliminate the cause and/or source of the pollution.

(d)	Take all steps to clean up the pollution.

(e)	Take all steps required by law to restore the environment.

(f)	Take all steps to mitigate damages of Vessel Party, Terminal and third parties.

(g)	Promptly pay, and pay for, all fines, damages and losses of their parties, to the extent required by law, and for all costs and expenses of cleanup.

(h)	If necessary, advance or pay monies and funds required to be paid to the appropriate regulatory agencies.

(i)	Consult with Terminal and keep Terminal constantly informed of all steps taken and contemplated to comply with provisions of this paragraph.

(j)	Cooperate with Terminal in issuing statements to government authorities and media representatives.
Whether or not Vessel Party has complied with the provisions of the foregoing, Terminal may, but shall not be required to, take over and manage all prevention, cleanup and restoration activities, all without derogation or diminution of Vessel Party’s obligations under these Terminal Rules and Regulations, and with full reservation to Terminal of all rights against the Vessel, Vessel Party or its insurers for reimbursement of costs, expenses and attorneys’ fees. In such event, Vessel Party shall, and shall cause its insurers and any subcontractors, to make available to Terminal all Vessels, personnel and equipment used or planned to be used in such prevention, cleanup and restoration efforts, all at the sole expense of Vessel Party.

In the event Terminal takes over and manages such prevention, cleanup and restoration efforts, such action shall not be deemed a waiver, or constitute an estoppel by Terminal or an admission of fault or responsibility on the part of Terminal. Terminal may, but is not required to, utilize its own and contracted personnel, vessels and equipment in such prevention, cleanup and restoration efforts, and may, at its discretion, allocate such resources as it, in its sole discretion, deems appropriate.

9.	REMEDIES FOR ENFORCEMENT OF TERMINAL RULES AND REGULATIONS. United Bulk Terminal shall have all remedies available to it at law, in equity or under maritime law to enforce these Terminal Rules and Regulations, including, but not limited to canceling a Vessel’s filing or ordering a Vessel from Berth. United Bulk Terminal shall also have all remedies available at law, in equity or under maritime law to collect liquidated damages including but not limited to a maritime lien against the Vessel for such charges. In the event of any legal proceedings to enforce any provision of these Terminal Rules and Regulations,

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 4
United Bulk Terminal shall be entitled to recover its expenses incurred in such proceedings, including attorney’s fees in any trial court and on any appeal.

10.	SAFE BERTH. The master of the Ocean Vessel shall be solely responsible for determining if the depth of water (at any tide or river stage) is sufficient for the Vessel, the Terminal having no responsibility therefor and the Terminal shall not be deemed to warrant the safety of public channels, fairways, approaches thereto, anchorages or other publicly-maintained areas either inside or outside the port area where any Vessel may operate. Furthermore, the Terminal shall not be deemed to warrant the safety of any of the Berth’s docks or midstream facilities, including the Terminal’s mooring buoys.

11.	ENTIRETY OF AGREEMENT. In the event of a conflict between these Terminal Rules and Regulations and any other agreement concerning the Vessel or the Cargo, the terms and conditions of these Terminal Rules and Regulations shall control. Notwithstanding the foregoing, in the event of a conflict between these Terminal Rules and Regulations and any written agreement concerning the Vessel or the Cargo that is between Terminal and any of its customers (e.g. Bulk Cargo Transfer and Storage Agreement) (“Customer Contract”), the terms and conditions of the Customer Contract shall control. In case any portion of any provision or any one or more of the provisions contained in these Terminal Rules and Regulations should be held or determined invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining portion of any such provision and the other remaining provisions or underlying rights and obligations referred to herein shall not in any way be affected, modified, or impaired thereby.
VESSEL FILING
12.	NOMINATION AND FILING.

A. NOMINATION. Nomination of the Ocean Vessel shall be furnished to the Terminal by facsimile transmittal to (504) 333-7400 or e-mail (UBTraffic@united-mar.com) to Terminal between 7:30 a.m. and 4:00 p.m. Mondays thru Fridays, exclusive of Holidays as defined herein and Saturdays and Sundays not earlier than thirty (30) days and not later than fourteen (14) days prior to the ETA of the Ocean Vessel.

Shipper is to provide Terminal, in writing, a ten (10) day laycan spread latest thirty (30) days prior to the date of the first day of the ten (10) day laycan spread. No later than fourteen (14) days from the date of the first day of the original ten (10) day laycan spread, Shipper is to identify in writing to Terminal a four (4) day load window within such original ten (10) day laycan spread. In each case mentioned above, the written approval of the Terminal shall be required relative to the ten (10) day laycan and the four (4) day load window within the original ten (10) day laycan.

Acceptance by Terminal of a Nomination of a Vessel shall be evidenced by Terminal’s confirmation by facsimile or e-mail transmittal to the Vessel Party.

B. FILING. All Ocean Vessels, their owners, operators, charterers or agents, intending to utilize the facilities and services of the Terminal shall file by facsimile transmittal to (504) 333-7400 or e-mail (UBTraffic@united-mar.com) to Terminal with an executed original to follow by U.S. Mail, a Berth Application for an ETA with United Bulk Terminal between 7:30 a.m. and 4:00 p.m. Mondays through Fridays, exclusive of Holidays, as defined herein and Saturdays and Sundays, not later than five (5) days prior to the ETA of the Ocean Vessel.

Acceptance by Terminal of a Berth Application shall be evidenced by Terminal’s issuance to the Vessel Party of a Berth Application Acceptance. Any Ocean Vessel arriving and submitting a Notice of Readiness, as defined below, prior to the date booked will be worked at

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 5
the discretion of the Terminal; otherwise, the Ocean Vessel shall wait for the period set forth in the Berth Application Acceptance. Ocean Vessels arriving or submitting a Notice of Readiness after the ETA set forth in the Berth Application Acceptance similarly will be worked at the discretion of the Terminal.

With respect to river barges, the Vessel Party shall provide the following information not later than seven (7) days prior to the ETA of the river barges, listing with respect to each such river barge the individual barge numbers, tonnage, loading drafts, name of carrier, ETA and the type of Cargo carried or to be carried, which report shall be subsequently updated on the Monday of each week until such river barges are received into the Terminal Fleet. All Users and their river barges utilizing the facilities and services of the facilities and services of the Terminal shall be subject to and shall abide by the terms and conditions of the Terminal Rules and Regulations.

13.	NOTICE OF READINESS. In the case of an Ocean Vessel to be loaded, issuance of the Notice of Readiness shall mean that the Ocean Vessel has obtained all requisite governmental approvals, inspections and clearances, including, but not limited to, those required by the U.S. Customs Service and the Immigration and Naturalization Service, and is located at the Berth or Closest Available Anchorage (as defined in Item 16 below), and is ready and suitable in all respects to receive the Cargo in all holds to be loaded and that the User has determined that the Cargo is in a condition satisfactory to the Vessel Party and all regulatory authorities for shipment. User specifically acknowledges that varying temperatures, moisture and weight changes and spontaneous combustion constitute inherent problems associated with the handling of coal, petroleum coke and other Cargo. Prior to Loading or Unloading, User’s surveyor shall determine that the temperature, moisture and condition of the Cargo is satisfactory.

14.	AGREEMENT TO BE BOUND. The issuance by the Terminal of the Berth Application Acceptance, or the berthing of any Ocean Vessel at the Terminal, shall constitute a contract between United Bulk Terminal and the Ocean Vessel, her owners, operator(s), charterer(s) and agent(s) and any other Vessel Party (jointly and severally) to abide by the provisions of, and to be liable for the charges of whatsoever kind or nature in these Terminal Rules and Regulations.

15.	CERTIFICATION FOR FILING. In the case of an Ocean Vessel, the following certificates, documents must be presented to file for a Berth at the Terminal. Facsimile transmissions, alone, will not be accepted.
1.	Original Berth Application (the “Berth Application”) signed by authorized representatives of the Vessel Party.

2.	A copy of the Notice of Readiness executed by authorized representatives of the Vessel Party.

3.	International tonnage certificate.

4.	A proposed stowage plan which includes Cargo cubic capacity for any Ocean Vessel to be loaded and Loading sequence or the actual plan for Cargo to be unloaded including the Unloading sequence.

5.	Additionally, should it be necessary for Vessel personnel to leave the Vessel or Visitors, including Vessel agent, to board the Vessel, twenty-four (24) hours prior written notification to Terminal must be provided and include: a list of the (a) name, (b) address, (c) telephone number and (d) reason for visit of each Visitor to the Vessel and Vessel Personnel leaving the Vessel. Each Visitor must have a form of identification acceptable to Terminal. Said list shall be supplemented as needed and furnished in advance of the visit to the Terminal in writing between 9:00 a.m. and 4:00 p.m. Mondays through Fridays and between 9:00 a.m. and 12:00 noon Saturdays, all exclusive of Holidays as defined herein, and Sundays (the “Visitor List”).

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 6
Any Vessel personnel leaving the ship shall be required to furnish the Terminal with a Crewman’s Landing Permit – Form I-95 issued by the U.S. Immigration & Naturalization Service and a picture identification card.

16.	CLOSEST AVAILABLE ANCHORAGE. Ocean Vessels filing a Berth Application to utilize the Terminal facilities normally will be required to anchor at Davant Anchorage (Mile 53.5-54.5 LDB), or the closest available anchorage to Davant, Louisiana.

Vessel Party acknowledges that any Vessel arriving at the Terminal with cargo on its deck may constitute a hazardous and unsafe condition. Vessel Party agrees that if notified of such condition, it shall be the sole responsibility of Vessel Party to clean and remove any such product which renders the deck of any such Vessel hazardous to the safety of any person. Should Vessel Party fail to promptly clean and remove product from the deck of any such Vessel, the Terminal reserves the right, but not the obligation, to clean and remove the product from the Vessel’s deck, which service will be solely for the account of the Vessel Party.

Vessel Party shall coordinate and be solely responsible for all required inspections for cleanliness and compliance with all local, state and federal laws and regulations relative to the fitness of the Vessel.

Whenever a Notice of Readiness has been issued, the Ocean Vessel shall be prepared to come to Berth and commence Loading or Unloading operations, as the case may be, upon three (3) hours notice. Upon assignment to a Berth, the Ocean Vessel shall remain prepared and be properly crewed to promptly carry out Cargo transfer operations within or between Terminal’s Berths, and undock and vacate the Berth on order of the Terminal twenty (24) hours a day, seven (7) days a week with any crew overtime being at the sole cost and expense of the Ocean Vessel. For purposes of these Terminal Rules and Regulations, “promptly” shall mean within thirty (30) minutes of notice being tendered by the Terminal.

In the event that the Ocean Vessel fails to comply with these requirements and another Ocean Vessel, although filed later, Terminal management may, in its sole discretion, and without liability to anyone, bypass the subject Ocean Vessel. If the Ocean Vessel is ordered to Berth and a delay in delivery of the Ocean Vessel to Berth occurs in excess of three (3) hours from the time that the Ocean Vessel was ordered to Berth due to circumstances or conditions within the control or due to the fault of the Ocean Vessel, its owner(s), operator(s), charterer(s), agent(s) or employee(s), the Ocean Vessel, its owner(s), operator(s), the Ocean Vessel, its owner(s), operator(s), charterer(s) and agent(s) shall be responsible, jointly and severally, for a dead Berth charge of $5,000 for each hour or fraction thereof until the Ocean Vessel is moored in Berth, regardless of intervening circumstances of any nature, which charge shall be assessed as liquidated damages.

17.	BERTH ASSIGNMENT. Terminal operations may be scheduled at Terminal’s Berths and in any combination thereof. Prior to the issuance of the particular Berth assignment, the Vessel Party must provide a guaranty acceptable to the Terminal regarding payment of Dockage fees as provided for in Appendix “A.”

18.	REFILING. If any Ocean Vessel, that has filed at Terminal, is ordered to Berth by Terminal management and is unable or refuses to accept a Berth, due to any reason whatsoever, or otherwise fails to comply with these Terminal Rules and Regulations, the Terminal management may, at its sole discretion cancel its original filing. If filing is cancelled, the Ocean Vessel must refile and will be assigned a rotation in the Terminal lineup based on the new filing time.

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 7
LOADING AND UNLOADING
19.	BERTHING AND SAFETY EQUIPMENT. Upon berthing, the Ocean Vessel shall immediately and at all times provide adequate lighting, equipment and appropriate officers and crew aboard to permit Loading or Unloading, as the case may be, of Cargo at any time of the day or night, including Saturdays, Sundays and Holidays. All Ocean Vessel officers and crews shall wear life jackets, safety glasses and hard hats while on the Terminal docks and when transiting the conveyor walkway system to and from the docks.

20.	LINE HANDLING. The master and crew of every Vessel will provide assistance in handling lines and operating deck machinery. An English-speaking deck officer must be available to ensure timely response to directions of any representatives of the Terminal relative to handling of lines. Terminal representatives will position lines on the shoreside. Line handling for docking and undocking of Ocean Vessels in Berth and at the buoys, shall be assessed at the rate provided in Appendix “A”.

21.	VACATING BERTH. Whenever an Ocean Vessel is unable or refuses to load or unload, or shift within or between anchorage sites, mid-stream transfer facilities, berths or docks, the Terminal management may order the Ocean Vessel to vacate the Berth after notice to vacate is delivered to the Ocean Vessel’s master or agent. If an Ocean Vessel refuses or fails to vacate the Berth when ordered to vacate, United Bulk Terminal shall be entitled to charge and recover from Ocean Vessel and Vessel Party as liquidated damages the sum of $5,000.00 per hour for each hour or fraction thereof of each calendar day from one hour after delivery of the notice to vacate that the Ocean Vessel remains in Berth, regardless of any intervening circumstances of any nature.

Furthermore, United Bulk Terminal reserves the right to order, at its sole discretion, any Ocean Vessel to vacate the Berth. Should the Ocean Vessel fail to vacate the Berth when so ordered, a charge of $5,000 per hour, for each hour or fraction thereof that the Ocean Vessel remains in Berth, shall be assessed against the Ocean Vessel and Vessel Party as liquidated damages, which charge of $5,000 per hour shall be assessed for each hour or fraction thereof of each calendar day from one hour after delivery of the notice to vacate until the Ocean Vessel vacates the Berth, regardless of intervening circumstances. If the Ocean Vessel does not vacate the Berth when so ordered, the Ocean Vessel will be subject to, in addition to the liquidated damages above, all costs, including but not limited to, attorney fees and expenses in connection with the moving of the Ocean Vessel, which costs and expenses (and liquidated damages) shall be for the account of and the full risk of the Ocean Vessel and Vessel Party.

22.	VESSEL ROTATION. The Terminal management may alter the turn of Ocean Vessels to be loaded or unloaded, when, in its sole judgment, it is in the best interest of Terminal operations.

23.	CONTINUOUS READINESS. Assignment of Berth under these Terminal Rules and Regulations is predicated upon Ocean Vessel’s continuous readiness twenty-four (24) hours a day, seven (7) days a week to receive or discharge Cargo at Terminal’s full normal rate, throughout the entire time in Berth and compliance with the directions of Terminal management, including shifting within or between anchorage sites or Berths. Any delay in Loading or Unloading by the Ocean Vessel or refusal to follow directions of Terminal management, including an order to vacate the Berth, shall subject the Ocean Vessel and Vessel Party to a charge of $5,000 for each hour or fraction thereof of delay which shall be assessed as liquidated damages regardless of intervening circumstances of any nature.

24.	VACATING BERTH UPON COMPLETION OF LOADING/UNLOADING. Ocean Vessel shall vacate the Berth within one (1) hour of completion of Loading or Unloading. If an Ocean Vessel refuses or fails to vacate the Berth when ordered to vacate, United Bulk Terminal shall

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 8
be entitled to charge and recover as liquidated damages from the Ocean Vessel and Vessel Party, the sum of $5,000 per hour for each hour or fraction thereof from one hour after receipt of the notice to vacate until vacation of the Berth occurs regardless of any intervening circumstances of any nature. If the Ocean Vessel does not timely vacate the Berth, the Ocean Vessel will be subject to, in addition to the liquidated damages above, to all costs (including but not limited to attorney fees) and expenses in connection with the moving of the Ocean Vessel, which costs and expenses (and liquidated damages) shall be for the account of and the full risk of the Ocean Vessel and the Vessel Party.

25.	WEATHER CONDITIONS. When, in the Terminal management’s opinion, weather conditions threaten the safety of any moored or fleeted Vessel and/or the structural integrity of the Terminal facilities, transfer operations will be suspended and any Vessel moored or fleeted at the Berth shall vacate the Berth immediately when requested by the Terminal management to do so and until such time as weather conditions permit it to return (irrespective of whether the order by Terminal to vacate the Berth precedes any similar order to vacate issued by the Plaquemines Parish Port Harbor and Terminal District). If any Vessel does not leave the Berth within three (3) hours of being ordered to do so, all costs (including but not limited to attorney fees) and expenses in connection with the moving of the Vessel and mooring or fleeting of same, as the case may be, shall be for the account of and at the full risk of the Vessel and Vessel Party. In no event shall Terminal have any responsibility for any Vessel, including but not limited to the cost of moving a Vessel that is ordered to vacate the Berth for any reason provided in these Terminal Rules and Regulations. Any damage to the Terminal facilities or other equipment shall be the responsibility of the Vessel Party and Vessel. Any Vessel calling at the Terminal shall be subject to the written guidelines and procedures relative to hurricanes adopted by Terminal.

26.	USE OF TUGS. When an Ocean Vessel is entering or leaving the Berth, United Bulk Terminal shall provide tugs, the cost of which shall be at the sole expense of and for the account of the Vessel and the Vessel Party without refund or credit against any charges due and owing the Terminal. If, in the opinion of the Terminal management, the weather or other conditions so warrant, each Ocean Vessel upon entering and leaving or lying at Berth (including shifting within the Berth) may be required to make use of additional tugs, depending on the size of the Ocean Vessel, which additional tugs shall be at the sole risk and expense of the Vessel and the Vessel Party. A one hour waiting period from the call-out time is allowed. Any additional time will be invoiced at the current standby rate. If called out and not used, the current reporting fee will apply. Charges for towage services will be assessed to the Vessel by United Bulk Terminal.

27.	MOORING OF BARGES. United Bulk Terminal operates a closed fleet. All Vessel Parties shall obtain the prior approval of United Bulk Terminal before their Vessels enter United Bulk Terminal’s fleet/berth/docks/buoys. No less than 24 hours advance notice of the foregoing shall be provided by Vessel Parties to United Bulk Terminal’s Traffic Manager. If such approval by United Bulk Terminal is granted, all Vessels, Visitors, personnel, and passengers are required to comply with United Bulk Terminal’s prescribed safety rules and personal protective equipment requirements and follow United Bulk Terminal’s Facility Security Plan. United Bulk Terminal reserves the right to levy a user fee. Any User delivering river barges to the Terminal shall be responsible for mooring the barges in accordance with these Terminal Rules and Regulations and any other regulations promulgated by the Plaquemines Parish Port, Harbor and Terminal District and United States Coast Guard.

A river barge moored to another river barge, a mooring or spar barge, a vessel, a wharf, or a pier, will be secured as near as practicable to each abutting corner of the river barge being moored by:
(a)	Four part wire rope of at least 7/8” diameter with an eye at each end of the rope passed around the timberhead, cavel or button.

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 9
(b)	A mooring line of natural or synthetic fiber that has at least 75 percent of the breaking strength of four part 7/8” diameter wire rope; or

(c)	Fixed rigging that is equivalent to four part 7/8” diameter wire rope.
Any river barges arriving at the Terminal without lines, wire or stationary rigging meeting the requirements set forth above will not be accepted by the Terminal until such time as proper equipment is furnished. Upon arrival or departure from the Terminal, all Vessels are required to contact the Terminal harbor boats. The Terminal harbor boat operator in attendance shall have the right, although not the obligation, to determine if the river barges have been properly secured by the Vessel Party.

Vessel Party acknowledges that any River Barge arriving at the Terminal with cargo on its deck may constitute a hazardous and unsafe condition. Vessel Party agrees that if notified of such condition, it shall be the sole responsibility of Vessel Party to clean and remove any such product which renders the deck of any such River Barge hazardous to the safety of any person. Should Vessel Party fail to promptly clean and remove product from the deck of any such River Barge, the Terminal reserves the right, but not the obligation, to clean and remove the product from the River Barge’s deck, which service will be solely for the account of the Vessel Party.

Vessel Party shall coordinate and be solely responsible for all required inspections for cleanliness and compliance with all local, state and federal laws and regulations relative to the fitness of the River Barge.

28.	BARGE RELEASE. Once Loading or Unloading of a river barge has been completed, as determined by Terminal personnel, the river barge must be picked up within seventy-two hours of Terminal’s facsimile transmittal of notice to the Vessel Party that the river barge must be removed. In the event that a river barge is not removed within the time limit, Terminal management may, at its sole election, arrange either to have the river barge shifted to a commercial barge fleet or fleeted at the Terminal, to the extent that fleeting space is available, at the sole risk and expense of the Vessel Party. If the Vessel Party has been instructed to pick up its river barges and removal of the river barges is not accomplished within seventy-two hours, an additional charge above the normal fleeting will be assessed. The fee will be assessed until the river barges are removed in accordance with the fee provided in Appendix “A”.

29.	STOWAGE. The Vessel Party shall be solely responsible for the stowage of the Cargo. Cargo shall be stowed within the Vessel only in areas where grabs and equipment spouts can reach, subject to Vessel design capability. Dozer work shall be provided to the Vessel Party at an additional charge agreed upon by the Terminal and Vessel Party prior to the Vessel coming into Berth. In any event, the loading sequence plan shall not exceed two (2) pass loadings and two (2) hold trims. United Bulk Terminal will allow each Vessel two (2) draft checks which are not to exceed a period of 30 minutes each. Any Vessel exceeding the allotted time for draft checks will also be assessed the detention fee of $5,000 per hour.

Any Vessel which is required to shift/warp within the berth will be responsible for any/all expenses pertaining to shifting/warping including, but not limited to, line handling, pilot, tug(s).

30.	SUITABILITY OF CARGO. Users acknowledge that Terminal only provides transfer facilities and outside ground storage of the Cargo at the Terminal. The Terminal reserves the right, without any responsibility for any loss, damage, or demurrage that may arise, to refuse any Cargo because in the sole discretion of the Terminal, such Cargo is unmerchantable or in unfit condition for Loading, Unloading, Storage, transfer or handling; or because of lack of space, facilities or equipment, or for any other reason based on the sole judgment of the Terminal. The Terminal shall not be responsible for any loss, damage or delay caused by varying temperatures, moisture and weight changes and/or spontaneous combustion of Cargo, frost,

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 10
heating, flood, the elements, evaporation, natural shrinkage, wastage or decay or from insufficient notification, or from war, insurrection, Acts of God, or acts or failure to act of any Governmental entity, or for any consequences arising therefrom, or from concealed damage, leakage, variation in weights, or for losses in weights whether occurring while Cargo is in Storage or during Loading, Unloading or while otherwise being handled, or for failure to detect or remedy same.

31.	VESSEL SUITABILITY. The Terminal reserves the right to refuse any Vessel considered unseaworthy due to damage, distribution of load, draft or lack of freeboard, lists or such other reason for which Terminal deems the Vessel not suitable for handling at the Terminal. The Vessel Party, at all times, shall remain responsible for the seaworthy condition of the Vessel. The berthing of any Ocean Vessel or delivery of any river barge to the Terminal shall constitute a warranty by the Vessel Party to United Bulk Terminal that there are no latent defects in the Ocean Vessel or river barge and that same is capable of either being loaded with the Cargo to be loaded by the Terminal or to be unloaded by the Terminal using the equipment normally employed by the Terminal. In no event shall the Terminal be responsible for the seaworthiness, maintenance, repair or service of Ocean Vessels coming into the Berth of the Terminal or river barges delivered to the Terminal, such responsibility being that of the Vessel Party. Notwithstanding the foregoing, should any Vessel develop any leaks, cracks or other conditions which, in the sole judgment of the Terminal, may result in damage to the Vessel and/or its Cargo, Vessel Party agrees to take whatever steps are necessary to protect the Vessel and/or its Cargo. Furthermore, in the event that any river barge develops any leaks, cracks, or other similar conditions, such river barge, at the election of Terminal, may remain in the Terminal Fleet subject to the agreement by the Vessel Party to provide a stand-by harbor tug for the duration of the river barge’s stay at the Terminal for the purpose of tending to the river barge, the cost of which harbor tug shall be at the sole expense of the Vessel Party. In the event that the Terminal assists any river barge that is sinking or damaged as a result of any leaks, cracks or other similar conditions, the actual costs of such assistance shall be borne solely by the Vessel Party and Terminal shall have no responsibility for loss or damage to a river barge or Cargo occurring as a result of Terminal providing such assistance. In no event shall Terminal have any responsibility for inspecting any river barge nor shall Terminal have any liability if loss or damage to a river barge or Cargo occurs as a result of Terminal’s failure to reject a river barge that has leaks, cracks or similar conditions, whether or not such conditions are latent or patent.

Notwithstanding anything to the contrary herein, the Terminal is a private terminal facility and is not a “marine terminal operator” as defined by the Shipping Act of 1984, as amended. Common carriers by water (such as liners), as defined by the Shipping Act of 1984, as amended, will not be accepted for Loading or Unloading at the Terminal. 46 U.S.C. App. Section 1702 (6) defines a common carrier as “a person holding itself out to the general public to provide transportation by water of passengers or cargo between the United States and a foreign country... except that the term does not include... ocean transportation by...ocean tramp....” Only Vessels engaged in private or contract carriage pursuant to private commercial arrangements will be accepted by the Terminal.

The standard Ocean Vessel acceptable for Loading is a gearless, bulk carrier, 950 LOA, 140’ beam which can ballast to achieve an air draft of 56’ at river stage of 0’ at Davant, Louisiana for Loading under traveling ship loader and 46’ at a river stage of 0’ for Loading at Terminal’s stationary loader at Davant, Louisiana. The standard Ocean Vessel for Unloading is a gearless, bulk carrier, 750’ LOA, 105’ beam which can ballast to achieve an air draft of 57’ at a river stage of 0’. Requests for exceptions to the foregoing shall be made at the time of Vessel filing and shall be subject to the sole discretion of the Terminal.

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 11
ADDITIONAL SERVICES, RATES AND CHARGES
32.	CHARGES. United Bulk Terminal shall invoice all customers on inbound tons, whenever the initial handling of the Cargo occurs, e.g. (1) Cargo unloaded from a river barge direct to (a) storage at the Terminal facilities, or (b) an Ocean Vessel, (2) Cargo unloaded from an Ocean Vessel direct to (a) storage at the Terminal facilities or (b) another Vessel including a river barge, (3) Cargo unloaded from an Ocean Vessel direct to another Vessel including a river barge, etc. United Bulk Terminal shall render invoices for services provided hereunder upon completion of said services and the User agrees to pay said invoices within thirty (30) days from date of invoice. Any invoice that remains unpaid after thirty (30) days from date of invoice shall earn interest, compounded at one and one-half interest (1-1/2%) percent per month or portion thereof or the maximum legal interest rate allowed under Louisiana law to the extent that a rate of one and one-half (1-1/2%) percent per month violates Louisiana laws. Any pending or alleged claims against United Bulk Terminal will not be allowed as an offset against outstanding or accrued charges until such claims have been allowed or legally established.

The number of tons of Cargo to be invoiced by the Terminal shall be certified by a representative of the National Cargo Bureau or a mutually agreed surveyor who shall perform a displacement survey to determine the tonnage transferred either by barge or vessel. Such displacement survey shall be performed at the sole cost and expense of the User and it is agreed that copies of the certificate shall be concurrently submitted to the User and United Bulk Terminal

33.	GROUND STORAGE OF CARGO. Terminal agrees to provide outside ground storage at the rate provided for in Appendix “A. Terminal shall not be responsible for spontaneous combustion or other damage to any stored Cargo. Upon request by the User, tractor work to shape, compact or periodically rearrange any stockpile in which the User’s Cargo is stored will be provided, subject to such terms and conditions as mutually agreed upon by the Terminal and User. User agrees that the Terminal may groom Cargo stored at the Terminal periodically to prevent spontaneous combustion. If a condition of spontaneous Combustion or a significant rise in temperature should occur, User assumes full responsibility for all costs and damages thereby resulting; the responsibility of the Terminal being to promptly notify User of any such condition observed by Terminal and User being responsible to promptly advise and direct Terminal regarding the appropriate action necessary to extinguish any fires. If User fails to respond to such notice by Terminal or fails to promptly advise and direct Terminal, then Terminal, at the sole cost and expense of User, may, but is not obligated, to take appropriate action to extinguish any fires caused thereby.

Terminal shall not be responsible for loss or contamination or damage to, or destruction of any Cargo in its care, custody or control, whether in Storage or elsewhere. Furthermore, Terminal shall not be responsible for loss of calorific content or loss of weight of any Cargo transferred or stored at the Terminal. User specifically acknowledges that normal variances in the measurement of quantity and weight of cargo shipped in bulk exists and that the weights of Cargo determined by the National Cargo Bureau or a mutually agreed surveyor on behalf of User shall be used only for invoice purposes by the Terminal.

In no event shall the use of the Terminal Storage facilities be construed as a lease or sublease agreement between the Terminal and User.

34.	DOCKAGE. Dockage fees calculated on the basis stated in Appendix “A” shall be assessed any Vessel berthed at the Terminal or at any Terminal buoy system.

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 12
Prior to berthing, the Vessel Party will be required to deposit with United Bulk Terminal an amount sufficient to cover all estimated charges due, including dockage, tug assistance, line handling, crewboat services, facility security fee, facility user fees and any other supplemental fees levied by governmental agencies. United Bulk Terminal reserves the right to postpone cargo operations until the full requested deposit has been received. Additional deposits may be required during the loading in the event actual charges incurred exceed any deposit(s) received. Cessation of operations will occur if actual charges incurred exceed total deposit(s) received.

35.	RIVER BARGE FLEETING AND SHIFTING CHARGES. River barges fleeted or shifted at the Terminal shall be charged for the service by U. S. United Inland Services at the rate provided in Appendix “A”.

36.	RIVER BARGE COVER HANDLING. Any river barges requiring Terminal assistance in handling river barge covers shall be charged for the service at the rate provided in Appendix “A”.

37.	DISCHARGING STACKED COVER RIVER BARGES. Any stacked cover river barges shall be discharged at the rate provided in Appendix “A”.

38.	WATER. Water flow and access to water mains is limited. Arrangements for water shall be made with Terminal in advance of berthing the Vessel. Water, when available, will be furnished at the charge provided in Appendix “A”. Prior approval and coordination by Terminal management shall be required for water delivered by river barge.

39.	BUNKERS. Absent the prior approval of the Terminal no bunkers, diesel fuel or oils, may be received by Ocean Vessels in Berth. To the extent, taking of bunkers hinders Terminal operations, the actual cost associated with any delay will be billed to the Vessel Party.

40.	REPAIRS. Once the Notice of Readiness has been tendered, no repairs that would impede the movement of the Vessel or that would interfere with Cargo transfer operations or affect safety shall be undertaken.

41.	SAMPLING. Automatic mechanical sampling services are provided by an independent third party contractor and are available to the User at the Terminal at the sole cost and expense of the User.

42.	VISITORS AND DELIVERY OF VESSEL PROVISIONS. Absent the prior written consent of United Bulk Terminal, no Visitor or Visitors, including, but not limited to any User, crew members, shipper, river transportation operator, launch service operator, master, owner, charterer, operator or agent, shall be allowed access to any of the Terminal facilities, docks or buoys while any Vessel is moored or berthed at any such United Bulk Terminal facility, dock or buoy. The Terminal reserves the right to deny access to any Visitor or Visitors whom the Terminal, in its sole discretion, deems may result in injury, damage or loss to persons or property at the Terminal. Every person entering the Terminal facilities must sign in with the Terminal office before proceeding to any Vessel or Terminal building and shall furnish Terminal with identification acceptable to Terminal. Any person or vehicle that enters the Terminal facilities shall be subject to a search. Such Visitors, subject to the prior approval of the Terminal, may arrange for outside transportation for pickup and delivery at the Terminal. Approved Visitors may gain access to Vessels berthed at Berth No. 1 via United Bulk Terminal’s crewboat service. Such access, however, shall require that the Visitor furnish twenty-four (24) hours prior written notification to the Terminal office of same. All Visitors must wear protective equipment, hard hats, safety glasses and life jackets. Delivery of provisions or stores to any Vessels berthed at the Terminal shall require the prior approval of the Terminal subject to a determination by the Terminal whether such activities will interfere with Cargo operations or Vessel arrivals, departures or shifting. The Vessel agent must be present when provisions are to be brought on to a Vessel. Any Visitor shall execute such releases and

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 13
indemnity agreements as required by Terminal as a condition to being allowed access to the Terminal facilities.

43.	SPECIAL CONTRACTS. Charges for services or items not specifically provided for in these Terminal Rules and Regulations shall be assessed pursuant to a separate contract with Terminal.

44.	LIENS. All lawful charges made by or due to the Terminal shall constitute a lien in favor of the Terminal upon the Cargo and against any Vessel for such charges to the full extent permitted by law.

45.	DEMURRAGE. United Bulk Terminal shall not be responsible for any demurrage under any circumstances whatsoever.
DEFINITIONS AND NOTES
46.	VESSEL. The term “Vessel” or “Vessels” shall include any river barge, ocean-going barge, or Ocean Vessel.

47.	OCEAN VESSEL. The term “Ocean Vessel” shall mean any Vessel, other than a river barge, that utilizes the services and facilities of the Terminal for the Loading, Unloading, Storage, handling or transfer of Cargo.

48.	CARGO. The term “Cargo” shall include, but not be limited to, coal, petroleum coke, furnace coke, fertilizer, grain, steel related scrap products and other dry cargo.

49.	TERMINAL. The term “Terminal” means the United Bulk Terminal Terminal at Mile 55, AHP left descending bank, Lower Mississippi River, near Davant, Louisiana.

50.	HOLIDAYS. The term “Holidays” includes Mardi Gras, Independence Day, Thanksgiving Day, Christmas Day and the United Bulk Terminal Anniversary Picnic, the dates of which are published yearly. All guarantees are exclusive of Holidays.

51.	BERTH. The term “Berth” or “Berths” means Terminal’s docks and mid-stream transfer facilities including the Terminal’s mooring buoys.

52.	USER OR USERS. The terms “User” or “Users” shall include Vessel Party and all individuals or business entities, including all Ocean Vessels, river barges, trucks, railroad cars or other means of conveyance and/or equipment used by said individuals or business entities, which utilize the services and/or facilities of the Terminal.

53.	VESSEL PARTY. The term “Vessel Party” or “Vessel Parties” means any party or parties either owning, nominating or contracting with the Vessel including, but not limited to, its agent(s), owner(s), operator(s) and/or charterer(s).

54.	STORAGE. The term “Storage” shall mean the service of providing facilities for the outside storing of inbound or outbound Cargo.

55.	TERMINAL FLEET. The term “Terminal Fleet” shall mean the United Bulk Terminal river barge upper and lower fleets at the Terminal.

56.	LOADING AND UNLOADING. The terms “Loading” and “Unloading” shall mean the service of Loading or Unloading Cargo, as the case may be, between any place at the Terminal and railroad cars, trucks, Vessels, river barges or any other means of conveyance to or from the Terminal.

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 14
57.	VISITORS. The terms “Visitors” or “Visitor” mean any individual or entity listed in the Visitor List and any other individual or entity that seeks access to the Terminal facilities or any Vessel berthed there, including, but not limited to, any surveyor.

APPENDIX “A”
DOCKAGE: Rates as per the schedule below per gross registered ton shall be assessed for each twenty-four (24) hour period and prorated on twelve (12) hour periods after the first twenty-four (24) hour period. Time shall commence upon berthing and shall end at the Vessel’s departure from the berth. The minimum dockage to be paid shall be $7,500. Vessel Party shall indicate the gross registered tonnage (Lloyd’s) of the Vessel in the Berth Application. The daily dockage fee shall be calculated based on the dockage rate/GRT equivalent to the daily demurrage rate shown in the chart below.
          Proportional Vessel Dockage

Demurrage Rate/Day	Dockage Rate/GRT/Day
30,000-39,999	0.36
40,000-49,999	0.48
50,000-59,999	0.60
60,000-69,999	0.72
70,000-79,999	0.84
80,000-89,999	0.96
90,000-99,999	1.08
100,000-109,999	1.20
110,000-119,999	1.32
120,000-129,999	1.44
130,000-139,999	1.56
140,000-149,999	1.68
Every 10,000 Additional	0.12 Additional

SECURITY FEES:	$800 per Vessel for each day or part of a day.

RIVER BARGE FLEETING:	$55.00 / day for Dry Cargo, Open Hopper and Deck – Up to 200’ x 35’
$85.00 / day for Dry Cargo, Open Hopper and Deck – Over 200’ x 35’

RIVER BARGE SHIFTING:	$325.00 per barge – each for Tug Service In charge and shift to dock

RIVER BARGE COVER HANDLING:	$1,000.00 U.S. Dollars per barge each way stack/spread

DISCHARGING STACKED COVER BARGES:	$550.00 U.S. Dollars per barge

GROUND STORAGE OF CARGO:	A rate to be mutually agreed upon in writing prior to transfer of the Cargo for Storage.

LINE HANDLING SHALL BE CHARGED AS FOLLOWS:

Main Docks or Buoys:	$3,000.00 U.S. Dollars
ADDITIONAL FLEETING CHARGE FOR FAILURE TO TIMELY REMOVE RIVER BARGES FROM TERMINAL FLEET IN
     ACCORDANCE WITH ITEM 28:  $105.00 U.S. Dollars per barge per day.

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page 2

Water:	$20.00 U.S. Dollars per Short Ton

ASSIST TUGS:	United Bulk Terminal will provide all assist tugs for docking/undocking, shifting and holding operations. The cost of these services will be as follows:

1)	Docking/Undocking	$2,700 per tug plus
	Tonnage Charge	$18.00 per 1,000 GRT plus
	Fuel Surcharge *	1% for every $0.05 over $3.00/gal.
2)	Shifting	$800 per hour per tug
3)	Holding	$800 per hour per tug
4)	Delays (Tug Stand-by)	$800 per hour per tug
5)	Reporting of tugs	$2,000 per tug
6)	Buoy Charge	$500 per tug

*	The fuel surcharge will be based on the lowest quoted fuel price on the 1st and 15th of each month and will be adjusted on those dates.

APPENDIX “B”
14537 HWY 15
Davant, Louisiana, 70040
Dispatchers (24 hrs)
504-333-7400 — Main line
504-333-7334 — Fax
504-784-1263 — Cell
UBTraffic@united-mar.com

Cornel Smith	Allen Newman
Traffic Manager (7Am to 4 Pm, Mon – Fri.)	Traffic Manager (7Am to 4 Pm, Mon – Fri.)
504-333-7311 — Office	504-333-7360 — Office
504-333-7334 — Fax	504-333-7334 — Fax
504-784-1130 — Cell	504-416-9279 — Cell
cornel.smith@united-mar.com	allen.newman@united-mar.com
Jimmy Pentney
Operations Manager (7Am to 4 Pm, Mon – Fri.)
504-333-7323 — Office
504-333-7334 — Fax
504-234-6280 — Cell
Jimmy.Pentney@united-mar.com
Don Assavedo (United Marine Services)
Fleet Manager (7Am to 5 Pm, Mon – Fri.)
618-309-0052
TMSdavant@vci.net
Responsible for fleet, barges & related activities

NOTICE TO VACATE BERTH
TO: Master or Agent — M/V                                          (the “Vessel”)
     On behalf of United Bulk Terminal, you are hereby instructed and ordered to vacate the Berth at which your Vessel presently is located. In accordance with the terms and conditions of the U. S. United Bulk Terminal Rules and Regulations of which you are in receipt, the failure of the Vessel to vacate the Berth when so ordered shall subject the Vessel and her owner, operator, charterer and agent to a charge of $5,000 per hour, as liquidated damages, for each hour or fraction thereof of each calendar day from one hour after delivery of this Notice to Vacate Berth, until the Vessel vacates the Berth, regardless of intervening circumstances. In addition to the liquidated damages above, all costs and expenses, including, but not limited to, attorneys fees and expenses in connection with the moving of the Vessel shall be for the account of and full risk of the Vessel and her owner, operator, charterer and agent.

U. S. United BULK TERMINAL, L.L.C.

Name:

Title:

Delivery to Master of Notice to Vacate Berth
DATE:
TIME:

Acknowledgment of receipt of Notice to Vacate Berth on behalf of
M/V
Name:
Title:

14537 Highway 15
Davant, Louisiana 70040
Facsimile (504) 333-7400
E-mail: UBTraffic@united-mar.com	EXHIBIT “1”
BERTH APPLICATION
Application is hereby made by facsimile or e-mail, with an executed original to follow by U.S. Mail at the addresses below, this                      day of                                         ,                       for assignment and use of the terminal facilities at U. S. United Bulk Terminal, L.L.C. for the M/V                                          on or about                                         ,                      for loading/discharge in accordance with the United Bulk Terminal Rules and Regulations made a part hereof and attached hereto as Exhibit “A”.
PARTICULARS OF VESSEL (if known, otherwise to be provided not less than 72 hours prior to Vessel coming to the Berth):
          Vessel: M/V
          Gross Registered Tons:                     Length:                     Breadth:
          Maximum Depth Loaded:                                          Air Draft:
APPLICANT AGREES:
1.	Application for berth is hereby made on behalf of Vessel, its agent(s), owner(s) and/or operator(s) and/or charterer(s) and that payment of applicable charges for said Vessel will be made to United Bulk Terminal as required in the United Bulk Terminal Rules and Regulations.

2.	Has in its possession a current copy of the United Bulk Terminal Rules and Regulations and stipulates that the Vessel, its agent(s), owner(s) and/or operator(s) and/or charterer(s) are bound by and agree to abide by all provisions of the United Bulk Terminal Rules and Regulations.

3.	Berthing tug(s), shifting tug(s) and disembarking tug(s), will be arranged prior to the Vessel coming to the Berth and, to the extent required beyond those normally furnished by United Bulk Terminal, shifting tug(s) also will be arranged prior to the Vessel coming to the Berth.

4.	Warrants that the Vessel shall fully comply with all applicable U.S. Coast Guard regulations and local, state and federal environmental laws and regulations in effect as of the date Vessel gives the Notice of Readiness.

5.	Will furnish United Bulk Terminal with the International Tonnage Certificate and the proposed stowage plan, including cargo capacity, for Cargo to be loaded or actual stowage plan for Cargo to be unloaded, prior to the Vessel coming to the Berth.

6.	Will furnish United Bulk Terminal with Notice of Readiness signed by the charterer or his agent, prior to commencement of Loading or Unloading.

7.	Warrants that the Vessel does not constitute a “common carrier” within the meaning of 46 U.S.C. App. 1702(6) and 46 U.S.C. 801 and is a private or contract carrier.

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U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page ii
8.	WARRANTS THAT HE/SHE HAS AUTHORITY TO EXECUTE THIS BERTH APPLICATION ON BEHALF OF THE VESSEL, ITS AGENT(S), OWNER(S) AND/OR OPERATOR(S) AND/OR CHARTERER(S); THAT APPLICANT HAS RECEIVED, READ AND UNDERSTANDS THE PROVISIONS OF THE United BULK TERMINAL RULES AND REGULATIONS AND IS EMPOWERED TO BIND THE VESSEL, ITS AGENT(S), OWNER(S) AND/OR OPERATOR(S) AND/OR CHARTERER(S) TO THE TERMS OF THE United BULK TERMINAL RULES AND REGULATIONS AND THE BERTH APPLICATION.

REQUESTED BY:

AUTHORIZED SIGNATURE

TITLE

DATE

Attachment E
U.S. United Ocean Services, LLC
Vessel Fleet

U. S. United Bulk Terminal, L.L.C. Terminal Rules and Regulations — Page i
United Ocean Services, LLC
Vessel Fleet
Tugs / Barges

Tug / Barge	United States Coast Guard Number
Debbie Rankin / Diana T	567374 / 567400
Beverly Anderson / Mary Turner	646729 / 646730
Barbara Kessel / Gayle Eustace	583310 / 587045
Lisa W / Barbara Vaught	571437 / 504456
Sharon DeHart / Doris Guenther	545118 / 691889
Betty Wood / Pat Cantrell	544994 / 667454
Naida Ramil / Peggy Palmer	1020314 / 641530
Janis Guzzle / Marie Flood	608018 / 545015
Ships

Ship	United States Coast Guard Number
Tina Litrico	547000
Mary Ann Hudson	634621
Sheila McDevitt	1108140

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Attachment F
Demurrage and Despatch Rates
(Trans-Gulf Ocean Service, Domestic Ocean Service and Foreign Ocean Service)
[...***...]

Demurrage and Despatch Rates
(Trans-Gulf Ocean Service, Domestic Ocean Service and Foreign Ocean Service)

Vessel Name	Demurrage rate	Despatch Rate

Barbara Vaught	[...***...]	[...***...]
Doris Guenther	[...***...]	[...***...]
Diana T	[...***...]	[...***...]
Gayle Eustace	[...***...]	[...***...]
Pat Cantrell	[...***...]	[...***...]
Peggy Palmer	[...***...]	[...***...]
Mary Turner	[...***...]	[...***...]
Marie Flood	[...***...]	[...***...]
Tina Litrico	[...***...]	[...***...]
Mary Ann Hudson	[...***...]	[...***...]
Sheila McDevitt	[...***...]	[...***...]
For vessels not listed, demurrage and despatch rates shall be consistent with the above, adjusted for actual vessel capacity.
All Rates subject to CPI / PPI adjustments as provided in Attachment J.

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Attachment G

Tampa Electric Company
Terminal Rules and Regulations
Big Bend Terminal

TERMINAL RULES AND REGULATIONS
TAMPA ELECTRIC COMPANY
BIG BEND TERMINAL

Table of Contents

SUBJECT	ITEM NO.	PAGE NO.

General
Rules and Regulations; Use of Terminal	1	1
Consent to Terminal Rules	2	1
Local Authority	3	1
Hours of Operation	4	1
Terminal Condition & Access	5	1
Vessel Condition & Access	6	2
Compliance with Laws and Regulations	7	2

Terminal Documentation Requirements
Contract or Application	8	3
Nomination	9	3
Agreement to be Bound	10	3
Documentation for Discharge	11	3
Notice of Readiness	12	3
Early Arrivals	13	4
Closest Available Anchorage	14	4
Bypass of Berthing Order	15	4
Cancellation of Application Acceptance	16	4

Terminal Berth, Cargo Discharge, Departures
Safety	17	4
Use of Tugs	18	4
Line Handling	19	4
Stowage	20	5
Suitability of Cargo	21	5
Vessel Rotation	22	5
Prohibition of Maintenance and Bunkering	23	5
Prohibition of Certain Dangerous Cargo (CDC) Onboard Vessels	24	5
Prohibition on Modifications/Improvements to the Terminal	25	5
Right of Inspection	26	6
Vessel Personnel Departures, Visitors Access and Provisions	29	6

Cargo Discharge; Departures
Berthing and Discharge	28	7
Weather Conditions	29	7
Vacating Berth	30	7
Vacating Berth Upon Completion of Discharge	31	7

Liabilities; Remedies
Damage to Terminal	32	8
Responsibility for Vessel or Cargo Damage, Demurrage, Delays or Loss of Dispatch	33	8
Responsibility for Vessel or Cargo Damage, Personal Injury or Death, Demurrage Delays or Loss of Dispatch, and Pollution	34	8
Remedies for Enforcement of Terminal Rules	35	9
Conflict Governance	36	9

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SUBJECT	ITEM NO.	PAGE NO.

Additional Services, Rates and Charges
Charges	37	9
Special Contracts	38	9
Liens	39	9

Definitions and Notes
Vessel	40	10
Cargo	41	10
Terminal	42	10
Berth	43	10
Vessel Party	44	10
Unloading	45	10
Visitors	46	10

Exhibits
Terminal Application		i

Page ii

GENERAL
1.	RULES AND REGULATIONS; USE OF TERMINAL. Use of the Tampa Electric Company Big Bend Terminal and its facilities (“Terminal”) and services are subject to these Tampa Electric Company Big Bend Terminal Rules and Regulations (“Terminal Rules”). Notwithstanding anything to the contrary herein, the rights of any carrier, their owner’s and agents, or other users of the Terminal (“Vessel Party”) to utilize the Terminal and receive any services shall be subject to the prior approval of Tampa Electric Company (“Tampa Electric”). Amendments to these Terminal Rules may be issued from time to time. The Terminal Rules are subject to change without notice. Tampa Electric shall be the sole judge as to the interpretation of these Terminal Rules. In addition, Vessel Party and any persons accessing the Terminal (e.g., vendors, employees, contractors and visitors) are required to follow the Big Bend Power Station Rules (“Big Bend Rules”) as may be amended and issued from time to time.
2.	CONSENT TO TERMINAL RULES. The use of the Terminal shall constitute a consent by Vessel Party to all of the terms and conditions of these Terminal Rules, and evidences an agreement on the part of Vessel Party to pay all charges specified herein and be governed by these Terminal Rules.
3.	LOCAL AUTHORITY. The Terminal is within the jurisdiction of the Tampa Port Authority and Vessel Parties are subject to the applicable rules.
4.	HOURS OF OPERATION. Subject to a force majeure and any forced outage, the Terminal shall operate 24 hours a day, every day throughout the year, except for planned maintenance periods (to be scheduled from time to time and the following Holidays (“Holidays”). Any services provided during a Holiday are subject to a surcharge as set forth in applicable rate schedules.
Holidays
New Years Day (January 1) (7:00 PM Dec 31 to 7:00 PM Jan 1)
Memorial Day (7:00 AM to 7:00 PM)
Independence Day (July 4) (7:00 AM to 7:00 PM)
~~Labor Day~~
Thanksgiving (7:00 AM 4th Thursday in November to 7:00 AM next day)
Christmas (7:00 PM December 24 to 7:00 PM December 25)
~~5.~~	~~TERMINAL CONDITION AND ACCESS. Tampa Electric makes no warranty (express or implied) as to the fitness or suitability of the Terminal for any purpose whatsoever or as to safe berth or anchorage. Tampa Electric does not warrant the safety of any of the 11. Terminal’s docks or facilities including but not limited to the Terminal’s mooring buoys.~~

~~Tampa Electric does not warrant the safety of channels, approaches thereto, anchorages or other areas either inside or outside the Terminal area where any Vessel may operate. Furthermore, the Vessel Party shall be solely responsible for determining if the depth of water (at any tide) is sufficient for the Vessel.~~

Each Vessel Party has an affirmative duty to inspect the Terminal and the appurtenances and access thereto prior to its use and to report any damage thereto to Tampa Electric in writing. Use of the Terminal constitutes an acceptance by Vessel Party of the Terminal in its “as-is” condition.

Notwithstanding anything to the contrary herein, the Terminal is a private terminal facility and is not a “marine terminal operator” as defined by the Shipping Act of 1984, as amended. Common carriers by water (such as liners), as defined by the Shipping Act of 1984, as amended, will not be accepted for Unloading at the Terminal. 46 U.S.C. App. Section 1702 (6) defines a common carrier as “a person holding itself out to the general public to provide transportation by water of passengers or cargo between the United States and a foreign country... except that the term does not include... ocean transportation by...ocean tramp....” Only Vessels engaged in private or contract carriage pursuant to private commercial arrangements will be accepted by the Terminal.

The standard Vessel acceptable for discharging of Cargo at the Terminal is a geared or gearless, bulk carrier, 650’ LOA, 100’ beam (maximum) which can ballast to achieve an air draft of 75’. Requests for exceptions to the foregoing shall be made at the time of the Vessel Party filing and shall be subject to the sole discretion of Tampa Electric. Channel and berth will accommodate vessel draft of up to 33’.

6.	VESSEL CONDITION AND ACCESS. The Vessel Party, at all times, shall remain responsible for the seaworthy condition of the Vessel. Tampa Electric reserves the right to refuse any Vessel considered un-seaworthy due to damage, distribution of load, draft or lack of freeboard, lists or such other reason for which Tampa Electric deems the Vessel not suitable for handling at the Terminal. The berthing or anchoring of any Vessel at the Terminal shall constitute a warranty by the Vessel Party to Tampa Electric that there are no latent defects in the Vessel. In the event the Vessel Party requests discharge services from Tampa Electric, such request shall constitute a warranty by Vessel Party that such Vessel is capable of being unloaded by the Terminal using the equipment normally employed by the Terminal. In no event shall Tampa Electric be responsible for the seaworthiness, maintenance, repair or service of any Vessels coming into the Terminal, such responsibility being that of the Vessel Party. Notwithstanding the foregoing, should any Vessel develop any leaks, cracks or other conditions which, in the sole judgment of Tampa Electric, may result in damage to the Vessel and/or its Cargo, Vessel Party agrees to take whatever steps are necessary to protect the Vessel and/or its Cargo.

All Vessels are to furnish at all times while at the Terminal safe access onboard. The Vessel Party acknowledges that any Vessel arriving at the Terminal with cargo on its deck may constitute a hazardous and unsafe condition. The Vessel Party agrees that if notified of such condition, it shall be the sole responsibility of the Vessel Party to clean and remove any such cargo which renders the deck of any such Vessel hazardous to the safety of any person. Should the Vessel Party fail to promptly clean and remove cargo from the deck of any such Vessel, the Tampa Electric reserves the right, but not the obligation, to clean and remove the cargo from the Vessel’s deck, the cost of which will be solely for the account of the Vessel Party.

7.	COMPLIANCE WITH LAWS AND REGULATIONS. Prior to coming into the Terminal, each Vessel Party shall certify to Tampa Electric that its Vessel complies with all applicable Federal, State and Local laws as set forth by, but not limited to, the laws governed by United Sates Coast Guard, the Florida Department of Environmental Protection, the Hillsborough Environmental Protection Commission Protection, and the Tampa Port Authority. In no event shall unloading of a Vessel occur until such time as a Vessel has been cleared by U.S. Customs and until Tampa Electric has received from the Vessel Party its certification that the Vessel to be unloaded is in compliance as discussed herein. The Vessel Party shall coordinate and be solely responsible for all required inspections for cleanliness and compliance with all local, state and federal laws and regulations relative to the fitness of the Vessel. Tampa Electric reserves the right to request a copy of the Vessel Party’s response plan for any Vessel that moors up to the Terminal.

If any Vessel fails to comply with all such laws and regulations, the Terminal may order the Vessel to vacate the Terminal. If the Vessel does not vacate the Terminal when so ordered, the Vessel will be subject to, in addition to the liquidated damages provided for in Item 30, all costs (including, but not limited to attorneys’ fees) and expenses in connection with the moving of the Vessel, which costs and expenses (and liquidated damages) shall be for the account of and the full risk of the Vessel and its Vessel Party.

The Vessel Party shall have the duty to be fully familiar with the environmental rules and regulations and laws in respect to the type and levels of all discharge allowed in United States coastal waters and air and for fully abiding by said rules, regulations and laws. Tampa Electric will report any observed act which is suspected to be a violation of any such obligation, rule, regulation or law to the appropriate U.S. governmental and/or local and/or state authority. All waste streams generated by the Vessel Party will be managed in accordance with all Federal, State and local waste management laws. Disposal of these waste streams shall be the sole responsibility of the Vessel Party.
TERMINAL DOCUMENTATION REQUIREMENTS

8.	CONTRACT OR APPLICATION. Prior to any use of the Terminal, a Vessel Party shall have entered into an agreement regarding the use of the Terminal or services to be provided at berth, signed by authorized representatives of each of the Vessel Party and Tampa Electric. The form of such agreement may be in the form of a “Terminal Application” a copy of which is attached to these Terminal Rules (“Application Form”) or a separate, negotiated agreement.

9.	NOMINATION. Prior to each entry of a vessel into the Terminal, a Vessel Party must submit to Tampa Electric a nomination of the Vessel to be berthed and, if applicable, unloaded, at the Terminal. Nominations of a Vessel to be discharged at the Terminal shall be transmitted to Tampa Electric by facsimile to (813) 630-7107 between 7:30 a.m. and 4:00 p.m. Mondays thru Fridays, exclusive of Holidays as defined herein and Saturdays and Sundays not earlier than thirty (30) days and not later than fourteen (14) days prior to the estimated time of arrival (“ETA”) of the Vessel. Acceptance by Tampa Electric of a Nomination of a Vessel shall be evidenced by Tampa Electric confirmation by facsimile or e-mail transmittal to the Vessel Party. The Vessel Party shall file an Application Form, which includes an ETA by facsimile transmittal to (813) 630-7107 not later than five (5) days prior to the ETA of the Vessel.

10.	AGREEMENT TO BE BOUND. The issuance by the Terminal of an acceptance of the Application Form, or the berthing (by Terminal employees) of any Vessel at the Terminal, shall constitute a contract between Tampa Electric and the Vessel, her owners, operator(s), charterer(s) and agent(s) and any other Vessel Party (jointly and severally) to abide by the provisions of, and to be liable for the charges of whatsoever kind or nature in these Terminal Rules.

11.	DOCUMENTATION FOR DISCHARGE. The following certificates and documents must be on file with Tampa Electric in order to receive services to discharge cargo at the Terminal:
a.	A copy of the Notice of Readiness executed by authorized representatives of the Vessel Party;

b.	The Vessel Bill of Lading; and

c.	If applicable, the stowage plan for the Cargo to be discharged including the discharge sequence for the Cargo stowed.
12.	NOTICE OF READINESS. In the case of a Vessel is to be discharged, issuance of the Notice of Readiness by the Vessel Party shall mean that the Vessel Party has obtained all requisite governmental approvals, inspections and clearances, including, but not limited to, those required by the U.S. Customs Service and the Immigration and Naturalization Service, and the Vessel is located at the Terminal and the Vessel is ready and suitable in all respects to have Tampa Electric discharge the Cargo in all holds. Vessel Party specifically acknowledges that varying temperatures, moisture and weight changes and spontaneous combustion constitute inherent problems associated with the handling of coal, petroleum coke and other Cargo. ~~Prior to discharging, the Vessel Party’s shall determine that the temperature, moisture and condition of the Cargo is satisfactory.~~ Once a Notice of Readiness has been issued, the Vessel shall be prepared to come to the Terminal berth and commence discharging operations upon three (3) hours notice. Upon assignment to a Terminal berth, the Vessel shall remain prepared and be properly crewed twenty (24) hours a day, seven (7) days a week, with any crew overtime being at the sole cost and expense of the Vessel Party, to promptly carry out Cargo discharge operations and undock and vacate the Terminal berth on the order of Tampa Electric. For purposes of these Terminal Rules, “promptly” shall mean within thirty (30) minutes of notice being tendered by Tampa Electric. Once the Notice of Readiness has been tendered, only maintenance that has been expressly approved by Tampa Electric and scheduled with the Dock Supervisor shall be undertaken; provided that such maintenance activity would not (i) impede the movement of the Vessel or (ii) interfere with Cargo transfer operations or (iii) affect safety.

13.	EARLY ARRIVALS. Any Vessel arriving and submitting a Notice of Readiness prior to the date booked will be worked at the discretion of Tampa Electric; otherwise, the Vessel shall wait for the period set forth in the applicable Application Form. Vessels arriving or submitting a Notice of Readiness after the ETA set forth in the Application Form similarly will be worked at the discretion of Tampa Electric.

14.	CLOSEST AVAILABLE ANCHORAGE. The Vessel Party filing an Application Form to utilize the Terminal may be required to anchor at the closest available anchorage to Tampa, Florida.

15.	BYPASS OF BERTHING ORDER. In the event that the Vessel Party fails to comply with these requirements and another Vessel Party, although filed later, complies with these requirements, Tampa Electric may, in its sole discretion, and without liability to anyone, bypass the subject non-compliant Vessel.

16.	CANCELLATION OF APPLICATION ACCEPTANCE. If any Vessel Party, that has filed an Application Form with the Terminal, is ordered to a Terminal berth or mooring by Tampa Electric and is unable or refuses to accept the assigned Terminal Berth, due to any reason whatsoever, or otherwise fails to comply with these Terminal Rules, Tampa Electric may, at its sole discretion, cancel the acceptance of the Vessel Party’s Application Form. If Tampa Electric acceptance is cancelled, the Vessel Party must re-file and will be assigned a rotation in the Terminal lineup based on the new filing time.
TERMINAL BERTH, CARGO DISCHARGE, DEPARTURES
17.	SAFETY. All Vessel personnel crews and any contractors engaged by or on behalf of Vessel Party shall follow the safety requirements of the Terminal Rules, including wearing personal protective equipment such as safety glasses, steel toed shoes and hard hats while on the Terminal docks and when transiting the conveyor walkway system to and from the Terminal wharf. The Vessel Party is soley responsible for insuring compliance by such third parties. Vessel Party acknowledges that the Terminal processes multiple pieces of discharge equipment, rotating machinery, conveyors and others systems and as such agrees to coordinate Vessel officers and crew activities with Terminal representatives as a part of its effort to work safely while at the Terminal.
18.	USE OF TUGS. When a Vessel is entering or leaving the Terminal, the Vessel Party shall be responsible for furnishing all necessary tugs. The cost of such tugs shall be at the sole expense of and for the account of the Vessel and the Vessel Party without refund or credit against any charges due and owing Tampa Electric. If, in the opinion of Tampa Electric the weather or other conditions so warrant, each Vessel upon entering and leaving or lying at the Terminal (including shifting within the Terminal) may be required to make use of additional tugs, depending on the size of the Vessel, which additional tugs shall be at the sole risk and expense of the Vessel and the Vessel Party.
19.	LINE HANDLING. The master and crew of every Vessel will provide assistance in handling lines and operating deck machinery. Vessel Party shall have an English-speaking deck office available to ensure timely response to directions of any representatives of the Terminal relative to handling of lines. Terminal representatives will position lines on the shoreside. Line handling for docking and undocking of Vessels at the Terminal berth and at the Terminal buoys, shall be assessed at the rate provided in the attached rate schedule.

20.	STOWAGE. The Vessel Party shall be solely responsible for the stowage of the Cargo. Cargo shall be stowed within the Vessel only in areas where equipment can reach, subject to Vessel design capability.

21.	SUITABILITY OF CARGO. The Vessel Party acknowledge that Tampa Electric only provides discharging facilities and outside ground storage of the Cargo at the Terminal. The Vessel Party additionally acknowledges its responsibility as to the seaworthiness condition of the Vessel and the mechanical integrity of the Vessel’s operating systems and equipment. Deficiencies discovered during discharge by Tampa Electric and presented in writing to the Vessel Party shall be corrected prior to the Vessel’s return to the Terminal. ~~Tampa Electric reserves the right, without any responsibility for any loss, damage, or demurrage that may arise, to refuse any Cargo because in the sole discretion of Tampa Electric, such Cargo is un-merchantable or in unfit condition for unloading, storage, transfer or handling; or because of lack of space, facilities or equipment, or for any other reason based on the sole judgment of Tampa Electric. Tampa Electric shall not be responsible for any loss, damage or delay caused by varying temperatures, moisture and weight changes and/or spontaneous combustion of Cargo, frost, heating, flood, the elements, evaporation, natural shrinkage, wastage or decay or from insufficient notification, or from war, insurrection, Acts of God, or acts or failure to act of any Governmental entity, or for any consequences arising therefrom, or from concealed damage, leakage (e.g., ballast into cargo), variation in weights, or for losses in weights whether occurring while Cargo is unloaded or while otherwise being handled, or for failure to detect or remedy same.~~

22.	VESSEL ROTATION. Generally, Terminal berths shall be assigned on a “first come, first served” basis; however, to achieve prompt turnaround of vessels and maximize utilization of the Terminal, Tampa Electric reserves the right to alter the turn of Vessels to be berthed and/or discharged, when, in its sole judgment, it is in the best interest of Terminal operations.

23.	PROHIBITION OF MAINTENANCE AND BUNKERING – WITHOUT THE ADVANCE EXPRESS WRITTEN CONSENT OF TAMPA ELECTRIC, NO MAINTENANCE OR BUNKERING (INCLUDING, BUT NOT LIMITED TO, DIESEL FUEL OR LUBRICATION FLUIDS) OF ANY VESSEL SHALL BE PERFORMED OR OTHERWISE UNDERTAKEN WHILE BERTHED OR ANCHORED AT THE FACILITY. In the event that consent to any maintenance is granted, such maintenance shall not create a danger an obstacle or a nuisance or other impediment(s) to the use of the Terminal and all activity and schedule shall be coordinated with Tampa Electric. The Vessel Party shall submit a written request to Tampa Electric that shall include at a minimum a description of the planned maintenance activities, the equipment resources required to perform such maintenance, a request for permission to allow any contractors access to the Terminal and the Vessel, a safety plan for the planned maintenance and a schedule for the planned maintenance.

24.	PROHIBITION OF CERTAIN DANGEROUS CARGO (CDC) ONBOARD VESSELS - THERE SHALL BE NO CERTAIN DANGEROUS CARGO (as defined by 33 CFR 160.204) ON A VESSEL IN THE TERMINAL.

25.	PROHIBITION ON MODIFICATIONS / IMPROVEMENTS TO THE TERMINAL – The Vessel Party shall make no alterations or improvements to the Terminal or install any fixtures on the Terminal without first obtaining the written approval of Tampa Electric. To the extent such alterations or improvements are made, the alterations and improvements shall become part of the Terminal and the property of Tampa Electric free of any encumbrances and Vessel Party shall be responsible for ensuring that such ownership of the alterations and improvements vests in Tampa Electric free of any encumbrances. Tampa Electric and Vessel Party agree that this shall not be construed so as to place the Vessel Party in possession of the Terminal or to abridge the right of Tampa Electric as owner of the Facility in any respect.

26.	RIGHT OF INSPECTION. Tampa Electric, by and through its duly authorized officers, agents and representatives, shall have the right to go upon and inspect Vessels berthed or moored at the Terminal. Additionally, the Vessel Party shall comply with requests by regulatory and law enforcement agencies to go upon and inspect Vessels berthed or moored at the Terminal. The Vessel Party shall notify and coordinate such inspections with Tampa Electric.
27.	VESSEL PERSONNEL DEPARTURES, VISITORS ACCESS AND PROVISIONS. Should it be necessary for Vessel personnel to leave the Vessel or for Visitors to board the Vessel, the Vessel Party shall provide forty-eight (48) hours prior written notification to Tampa Electric by facsimile transmittal to (813) 630-7107 or to such other number as Tampa Electric may direct the Vessel Party. The Vessel Party’s request must be provided and include: a list of the (a) name, (b) address, (c) telephone number and (d) reason for the visit of each Visitor to the Vessel and / or the reason for the Vessel personnel departure from the Vessel. Tampa Electric retains the right to refuse the requested access to the Terminal. Tampa Electric shall require each Visitor or Vessel personnel allowed to enter and leave the Terminal to be escorted by means as determined by Tampa Electric. At a minimum, each Visitor must have a form of identification acceptable to Tampa Electric and must comply with the Terminal Rules. The list shall be supplemented as needed and furnished in advance of the visit to the Terminal in writing between 9:00 a.m. and 4:00 p.m. Mondays through Fridays and between 9:00 a.m. and 12:00 noon Saturdays, all exclusive of Holidays as defined herein, and Sundays. Any Vessel personnel leaving the ship shall be required to furnish the Tampa Electric with a Crewman’s Landing Permit – Form I-95 issued by the U.S. Immigration & Naturalization Service and a picture identification card.
Tampa Electric reserves the right to deny or limit access to the Terminal to any Visitor or Visitors whom Tampa Electric, in its sole discretion, deems may result in injury, damage or loss to persons or property at the Terminal. Every person entering the Terminal must sign in with the Terminal office before proceeding to any Vessel or Terminal building and shall furnish Tampa Electric with identification acceptable to Tampa Electric. Any person or vehicle that enters the Terminal shall be subject to a search. The Vessel Party assumes all responsibility and accountability to assure Vessel personnel, Vessel service providers, Vessel subcontractors and Visitors abide by these Terminal Rules. All vehicles allowed shall travel only at posted speed limits, obey all traffic signs and follow all traffic rules, without exception. At no time is it permissible for the Vessel Party, Vessel officers and crew, the Vessel Party’s contractors or service providers or the Vessel Party’s Visitors to drive or park a vehicle on the Terminal dock. The Vessel Party shall coordinate all activities involving motorized vehicles with Terminal representatives. Visitors and Vessel officers and crew, subject to the prior approval of the Tampa Electric, may arrange for outside transportation for pickup and delivery at the Terminal. All Visitors and Vessel personnel must wear protective equipment, hard hats, safety glasses, and steel toed shoes at all times while on Terminal property; in certain instances, Tampa Electric may instruct Visitors and Vessel personnel to wear life jackets. Any Visitor shall execute such releases and indemnity agreements as required by Tampa Electric as a condition to being allowed access to the Terminal facilities. Vehicle parking at the Terminal is limited and is subject to prior approval of and coordination with Tampa Electric.
Delivery of provisions or stores to any Vessel at the Terminal shall require the prior approval of and coordination with Tampa Electric subject to a determination by Tampa Electric whether such activities will interfere with discharge operations or Vessel arrivals, departures, security or vessel positioning and or shifting. The Vessel’s agent must be present when provisions are to be brought on to a Vessel. Tampa Electric retains the right to refuse the requested access to the Terminal.

CARGO DISCHARGE; DEPARTURES
28.	BERTHING AND DISCHARGE. Upon berthing at the Terminal, the Vessel shall immediately and at all times provide adequate lighting, equipment and appropriate officers and crew aboard to permit Cargo discharging, as the case may be, at any time of the day or night, including Saturdays, Sundays and Holidays. Prior to discharge, the Vessel shall secure Cargo hatches, gantry and any other equipment located on the Vessels upper deck that may interfere with the discharge. At all times during discharge and while at the Terminal, the Vessel officers and crew aboard shall assist Terminal representatives in keeping the Vessel trimmed to minimize hog and sag. The Vessel officers and crew shall minimize activities and equipment movement that may interfere with discharge activities. Additionally, the Vessel shall minimize over-pressurizing and or overfilling the Vessel’s ballast tank. Unless otherwise pre-approved and coordinated with Tampa Electric, Vessel Party shall not be allowed to lay a Vessel outboard of a Vessel being discharged at the Terminal.
29.	WEATHER CONDITIONS. When, in Tampa Electric’s sole opinion, weather conditions threaten the safety of any moored or berthed Vessel and/or the structural integrity of the Terminal, transfer operations will be suspended and any Vessel moored or berthed at the Terminal shall vacate the Terminal immediately when requested by Tampa Electric to do so and until such time as weather conditions permit it to return (irrespective of whether the order by Tampa Electric vacate the Terminal precedes any similar order to vacate issued by the Tampa Port Authority). If any Vessel does not leave the Berth within four (4) hours of being ordered to do so, all costs (including but not limited to attorney fees) and expenses in connection with the moving of the Vessel and mooring or berthing of same, as the case may be, shall be for the account of and at the full risk of the Vessel and Vessel Party. In no event shall Tampa Electric have any responsibility for any Vessel, including but not limited to the cost of moving a Vessel that is ordered to vacate the Terminal for any reason provided in the Terminal Rules. Any damage to the Terminal or other equipment shall be the responsibility of the Vessel Party and Vessel. Any Vessel calling at the Terminal shall be subject to the written guidelines and procedures relative to hurricanes adopted by Tampa Electric, a copy of which has been provided to the Vessel Party.
30.	VACATING BERTH. Whenever a Vessel is unable or refuses to unload, or shift within or between anchorage sites, berths or docks, Tampa Electric may order the Vessel to vacate the Terminal after notice to vacate is delivered to the Vessel’s master or the Vessel Party. If Vessel refuses or fails to vacate the Berth when ordered to vacate, Tampa Electric shall be entitled to charge and recover from the Vessel Party as liquidated damages the sum of $5,000.00 per hour for each hour or fraction thereof of each calendar day from one hour after delivery of the notice to vacate that the Vessel remains at the Terminal, regardless of any intervening circumstances of any nature. Additionally, if the Vessel Party does not timely vacate the Terminal, the Vessel Party will be subject to, in addition to the liquidated damages above, to all costs (including but not limited to attorney fees) and expenses in connection with the moving of the Vessel Party, which costs and expenses (and liquidated damages) shall be for the account of and the full risk of the Vessel Party.
31.	VACATING BERTH UPON COMPLETION OF DISCHARGE. The Vessel Party shall vacate the Terminal within four (4) hours of completion of discharging and, if applicable, cleaning of the Vessel. If Vessel Party refuses or fails to vacate the Terminal when ordered to vacate, Tampa Electric shall be entitled to charge and recover as liquidated damages from the Vessel Party, the sum of $5,000 per hour for each hour or fraction thereof from one hour after receipt of the notice to vacate until vacation of the Berth occurs regardless of any intervening circumstances of any nature. If the Vessel Party does not timely vacate the Terminal, the Vessel Party will be subject to, in addition to the liquidated damages above, to all costs (including but not limited to attorney fees) and expenses in connection with the moving of the Vessel Party, which costs and expenses (and liquidated damages) shall be for the account of and the full risk of the Vessel Party.

LIABILITIES; REMEDIES
32.	DAMAGE TO TERMINAL. In the event any damage is caused to the Terminal property, the Vessel Party shall be responsible and shall be liable for any and all damage occurring to Terminal property and the expense of the repair or replacement of the Terminal property to the extent caused by the Vessel Party’s acts or omission in its use of the Terminal.
33.	RESPONSIBILITY FOR VESSEL OR CARGO DAMAGE, DEMURRAGE, DELAYS OR LOSS OF DISPATCH. Irrespective of any fault or negligence of Tampa Electric, Tampa Electric shall not be responsible for marine loss or damage to a Vessel berthed or moored at the Terminal or cargo carried on any such vessel nor shall Tampa Electric be responsible for any demurrage or other damages for delay or loss of dispatch time or any other damages incurred by any such Vessel for any cause whatsoever; provided, however, Tampa Electric will be liable for damage to a Vessel directly resulting from the gross negligence or willful misconduct of Tampa Electric employees or subcontractors in the performance of services.
34.	RESPONSIBILITY FOR VESSEL OR CARGO DAMAGE, PERSONAL INJURY OR DEATH, DEMURRAGE DELAYS OR LOSS OF DISPATCH, AND POLLUTION. Tampa Electric will receive, discharge, transfer, and handle Cargo in accordance with the Terminal Rules and industry standard practices. Tampa Electric shall not be responsible for marine loss or damage to Cargo. The Vessel Party hereby agree to indemnify, defend and hold harmless Tampa Electric and all persons, firms or other entities which may manage, own or control the operations of said Terminal, and their officers, directors, agents, insurers, and vessels (the “TEC Indemnitees”) from and against any and all claims, actions, damages, liability or expense, including court costs and attorney’s fees, in connection with the loss of life or bodily injury involving anyone, including the Vessel Party’s contractors and invitees and damage, contamination or loss of property, including the Vessel Party’s Cargo, incident to or resulting from the Vessel Party’s use of the Terminal facilities.

Additionally, such obligation of Vessel Party to indemnify, defend and hold harmless the TEC Indemnitees shall include, but not be limited to, losses, penalties, fines, clean-up costs, natural resource damage, remediation costs, removal costs, demurrage, administrative costs and any and all other costs and liabilities that arise directly or indirectly from pollution caused by (a)the Vessel Party or other master or crew of the Vessel, in discharging Cargo, or in the operation or management of the Vessel; or (b) a spill of the Cargo, fuel or any other pollutant of the Vessel or of any other party at any time while said Cargo, fuel, or pollutant is on board the Vessel or when said Cargo, fuel, or pollutant is within the care, custody or control of Vessel Party or those for whom Vessel Party is responsible except where such damages, losses, costs or liability are caused by the gross negligence of Tampa Electric. In the event of a pollution spill arising directly or indirectly out of services being performed at the Terminal, the Vessel Party shall, and shall cause its insurers, to proceed at once to:
(a)	Notify all local, state and federal authorities having jurisdiction of the pollution event.

(b)	Notify Tampa Electric of all details of the pollution event.

(c)	Take all steps to eliminate the cause and/or source of the pollution.

(d)	Take all steps to clean up the pollution.

(e)	Take all steps required by law to restore the environment.

(f)	Take all steps to mitigate damages of the Vessel, Terminal and third parties.

(g)	Promptly pay, and pay for, all fines, damages and losses of their parties, to the extent required by law, and for all costs and expenses of cleanup.

(h)	If necessary, advance or pay monies and funds required to be paid to the appropriate regulatory agencies.

(i)	Consult with Tampa Electric and keep Tampa Electric constantly informed of all steps taken and contemplated to comply with provisions of this paragraph.

(j)	Cooperate with Tampa Electric in issuing statements to government authorities and media representatives.
Whether or not the Vessel Party has complied with the provisions of this paragraph, Tampa Electric may, but shall not be required to, take over and manage all prevention, cleanup and restoration activities, all without derogation or diminution of User’s obligations under these Terminal Rules, and with full reservation to Tampa Electric of all rights against the Vessel, User or its insurers for reimbursement of costs, expenses and attorneys’ fees. In such event, User shall, and shall cause its insurers and any subcontractors, to make available to Tampa Electric all vessels, personnel and equipment used or planned to be used in such prevention, cleanup and restoration efforts, all at the sole expense of the Vessel Party.

In the event Tampa Electric takes over and manages such prevention, cleanup and restoration efforts, such action shall not be deemed a waiver, or constitute an estoppel by Tampa Electric or an admission of fault or responsibility on the part of Tampa Electric. Tampa Electric may, but is not required to, utilize its own and contracted personnel, vessels and equipment in such prevention, cleanup and restoration efforts, and may, at its discretion, allocate such resources as it, in its sole discretion, deems appropriate.

35.	REMEDIES FOR ENFORCEMENT OF TERMINAL RULES. Tampa Electric shall have all remedies available to it at law, in equity or under maritime law to enforce these Terminal Rules including, but not limited to, canceling a the Vessel Party’s filing or ordering a Vessel from Terminal. Tampa Electric shall also have all remedies available at law, in equity or under maritime law to collect liquidated damages including but not limited to a maritime lien against the Vessel for such charges. In the event of any legal proceedings to enforce any provision of the Terminal Rules, Tampa Electric shall be entitled to recover its expenses incurred in such proceedings, including attorney’s fees in any trial court and on any appeal.

36.	CONFLICT GOVERNANCE. In the event of a conflict between these Terminal Rules and any written agreement concerning the use of the Terminal (“Transportation Contract”), the terms and conditions of the Transportation Contract shall control. In case any portion of any provision or any one or more of the provisions contained in the Terminal Rules should be held or determined invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining portion of any such provision and the other remaining provisions or underlying rights and obligations referred to herein shall not in any way be affected, modified, or impaired thereby.
ADDITIONAL SERVICES, RATES AND CHARGES
37.	CHARGES. Tampa Electric shall render invoices for services provided hereunder upon completion of said services and the User agrees to pay said invoices within thirty (30) days from date of invoice. Any invoice that remains unpaid after thirty (30) days from date of invoice shall earn interest, compounded at one and one-half interest (1-1/2%) percent per month or the maximum legal interest rate allowed under Florida law, whichever is less. Any pending or alleged claims against Tampa Electric will not be allowed as an offset against outstanding or accrued charges until such claims have been allowed or legally established.
38.	SPECIAL CONTRACTS. Charges for services or items not specifically provided for in these Terminal Rules and Regulations shall be assessed pursuant to a separate contract with Tampa Electric.
39.	LIENS. All lawful charges made by or due to Tampa Electric shall constitute a lien in favor of the Tampa Electric upon the Cargo and against any Vessel for such charges to the full extent permitted by law.

          1. DEFINITIONS
40.	VESSEL. The term “Vessel” or “Vessels” shall include any ocean-going barge, or Ocean Vessel.
41.	CARGO. The term “Cargo” shall include, but not be limited to, coal and petroleum coke.
42.	TERMINAL. The term “Terminal” means the Tampa Electric Company, Big Bend Terminal, located on the east coast of Tampa Bay near the city of Tampa, Florida.
43.	BERTH. The term “Berth” or “Berths” means Terminal’s dock.
44.	VESSEL PARTY. The term “Vessel Party” or “Vessel Parties” means any party or parties either owning, nominating or contracting with the Vessel including, but not limited to, its agent(s), owner(s), operator(s) and/or charterer(s).
45.	UNLOADING. The term “Unloading” shall mean the service of Unloading Cargo between Vessels or any other means of conveyance to the Terminal and any place at the Terminal.
46.	VISITORS. The terms “Visitors” or “Visitor” mean any individual or entity listed in the Visitor List and any other individual or entity that seeks access to the Terminal facilities or any Vessel berthed there, including, but not limited to, any surveyor.

NOTICE TO VACATE TERMINAL
TO: Master or Agent — M/V                                          (the “Vessel”)
On behalf of Tampa Electric Company, you are hereby instructed and ordered to vacate the Berth at which your vessel presently is located in the Tampa Electric Company Big Bend Terminal. In accordance with the terms and conditions of the Tampa Electric Company Big Bend Terminal Rules and Regulations of which you are in receipt, the failure of the Vessel to vacate the Berth when so ordered shall subject the Vessel and her owner, operator, charterer and agent to a charge of $5,000 per hour, as liquidated damages, for each hour or fraction thereof of each calendar day from one hour after delivery of this Notice to Vacate the Terminal, until the Vessel vacates the Terminal, regardless of intervening circumstances. In addition to the liquidated damages above, all costs and expenses, including, but not limited to, attorneys fees and expenses in connection with the moving of the Vessel shall be for the account of and full risk of the Vessel and her owner, operator, charterer and agent.

TAMPA ELECTRIC COMPANY,

Name:

Title:

Delivery to Master of Notice to Vacate the Terminal
DATE:

TIME:

Acknowledgment of receipt of Notice to Vacate Terminal on behalf of
M/V

Name:

Title:

TERMINAL BERTH APPLICATION
Application is hereby made for use of the terminal facilities located at the Tampa Electric Company Big Bend Terminal (“Terminal”) by the vessel described below (“Vessel”) for berthing and discharging in accordance with the Tampa Electric Company Big Bend Terminal, Rules and Regulations, Issued                     uly                     , 2007 (“Terminal Rules”).
PARTICULARS OF VESSEL (if known, otherwise to be provided not less than 72 hours prior to Vessel’s arrival at the Terminal):

Vessel: M/V

Gross Registered Tons:	Length:

Breadth:

Maximum Depth Loaded:	Air Draft:

APPLICANT AGREES:
1.	Application for berth is hereby made on behalf of Vessel, its agent(s), owner(s) and/or operator(s) and/or charterer(s) (collectively, “Vessel Party”) and that payment of applicable charges for said Vessel will be made to Tampa Electric Company (“Tampa Electric”) as required in the Terminal Rules.

2.	Applicant has in its possession a current copy of the Terminal Rules and stipulates that the Vessel, its agent(s), owner(s) and/or operator(s) and/or charterer(s) are bound by and agree to abide by all provisions of the Terminal Rules.

3.	Applicant warrants that the necessary berthing tug(s), shifting tug(s) and disembarking tug(s), will be arranged prior to the Vessel coming to the Terminal.

4.	If not attached hereto, Applicant will furnish Tampa Electric with all documentation required under the Terminal Rules prior to arrival at the Terminal.

5.	Applicant warrants that the Vessel does not constitute a “common carrier” within the meaning of 46 U.S.C. App. 1702(6) and 46 U.S.C. 801 and is a private or contract carrier.

6.	THE UNDERSIGNED WARRANTS THAT S/HE HAS AUTHORITY TO EXECUTE THIS TERMINAL APPLICATION ON BEHALF OF THE VESSEL, ITS AGENT(S), OWNER(S) AND/OR OPERATOR(S) AND/OR CHARTERER(S); THAT APPLICANT HAS RECEIVED, READ AND UNDERSTANDS THE PROVISIONS OF THE TERMINAL, RULES AND IS EMPOWERED TO BIND THE VESSEL, ITS AGENT(S), OWNER(S) AND/OR OPERATOR(S) AND/OR CHARTERER(S) TO THE TERMS OF THE TERMINAL RULES AND THE TERMINAL APPLICATION.

DATE	REQUESTED BY:

AUTHORIZED SIGNATURE

TITLE

APPLICANT CONTACT INFORMATION:

Phone:

Fax

E-mail

i

Attachment H
Domestic Ocean Service Rates

Domestic Ocean Service Rates
Domestic Ocean Service to Big Bend Terminal from Various Origins

	2009	2010 - 2014
PASCAGOULA
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

MOBILE
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

BEAUMONT
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

CORPUS CHRISTI
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

PORT ARTHUR
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

BALTIMORE
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

HAMPTON ROADS / NORFOLK
BASE FUEL COMPONENT	[...***...]	[...***...]
BASE VARIABLE COMPONENT	[...***...]	[...***...]

	[...***...]	[...***...]

-i-

All Domestic Ocean Service rates:

Subject to fuel and CPI / PPI adjustments

A Guaranteed load rate of 20,000 short tons per day sshinc fiost (no turn time)

Rates are based upon use of vessels capable of loading 33,000 tons +/- 10% United’s option
Service from Domestic Ocean Service Ports not listed above to Big Bend Terminal, and all Service to UBT Terminal, shall be calculated using distance tables and the rates established above

-ii-

Attachment I
Methodology for Fuel Component Adjustment
[...***...]

Methodology for Fuel Component Adjustment
Attachment J
Methodologies for Variable Component Adjustment (Section 7.3.2), Shortfall Payment Adjustment (Section 2.2.2), and Demurrage Rate Adjustment (Sections 3.8.5 and 5.9.6)
[...***...]

Form of Letter of Credit
Issuing Bank Name:
Issuing Bank Address:
Date:
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:
BENEFICIARY:
Tampa Electric Company
702 North Franklin Street P-7
Tampa, Florida 33602
Attn: Bob Kenison
Telephone No.: 813.228.4228
Telecopy No.: 813.228.4621
Dear Beneficiary:
At the request of and for the account of (Account Party name and address), (the “Account Party”) we, (Issuing bank), hereby establish in your favor this irrevocable standby letter of credit no. xxxxx (the “Letter of Credit”) in the amount of United States Dollars xxxxx and 00/100 **US$xxxxx (hereinafter, as reduced from time to time in accordance with the provisions hereof, the “Stated Amount”), effective immediately.
This Letter of Credit shall expire on (insert month) **, 200*, and it may be extended as provided in the next sentence, (the “Expiration Date”). Notwithstanding the stated expiration date contained herein, it is a condition of this Letter of Credit that it shall be automatically extended without amendment on our part for one year from the expiry date hereof, or any future expiration date, but in no event to a date later than March 31, 2015, unless at least sixty (60) days prior to any such expiration date we shall notify you by registered mail or overnight courier that we elect not to renew this Letter of Credit. Such notification must be received by you at least sixty (60) days prior to the expiration date in effect at the time of such notification. Upon your receipt of said notice, you may draw the full amount of this Letter of Credit hereunder upon presentation of your drawing certificate form referencing this Letter of Credit No. ___. Funds under this Letter of Credit will be made available to you by payment against presentation of your draft accompanied by a completed, dated and signed drawing certificate reading as follows:

QUOTE:
FORM OF DRAWING CERTIFICATE
Date:
To:	Issuing Bank Issuing Bank Address

Re: Your Letter of Credit No. xxxxx

“The undersigned is an authorized representative of xxxxx, the Beneficiary of (Issuing Bank) (the “Bank”) Irrevocable Standby Letter of Credit number xxxxx (the “Letter of Credit”), and the Beneficiary hereby certifies with respect to the accompanying draft that:

[Select applicable paragraph]

A) An Event of Default or Termination Event, as defined in the xxxxx agreement dated xxxxx between the Account Party and the Beneficiary (as the same may be amended, the “Agreement”), has occurred and is continuing (beyond the time allowed for any related notice or grace periods or both under said Agreement), or

B) The Bank has notified the Beneficiary at least sixty (60) days prior to the expiration date of the Letter of Credit that it has elected not to renew the Letter of Credit, and any replacement security required under the terms of the Agreement has not been provided to the Beneficiary not later than fifteen (15) days prior to the date of expiration of the Letter of Credit.

Wherefore, the amount of this drawing, which is US$(amount to be inserted), represents an amount which is due and payable under the Agreement.

Please wire proceeds to us pursuant to the following instructions: ___.

In witness whereof, the Beneficiary has executed and delivered this certificate.

Beneficiary Name

By:

Name:

Title:

FORM OF DRAFT

[LOCATION]

[DATE]

Pay at sight to the order of Tampa Electric Company by wire transfer of federal funds the amount of United States Dollars xxxxx and 00/100 (US$ xxxxx), to the [] Account, Account No. xxxxx at , drawn under [Issuing Bank Name] Irrevocable Standby Letter of Credit No. xxxxx.

[Tampa Electric Company]

By:

Name:

Title:
END QUOTE
All drawing certificates and drafts under this Letter of Credit must be presented to (Issuing Bank name and address).
If your draft accompanied by a completed drawing certificate is presented by you hereunder at or prior to 10:00 AM, New York City time, on a Business Day (as defined below), and provided that such draft and drawing certificate conform to the terms and conditions hereof, payment shall be made to you, in the amount specified in your draft, in immediately available funds not later than 3:00 PM, New York City time, on the next Business Day following the date of presentation. If your draft accompanied by a completed drawing certificate is presented by you hereunder after 10:00 AM, New York City time, on a Business Day, and provided that such draft and drawing certificate conform to the terms and conditions hereof, payment shall be made to you, in the amount specified in your draft, in immediately available funds not later than 3:00 PM, New York City time, on the second Business Day following the date of presentation.
If a draft or a drawing certificate presented by you hereunder does not in any instance conform to the terms and conditions of this Letter of Credit, we shall give you due notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will, upon your instructions, hold any document(s) at your disposal, or return the same to you. Upon being notified that draft or a drawing certificate was not in conformity with this Letter of Credit, you may attempt to correct any such non-conformity to the extent that you are entitled to do so.
Partial or multiple drawings are permitted hereunder. If a partial drawing is presented and paid, the original Letter of Credit will be endorsed and returned to you. If your drawing exhausts the Stated Amount, we will retain the Letter of Credit.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to (Issuing Bank name and address) specifically referring to Letter of Credit No. xxxxx, therein.
As used herein “Business Day” shall mean any day other than Saturday, Sunday, or any other day on which banking instructions in New York, New York are authorized or required by law or executive order to be closed.
This Letter of Credit sets forth in full our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.
Except as expressly stated herein, this Letter of Credit is issued subject to the International Standby Practices, International Chamber Commerce Publication no. 590 (The “ISP98”) which is incorporated into the text of this Letter of Credit by reference. As to matters not covered by the ISP 98, this Letter of Credit shall be governed by and construed in accordance with the law of the State of New York, including Article 5 of the Uniform Commercial Code as in effect in that state.

Issuing Bank

xxxxx Authorized Signature	xxxxx Authorized Signature

Attachment L
Terms and Conditions for Draw Under Letter of Credit

Terms and Conditions for Draw Under Letter of Credit
          Draws on the Letter(s) of Credit by Tampa Electric shall be accomplished under the following terms and conditions:
          1. Reinstatement of Letter(s) of Credit
          In the event Tampa Electric shall make any draw against any Letter of Credit in accordance with this Agreement during any period in which such Letter of Credit is required to be in effect, United shall, within five (5) Business Days, cause the Letter of Credit to be reinstated in the full amount of six million dollars ($6,000,000), or cause a supplemental Letter of Credit to be provided for the benefit of Tampa Electric, such that the total credit available shall at all times be not less than six million dollars ($6,000,000). In any instance in which Tampa Electric has drawn against a Letter of Credit, but has not applied such cash against its claim, and is holding such cash in the manner provided in Paragraph 3 of these Terms and Conditions, the amount of such cash being held by Tampa Electric shall be deemed to satisfy a portion of United’s obligation to maintain the Letter of Credit, and United shall not be required to supplement, reinstate or replace the Letter of Credit as to such amount.
          2. Draws
          a) Tampa Electric, in its sole discretion, shall be entitled to make a draw or draws upon a Letter of Credit for a portion of or for the full face amount of such Letter of Credit for actual damages Tampa Electric claims to have suffered due to United’s breach of this Agreement upon the occurrence of an Event of Default with respect to United under this Agreement (whether or not Tampa Electric elects to exercise remedies under this Agreement in connection therewith); provided that such draw shall be made only in the amount or amounts that are claimed by Tampa Electric as actual damages; and provided further that if such Event of Default is continuing and additional amounts are claimed by Tampa Electric as actual damages hereunder, Tampa Electric may make additional draws in regard to such amounts.
          b) Tampa Electric, in its sole discretion, shall be entitled to make a draw or draws upon a Letter of Credit upon the occurrence of any of the following events for a portion of or the full face amount of such Letter of Credit:
          (i) immediately upon United becoming Bankrupt as defined herein;
          (ii) at any time within fifteen (15) days prior to the date of expiration of a Letter of Credit, if Tampa Electric has not received a renewal or replacement Letter of Credit in an amount equal to six million dollars ($6,000,000) required pursuant to this Agreement and in the form required hereunder.
          Each draw shall be substantially in the form annexed to this Attachment (other than amount).

          3. Application of Proceeds of Draws
          In the event that Tampa Electric at any time receives proceeds of any Letter of Credit, title in such proceeds shall vest in Tampa Electric. Tampa Electric shall utilize such proceeds to satisfy Tampa Electric’s actual claims against United in accordance with this Paragraph 3. Amounts claimed by Tampa Electric against United and the use of Letter of Credit proceeds therefor, shall not be affected by any rulings in any Bankruptcy proceeding or similar proceeding, including but not limited to any stay or discharge of United’s obligations to Tampa Electric under this Agreement, the intent of the Parties being that this Section shall operate as if no Bankruptcy had occurred, and Tampa Electric shall be entitled to draw and realize the proceeds of the Letter of Credit to satisfy such actual claims, notwithstanding any stay or discharge of United’s obligations to Tampa Electric under this Agreement.
          Amounts drawn under the Letter of Credit pursuant to Paragraph 2(ii), above, shall be promptly applied to satisfaction of Tampa Electric’s actual damages against United. Amounts drawn under the Letter of Credit pursuant to Paragraph 2(i) or (iii), above, and not immediately applied to satisfy Tampa Electric’s actual damages against United, shall accrue interest at the Interest Rate, and shall be promptly applied to Tampa Electric’s future claims for actual damages against United as and when they arise.
          If prior to the application of funds drawn under the Letter of Credit a Letter of Credit ceases to be required under this Agreement, and United is not then in default of any obligation under this Agreement, Tampa Electric shall promptly remit such funds to United, with accrued interest at the Interest Rate. Following the satisfaction in full of all Tampa Electric’s claims for actual damages against United under this Agreement, and after giving effect to the exercise of any set-off rights, upon the earlier of March 31, 2015 or three months after termination of this Agreement, Tampa Electric shall transfer to United any surplus Letter of Credit proceeds then held, without interest, provided that if such amounts are not transferred to United within five (5) Business Days after the foregoing due date, such amount shall be returned with interest at the Interest Rate from such due date until the date returned.
          With respect to those amounts drawn pursuant to this Agreement that are not used to satisfy the claims of Tampa Electric against United, and notwithstanding Section 9-2071 of the Florida Uniform Commercial Code, Tampa Electric shall have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any such funds it holds, free of any claim or right of any nature whatsoever of United, including any equity or right of redemption by United. Such funds shall accrue interest at the Interest Rate. Tampa Electric may hold amounts drawn under the Letter of Credit pursuant to Paragraph 2(i), above, until a final determination has been made by a court of competent jurisdiction that any amounts paid with respect to United’s obligations to Tampa Electric prior to United becoming bankrupt are not subject to being recovered from Tampa Electric pursuant to Sections 544, 547, 549 or 550 of the Bankruptcy Code (or pursuant to any successor provisions of law) in any proceeding instituted under the Bankruptcy Code, or any comparable provision of any applicable state bankruptcy or creditors’ rights law, by or against United. If such a final determination is made, Tampa Electric shall pay United the funds drawn under the Letter of Credit, and actual interest earnings thereon, net of any amounts that have been applied in regard to amounts claimed by Tampa Electric for actual damages against United. If such court determines that the bankruptcy trustee or debtor-in-possession is entitled to recover from Tampa Electric, Tampa Electric shall retain from the funds drawn under the Letter of Credit and any interest earnings thereon an amount equal to the amount of such recovery, and any excess shall be paid to United. If Tampa Electric is holding amounts drawn under the Letter of Credit pursuant to Paragraph 2(i) or (iii) above, and the senior unsecured bond rating of Tampa Electric shall fall below BBB- with Standard & Poor’s and Baa3 with Moody’s Investors Service, Tampa Electric shall transfer all such amounts drawn to a segregated, safekeeping or custody account.

Attachment M
List of Required Insurances

List of Required Insurances
United Insurance Requirements.
United shall carry the following insurance coverage at their sole expense for the entire term of this agreement and extensions or renewals thereof:
1) Hull insurance subject to not less than the terms and conditions of the 1953 Taylor Form (Rev. 70) or its equivalent. Policy shall be endorsed to provide a waiver of subrogation in favor of Tampa Electric to the extent of risk and obligations assumed under this contract.
2) Protection and Indemnity insurance including Contractual Liability, Collision/Tower’s Liability, Crew Coverage and Pollution Buy-Back Endorsement subject to the terms and conditions of not less than the P&I SP-23 (Revised 1/56) form.
3) Vessel Pollution insurance subject to not less than the full limits and conditions available through the Water Quality Insurance Syndicate or its equivalent.
4) Marine General Liability Insurance including but not limited to Broad Form Contractual Liability, Premises, Personal Injury, Death or Property Damage, Products/Completed Operations Liability, Landing Owner’s/Wharf owner’s Liability, Stevedores Liability, Terminal Operators Liability and Ship Repairer’s Liability as required to provide coverage for the goods and/or vessels in United’s care, custody and control. Policy shall be endorsed to include Tampa Electric as an additional insured and shall provide a waiver of subrogation in favor of Tampa Electric to the extent of risk and obligations assumed by United under this contract.
5) Workers’ Compensation Insurance (including Long shore and Harbor Workers’ Compensation) to the statutory limits as required by law and Employers’ Liability Insurance in an amount not less than $1,000,000.00. If not provided elsewhere within the program, coverage shall also include Maritime Employer’s Liability applicable to all employees of United. Policy shall be endorsed to provide a waiver of subrogation in favor of Tampa Electric to the extent of risk and obligations assumed by United under this contract.
6) Automobile Liability Insurance covering all owned, non-owned and hired automobiles used by United under this agreement. Tampa Electric shall be included as an additional insured and provided a waiver of subrogation.
7) Excess Liability insurance including Excess Protection and Indemnity, Excess Tower’s, Excess Collision, Excess Pollution insurance, Excess Marine General Liability and Marine Liabilities, Excess Employer’s Liability and Excess Automobile Liability subject to a limit of liability of not less than One Hundred Million Dollars ($100,000,000) any one accident or occurrence. The specified limit of liability may be in any combination of primary and excess insurance.

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8) All deductibles and/or self-insured retentions for all of the required insurance coverages shall be for United’s account with said deductible not to exceed one million dollars ($1,000,000).
9) With respect to the coverage specified in 2) and 7) above, the policies shall be endorsed to provide:
     a) Tampa Electric shall be named as an additional insured with a full waiver of subrogation and the Protection and Indemnity coverage shall provide a waiver of any limitation of liability policy provision which would reduce the amount of recovery Tampa Electric would otherwise be legally entitled to the extent of risk and obligations assumed by United under this contract.
     b) Tampa Electric shall be provided with not less than thirty (30) days prior written notice of cancellation or material change of the policy, except ten (10) days prior written notice shall be given in the event of non-payment of premium.
     c) The coverage afforded by this policy shall be primary to any other insurance carried by Tampa Electric.
10) United shall bear the risk of loss of the Cargo as set forth in Section 6.2. The value of any such loss of Cargo shall equal the invoice value of the Cargo plus earned freight for such Cargo due at the time of loss. United shall provide ocean marine, inland marine, and all risk property insurance coverage to the full value required herein, as described above, and on all such insurance, United shall name Tampa Electric as an additional insured, provide a waiver of subrogation and named Tampa Electric as a loss payee as their interest may appear. All deductibles shall be for United’s account with said deductible not to exceed one million dollars ($1,000,000).
11) Notwithstanding anything to the contrary contained herein, it is hereby understood and agreed that the obligation of any party (“First Party”) to obtain coverage of the other party (“Second Party”) as an additional insured under the First Party’s insurance, and the obligation of the applicable carrier to provide such coverage, shall be expressly limited to the scope of liability, if any, assumed by the First Party in any covenant to indemnify, hold harmless or defend the Second Party.
12) Certificates of Insurance shall be furnished to Tampa Electric by United’s brokers or underwriters promptly upon request and further, United shall be obliged to furnish acceptable evidence of the continuity thereof for the duration of this agreement.
13) If United fails to procure and maintain the insurance as set forth above for the Term of this Agreement, such failure shall be a material breach of this Agreement. In case of such breach, and without limiting in any manner Tampa Electric’s remedies for this breach, United shall assume, be responsible for and pay all liabilities, including liabilities to third parties, with respect to loss, damage or related claims or expenses, as though the insurance, as set forth above, had been procured and maintained.

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Tampa Electric Insurance Requirements
Subject to paragraph 9 below, Tampa Electric shall carry the following insurance coverage at their sole expense for the entire term of this agreement and extensions or renewals thereof:
1) General Liability Insurance including but not limited to Broad Form Contractual Liability, Premises, Personal Injury, Death or Property Damage, Products/Completed Operations
2) Landing Owner’s Liability, Stevedores Liability, and Ship Repairer’s Legal Liability Insurance as required to provide coverage in connection with any services provided at Big Bend Terminal by Tampa Electric pursuant to this Agreement Policy shall be endorsed to include United as an additional insured and shall provide a waiver of subrogation in favor of United to the extent of risk and obligations assumed by Tampa Electric under this contract.
3) Workers’ Compensation Insurance (including Long shore and Harbor Workers’ Compensation) to the statutory limits as required by law and Employers’ Liability Insurance in an amount not less than $1,000,000.00. If not provided elsewhere within the program, coverage shall also include Maritime Employer’s Liability applicable to all employees of Tampa Electric. Policy shall contain an alternate employer endorsement in favor of United and shall be endorsed to provide a waiver of subrogation in favor of United to the extent of risk and obligations assumed by Tampa Electric under this contract
4) Excess Liability insurance to a limit of liability of not less than One Hundred Million Dollars ($100,000,000) any one accident or occurrence. The specified limit of liability may be in any combination of primary and excess insurance.
5) All deductibles and/or self-insured retentions for all of the required insurance coverages shall be for Tampa Electric’s account with said deductible and/or self-insured retentions not to exceed one million dollars ($1,000,000)
6) With respect to the coverage specified in 1) and 4) above, the policies shall be endorsed to provide:
a)	United shall be named as an additional insured with a full waiver of subrogation

b)	United shall be provided with not less than thirty (30) days prior written notice of cancellation or material change of the policy, except ten (10) days prior written notice shall be given in the event of non-payment of premium.

c)	The coverage afforded by this policy shall be primary to any other insurance carried by United.
7) Notwithstanding anything to the contrary contained herein, it is hereby understood and agreed that the obligation of any party (“First Party”) to obtain coverage of the other party (“Second Party”) as an additional insured under the First Party’s insurance, and the obligation of the applicable carrier to provide such coverage, shall be expressly limited to the scope of

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liability, if any, assumed by the First Party in any covenant to indemnify, hold harmless or defend the Second Party.
8) Certificates of Insurance shall be furnished to United by Tampa Electric’s brokers or underwriters promptly upon request and further, Tampa Electric shall be obliged to furnish acceptable evidence of the continuity thereof for the duration of this agreement.
9) Tampa Electric, at all times, has the right to self-insure for any of the risks set forth above and thereby to dispense with the need to procure and maintain any or all of the insurances set forth above. It is agreed that should Tampa Electric choose to self-insure in lieu of procuring and maintaining any of those policies required above, then Tampa Electric shall be deemed the insurer of United to the full extent of coverage which would have been provided to United had those policies been procured and maintained.

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